Exhibit (a)(1)(B)
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION CONTEMPLATED HEREIN; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OFFER TO AMEND AND EXERCISE

WARRANTS TO PURCHASE COMMON STOCK

INNOVATE BIOPHARMACEUTICALS, INC.

FEBRUARY 12, 2020

THE OFFER TO AMEND AND EXERCISE (AND ASSOCIATED WITHDRAWAL RIGHTS)
WILL EXPIRE AT 5:00 P.M. (Eastern time) ON MARCH 20, 2020 UNLESS
THIS OFFER PERIOD IS EXTENDED.

Innovate Biopharmaceuticals, Inc., a Delaware corporation, is referred to in this Offer to Amend and Exercise as “we,” “us,” ”Innovate” or the “Company,” and a holder of outstanding warrants listed below is referred to as “Eligible Holder” or “you.”

The Company is offering to amend, upon the terms and subject to the conditions set forth herein, outstanding warrants to purchase an aggregate of 12,346,631 shares of common stock held by Eligible Holders (the “Offer to Amend and Exercise”), consisting of the following outstanding warrants

Issue Date	Number of Warrants	Exercise Price	Expiration Date
1/29/2018	1,410,364	$3.18	1/29/2023
1/29/2018	349,555	$2.54	1/29/2023
3/18/2019	2,508,634	$2.56	3/18/2024
3/18/2019	4,181,068	$4.00	3/18/2020
5/17/2019	3,897,010	$2.13	5/17/2024

The above warrants are collectively referred to as the “Original Warrants”. The shares of common stock underlying the Original Warrants are known together as the “Warrant Shares”.

Pursuant to the Offer to Amend and Exercise, the Original Warrants of Eligible Holders who elect to participate in the Offer to Amend and Exercise will be amended (the “Amended Warrants”) to: (i) shorten the exercise period so that they expire concurrently with the expiration of the Warrant Offer at 5:00 p.m. (Eastern Time) on March 20, 2020, as may be extended by the Company in its sole discretion (the “Expiration Date”) and (ii) reduce the exercise price to $0.15 (the “Revised Exercise Price”).

PLEASE NOTE that the Offer to Amend and Exercise has been amended by the Company further to Amendment No. 1 and Amendment No. 2 to Schedule TO as filed with the Securities and Exchange Commission on February 20, 2020 and February 28, 2020, respectively. Specifically, the following amendments to the Offer to Amend and Exercise have been made and are reflected herein:

1

The definition of Eligible Holders is updated as follows:

A holder of outstanding warrants listed below is referred to as an “Eligible Holder”:

Issue Date	Number of Warrants	Exercise Price	Expiration Date
1/29/2018	1,410,364	3.18	1/29/2023
1/29/2018	349,555	2.54	1/29/2023
3/18/2019	2,508,634	2.56	3/18/2024
3/18/2019	4,181,068	4.00	3/18/2020
5/17/2019	3,897,010	2.13	5/17/2024

The Offer Materials were mailed to Eligible Holders of record on February 12, 2020. In the event that there is a transfer of ownership of the Original Warrants, transferees will be eligible to participate in the Offer.

The disclosures related to the accredited investor status of Eligible Holders are updated as follows:

As part of the Election to Participate and Exercise Warrant, the holders of the Original Warrants must complete an Accredited Investor Questionnaire. Although the Company requires that Eligible Holders of Original Warrants complete an accredited investor questionnaire, Eligible Holders of Original Warrants are not required to be accredited investors in order to participate in the Offer to Amend and Exercise. However, the Company will not accept any Election to Participate and Exercise Warrant from or on behalf of, any Original Warrant holders if the Company determines that a valid exemption from registration of all the securities to be issued pursuant to the Offer to Amend and Exercise is not available under the Securities Act and therefore the Company may not consummate the transactions contemplated by the Offer to Amend and Exercise in such case.

We have noted the satisfaction of one Expiration Condition:

As previously stated, the Company filed a proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”) with respect to a special meeting of stockholders to take place on February 14, 2020 (the “Special Meeting”), to approve certain proposals, including Proposal No. 2 therein whereby Company stockholders were asked to approve the issuance of shares to Eligible Holders in connection with this Offer to Amend and Exercise. The exercise of the Original Warrants is expressly contingent on (i) the approval of Proposal No. 2 by Company stockholders at the Special Meeting and (ii) the satisfaction or waiver of the obligations of each party to the Merger Agreement (the “Expiration Conditions”).

Since the mailing of the offering materials on February 12, 2020, the Company held the Special Meeting. Proposal No. 2 was approved by Company stockholders at the Special Meeting and thus one of the two Expiration Conditions to the exercise of the Original Warrants has been satisfied.

We have listed the most material obligations of each party under the Merger Agreement:

The material obligations of each party under the Merger Agreement include,  among others, (i) that investors shall have committed to participate in a financing in an aggregate amount equal to at least $10,000,000, with such financing to be consummated concurrently with or immediately following the closing of the Merger, (ii) the absence of certain laws, orders, judgments and injunctions that restrain, enjoin or otherwise prohibit the consummation of the Merger, (iii) subject to certain exceptions, the accuracy of representations and warranties with respect to the businesses of the Company and RDD and compliance in all material respects by the Company, RDD and Merger Sub with their respective covenants contained in the Merger Agreement, (iv) the absence of a material adverse effect on the Company’s or RDD’s businesses, (v) the approval by NASDAQ to list the Company shares to be issued in the Merger, (vi) the expiration of

2

statutory waiting periods required under Israeli law and (vii) the receipt of certain tax rulings from the Israeli Tax Authorities.

Other Revisions:

•We have filed the Merger Agreement (including Amendment No. 1 thereto) as Exhibit (a)(1)(H) to the Schedule TO.
•We have clarified and updated certain disclosures relating to the Expiration Date and relating to Withdrawal Rights.

The exercise of the Original Warrants pursuant to this Offer to Amend and Exercise is expressly contingent on (i) the approval of Proposal No. 2 by Company stockholders at the Special Meeting and (ii) the satisfaction or waiver of the obligations of each party to the Merger Agreement (the “Expiration Conditions”).

The purpose of the Offer to Amend and Exercise is to encourage the amendment and exercise of the Original Warrants at a significantly reduced exercise price in order to provide funds to support the Company’s operations. Please see Section 2 “Purposes of the Offer to Amend and Exercise and Use of Proceeds; Plans or Proposals” below for a description of the purposes of the Offer to Amend and Exercise.

Eligible Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their Original Warrants. If you choose not to participate in the Offer to Amend and Exercise or the Expiration Conditions are not met, your Original Warrants will remain in full force and effect, as originally issued with the original exercise price per share.

The period during which Original Warrants may be amended and exercised in the Offer to Amend and Exercise will commence on February 13, 2020 (the date the materials relating to the Offer to Amend and Exercise are first sent to Eligible Holders) through the Expiration Date.

The Company will agree to amend all Original Warrants held by Eligible Holders who elect to participate in the Offer to Amend and Exercise, upon the terms and subject to the conditions of the Offer to Amend and Exercise and the attached Election to Consent, Participate and Exercise Warrant. IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER DESIGNED TO INDUCE THE EARLY EXERCISE OF THE ORIGINAL WARRANTS.

IMPORTANT PROCEDURES

This Offer to Amend and Exercise together with the Election to Consent, Participate and Exercise Warrant, Notice of Withdrawal, and Forms of Amended Warrants constitute the “Offering Materials.” These Offering Materials provide information regarding the Offer to Amend and Exercise and instructions as to how you can amend your Original Warrants and exercise an Amended Warrant. You should read all of the materials carefully before you decide whether to participate in the Offer to Amend and Exercise and exercise an Amended Warrant.

To participate in the Offer to Amend and Exercise and exercise an Amended Warrant and receive the number of shares of Company’s common stock issuable therefor, you must deliver to the Company before the Expiration Date all of the following: (i) a signed copy of the Election to Consent, Participate and Exercise Warrant, (ii) a signed copy of an Accredited Investor Questionnaire, (iii) the original copy of your Original Warrant (or an Affidavit of Loss and Indemnification Agreement), for cancellation, and (iv) cash in the amount equal to $0.15 per share multiplied by the number of shares of common stock the Eligible Holder elects to purchase (collectively, the “Acceptance and Exercise Documents”). The cash must be tendered in the form of a check payable to “Corporate Stock Transfer as Escrow Agent for Innovate Biopharmaceuticals, Inc.”, or by wire transfer to the Company’s escrow account at Corporate Stock Transfer, Inc. which is acting as the Escrow Agent for the Company (the “Escrow Agent”), as set forth in the Election to Consent, Participate and Exercise Warrant, and the cash must be received before the Expiration Date. Each of the Acceptance and Exercise Documents must be properly delivered, before the Expiration Date to: Innovate

3

Biopharmaceuticals, Inc., 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615 (or in the case of the cash exercise price, pursuant to the wire or check delivery instructions set forth in the Election to Consent, Participate and Exercise Warrant).

If you properly tender (and do not validly withdraw) your Original Warrants and the other Acceptance and Exercise Documents on or prior to the Expiration Date and the Company’s stockholders approve Proposal No. 2 at the Special Meeting, promptly following the date of the Special Meeting, we intend to notify our Escrow Agent and our transfer agent of our acceptance of your payment of the exercise price and your other Acceptance and Exercise Documents and issue and deliver to you the number of shares of Company common stock issuable under the Amended Warrant. See Section 8 “Procedure for Participating in Offer to Amend and Exercise and Exercising Amended Warrants” below.

If you change your mind and do not want to participate in the Offer to Amend and Exercise, you may submit a Notice of Withdrawal to the Company at any time prior to the Expiration Date by delivery to: Innovate Biopharmaceuticals, Inc., 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, Attn: Chief Financial Officer. The Notice of Withdrawal must be properly completed and must be returned to the Company on or prior to the Expiration Date. If you properly withdraw prior to the Expiration Date, we will promptly: (i) cancel your signed copy of the Election to Consent, Participate and Exercise Warrant, (ii) return the original copy of your Original Warrant or issue you a new Original Warrant if you submitted an Affidavit of Loss and Indemnification Agreement, and (iii) provide you with a check equal to the amount of cash you paid to exercise the Amended Warrant, without interest thereon or deduction therefrom.

If you have any question or need assistance, you should contact the Company; the Company may be reached at:

Innovate Biopharmaceuticals, Inc.
8480 Honeycutt Road, Suite 120
Raleigh, NC 27615
Tel: 919-275-1933
Attn: Chief Financial Officer

You may request additional copies of this document and any of the Offering Materials from the Company. The Company may be reached at:

8480 Honeycutt Road, Suite 120
Raleigh, NC 27615
Attention: Chief Financial Officer
(919) 275-1933

OUR BOARD OF DIRECTORS MAKES NO RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE. YOU MUST MAKE YOUR OWN DECISION WITH RESPECT TO THE OFFER TO AMEND AND EXERCISE. FOR QUESTIONS REGARDING TAX IMPLICATIONS OR OTHER INVESTMENT-RELATED QUESTIONS, YOU SHOULD TALK TO YOUR OWN ATTORNEY, ACCOUNTANT AND/OR FINANCIAL PLANNER.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT.

THIS OFFER TO AMEND AND EXERCISE HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF ELIGIBLE HOLDERS OF ORIGINAL WARRANTS. DISTRIBUTION OF THIS OFFER TO AMEND AND EXERCISE TO ANY PERSON OTHER THAN SUCH HOLDERS AND THOSE PERSONS RETAINED TO ADVISE SUCH HOLDERS IS UNAUTHORIZED AND ANY REPRODUCTION OF THIS OFFER TO AMEND AND EXERCISE OR RELATED DOCUMENTS, IN WHOLE OR IN PART, IS PROHIBITED.

4

THE SECURITIES BEING OFFERED PURSUANT TO THIS OFFER TO AMEND AND EXERCISE ARE BEING OFFERED PURSUANT TO EXEMPTIONS PROVIDED BY SECTION 4(a)(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, REGULATION D THEREUNDER, CERTAIN STATE SECURITIES LAWS AND CERTAIN RULES AND REGULATIONS PROMULGATED THEREUNDER.

THE DATE OF THIS OFFER TO AMEND AND EXERCISE IS FEBRUARY 12, 2020

5

6

7

SUMMARY OF PROPOSED MERGER

On October 6, 2019, we entered into an Agreement and Plan of Merger and Reorganization (as amended on December 17, 2019, the “Merger Agreement”) with INNT Merger Sub 1 Ltd., a company organized under the laws of Israel and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), RDD Pharma Ltd., a company organized under the laws of Israel (“RDD”) and Orbimed Israel Partners, Limited Partnership, as the Shareholder Representative.

The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into RDD (the “Merger”), with RDD continuing as the surviving corporation and a direct wholly-owned subsidiary of the Company.

At the effective time of the Merger (the “Effective Time”), and if the Merger Consideration Proposal is approved, all outstanding ordinary and preferred shares of RDD, nominal value of NIS 0.01 each, will be converted into the right to receive such number of validly issued, fully paid and non-assessable shares of common stock of the Company (“Company Common Shares”) as defined in the Merger Agreement (the “Consideration Allocation”).

Additionally, each outstanding RDD stock option will be converted into and become an option exercisable for Company Shares with the number and exercise price adjusted in a manner consistent with the Consideration Allocation. Each outstanding RDD warrant will be exercised or cancelled prior to the Effective Time. Following completion of the Merger and on an as-converted basis, the Innovate stockholders will own up to approximately 62.0% of the combined company’s capital stock and the former RDD stockholders will own approximately 38.0% of the combined company’s capital stock, each on a fully diluted basis (the “RDD Ownership Ratio”). The Merger Agreement also includes, as a closing condition, a minimum funding requirement of $10,000,000 (the “Financing”), which will dilute the Innovate stockholders and former RDD shareholders pro rata.

The combined company, led by RDD’s management team, is expected to be named “9 Meters Biopharma, Inc.” The combined company is expected to trade on the Nasdaq Capital Market under a new ticker symbol. At the closing, the combined company’s board of directors is expected to consist of six (6) directors and will be comprised of three (3) members designated by RDD and three (3) members designated by the Company. The Merger has been unanimously approved by the Board of Directors of each company.

The parties to the Merger Agreement have made representations and warranties to each other as of specific dates for the purpose of allocating risks and not for the purpose of establishing facts. In addition, the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties together with the Merger Agreement. While the Company does not believe that these schedules contain material information that the securities laws require it to publicly disclose, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts.

Special Meeting/Proxy Statement

On January 22, 2020, we filed a proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”) with respect to a special meeting of stockholders to take place on February 14, 2020 (the “Special Meeting”).

Further to the Proxy Statement, stockholders of Innovate will be solicited to vote at the Special Meeting to approve a number of matters. The following summarizes the proposals to be voted upon at the Special Meeting:

1.
To authorize, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of shares of our common stock, pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization,

8

dated October 6, 2019, by and among the Company, RDD Pharma Ltd (“RDD”) and the other parties thereto, as amended by Amendment No. 1, dated December 17, 2019 (the “Merger Agreement”), in an amount in excess of 20% of our common stock outstanding before the issuance of such common stock (the “Merger Consideration Proposal”).

2.
To approve the potential issuance of 20% or more of the Company’s issued and outstanding common stock pursuant to a proposed reduction in the exercise price of outstanding warrants (including an exchange of warrants for shares of common stock) (the “Warrants Proposal”).

3.	To approve an amendment to the amended and restated certificate of incorporation to effect a reverse stock split of the Company’s common stock (the “Reverse Stock Split Proposal”).

Since the mailing of the offering materials on February 12, 2020, the Company held the Special Meeting. Proposal No. 2 was approved by Company stockholders at the Special Meeting and thus one of the two Expiration Conditions to the exercise of the Original Warrants has been satisfied.

The exercise of the Original Warrants pursuant to this Offer to Amend and Exercise is expressly contingent on (i) the approval of Proposal No. 2 by Company stockholders at the Special Meeting and (ii) the satisfaction or waiver of the obligations of each party to the Merger Agreement (the “Expiration Conditions”).

If the Merger is not completed for any reason, no shares will be issued and terms of the Original Warrants will be unaffected and Innovate will remain an independent public company, its common stock will continue to be listed and traded on NASDAQ (assuming the Company can meet all of NASDAQ’s continued listing standards) and registered under the Exchange Act and Innovate will continue to file periodic reports with the Securities and Exchange Commission (the “SEC”).

If the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Innovate’s common stock. If the Merger is not completed, Innovate’s board of directors will continue to evaluate and review the Company’s business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Innovate will be offered or that Innovate’s business, prospects or results of operations will not be adversely impacted.

Furthermore, if the Merger is not completed, and depending on the circumstances that would have caused the Merger not to be completed, the price of Innovate’s common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of Innovate’s common stock would return to the price at which it trades as of the date of this Offer to Amend and Exercise.

9

SUMMARY OF TERMS

Company:
Innovate Biopharmaceuticals, Inc., a Delaware corporation, with principal executive offices at 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615. Innovate Biopharmaceuticals, Inc., is referred to in this Offer to Amend and Exercise as “we,” “us,” “Innovate” or the “Company.” The Company’s telephone number is (919) 275-1933.

Eligible Warrants:
The Company is offering to amend, upon the terms and subject to the conditions set forth herein, warrants held by Eligible Holders to purchase an aggregate of 12,346,631 shares of common stock (the “Offer to Amend and Exercise”), consisting of the following outstanding warrants:

Issue Date	Number of Warrants	Exercise Price	Expiration Date
1/29/2018	1,410,364	$3.18	1/29/2023
1/29/2018	349,555	$2.54	1/29/2023
3/18/2019	2,508,634	$2.56	3/18/2024
3/18/2019	4,181,068	$4.00	3/18/2020
5/17/2019	3,897,010	$2.13	5/17/2024

The above warrants are collectively referred to as the “Original Warrants”. The shares of common stock underlying the Original Warrants are known together as the “Warrant Shares”.

Expiration Date:	5:00 p.m., Eastern Time on March 20, 2020, as may be extended by the Company in its sole discretion (the “Expiration Date”).

Eligible Holders:	Holders of Original Warrants.

Terms of Amended Warrants:
Pursuant to the Offer to Amend and Exercise, the Original Warrants of Eligible Holders who elect to participate in the Offer to Amend and Exercise will be amended (the “Amended Warrants”) as described below:

New Exercise Price: The exercise price will be reduced to $0.15 per share (the “Revised Exercise Price”).

New Termination Date: The termination date will be shortened to run concurrently with the Expiration Date.

No Cashless Exercise: The Amended Warrants must be exercised for cash, and any cashless exercise provisions in the Original Warrants will be inapplicable to the Amended Warrants.

10

Other Terms:  Except as set forth above all other terms of the Amended Warrants will be the same as the terms of the Original Warrants. See the applicable form of amendment of your Original Warrants attached as an Exhibit to the Election to Consent, Participate and Amend Warrant.

Partial Participation Permitted:
Eligible Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their Original Warrants. If an Eligible Holder of Original Warrants elects to participate in the Offer to Amend and Exercise with respect to less than all of such Eligible Holder’s Original Warrants, then the Company will issue a new Original Warrant with the original exercise price of such Original Warrants per share exercisable for that number of shares of common stock that such Eligible Holder elects to exclude from the Offer to Amend and Exercise and with the original terms of such Original Warrants.

Conditions
The Offer to Amend and Exercise is subject to certain conditions, as described herein:

(i) As further described in the Proxy Statement, the Company’s stockholders are being asked to approve Proposal No. 2 at the Special Meeting which is to approve the potential issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to this Offer to Amend and Exercise which has the effect of a reduction in the exercise price of outstanding Original Warrants.

Since the mailing of the offering materials on February 12, 2020, the Company held the Special Meeting. Proposal No. 2 was approved by Company stockholders at the Special Meeting and thus one of the two Expiration Conditions to the exercise of the Original Warrants has been satisfied.

The exercise of the Original Warrants pursuant to this Offer to Amend and Exercise is expressly contingent on (i) the approval of Proposal No. 2 by Company stockholders at the Special Meeting and (ii) the satisfaction or waiver of the obligations of each party to the Merger Agreement (the “Expiration Conditions”).

(ii) As part of the Election to Participate and Exercise Warrant, the holders of the Original Warrants must complete an Accredited Investor Questionnaire. Although the Company requires that Eligible Holders of Original Warrants complete an accredited investor questionnaire, Eligible Holders of Original Warrants are not required to be accredited investors in order to participate in the Offer to Amend and Exercise. However, the Company will not accept any Election to Participate and Exercise Warrant from or on behalf of, any Original Warrant holders if the Company determines that a valid exemption from registration of all the securities to be issued pursuant to the Offer to Amend and Exercise is not available under the Securities Act and therefore the Company may not consummate the transactions contemplated by the Offer to Amend and Exercise in such case.

You may not elect to exercise your Original Warrants pursuant to this Offer to Amend and Exercise unless you both consent to (a) the amendment of your Original Warrants in the form of amendment of your Original Warrants attached as an Exhibit to the Election to Consent, Participate and Amend and (b) the exercise of your Amended Warrant, which will happen automatically on the Expiration Date should you choose to participate in the Offer to Amend and Exercise and should the Expiration Conditions be met.

Original Warrants of Eligible Holders that elect not to participate and exercise will remain outstanding pursuant to their original terms.

Future Amendments to the Offer to Amend and Exercise:	If we materially change the terms of the Offer to Amend and Exercise, we will extend the Expiration Date to the extent required under the rules of the Exchange Act.

11

How to Participate in the Offer to Amend and Exercise:
To participate in the Offer to Amend and Exercise and exercise an Amended Warrant and receive the number of shares of Company common stock issuable therefor, you must deliver to the Company before the Expiration Date all of the following: (i) a signed copy of the Election to Consent, Participate and Exercise Warrant, (ii) a signed copy of an Accredited Investor Questionnaire, (iii) the original copy of your Original Warrant (or an Affidavit of Loss and Indemnification Agreement), for cancellation, and (iv) cash in the amount equal to $0.15 per share multiplied by the number of shares of common stock the Eligible Holder elects to purchase (collectively, the “Acceptance and Exercise Documents”). The cash must be tendered in the form of a check payable to “Corporate Stock Transfer as Escrow Agent for Innovate Biopharmaceuticals, Inc.”, or by wire transfer to the Company’s escrow account at Corporate Stock Transfer, Inc. which is acting as the Escrow Agent for the Company (the “Escrow Agent”), as set forth in the Election to Consent, Participate and Exercise Warrant, and the cash must be received before the Expiration Date. Each of the Acceptance and Exercise documents must be properly delivered before the Expiration Date to: Innovate Biopharmaceuticals, Inc., 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615 (or in the case of the cash exercise price, pursuant to the wire or check delivery instructions set forth in the Election to Consent, Participate and Exercise Warrant).

If you execute and deliver an Affidavit of Loss and Indemnification Agreement in lieu of delivering the original copy of your Original Warrant, your Original Warrant will be cancelled by the Company, and the Company will promptly following the Expiration Date issue to you a new Original Warrant with the original exercise price of such Original Warrant exercisable for that number of shares of common stock that such Eligible Holder elects to exclude from the Offer to Amend and Exercise.

Manner of Acceptance of Payment:
If you properly tender (and do not validly withdraw) your Original Warrants and the other Acceptance and Exercise Documents on or prior to the Expiration Date and the Company’s stockholders approve Proposal No. 2 at the Special Meeting, promptly following the Expiration Date, we intend to notify our Escrow Agent and our transfer agent of our acceptance of your payment of the exercise price and your other Acceptance and Exercise Documents and issue and deliver to you the number of shares of Company common stock issuable under the Amended Warrant. See Section 8 “Procedure for Participating in Offer to Amend and Exercise and Exercising Amended Warrants” below.

Withdrawal Rights:
If you change your mind and do not want to participate in the Offer to Amend and Exercise, you may submit the Notice of Withdrawal to us. However, to be effective, the Notice of Withdrawal must be properly completed and must be returned, prior to the Expiration Date, to: Innovate Biopharmaceuticals, Inc., 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, Attention: Chief Financial Officer.

If you properly withdraw prior to the Expiration Date, we will promptly: (i) cancel your signed copy of the Election to Consent, Participate and Exercise Warrant, (ii) return the original copy of your Original Warrant or issue you a new Original Warrant if you submitted an Affidavit of Loss and Indemnification Agreement, and (iii) provide you with a check equal to the amount of cash you paid upon exercise of the Amended Warrant without interest thereon or deduction therefrom.

Purpose of the Offer to Amend and Exercise and Use of Proceeds:
The purpose of this Offer to Amend and Exercise is to encourage the amendment and exercise of the Original Warrants at a significantly reduced exercise price and the proceeds will be used to provide operating capital to fund Company operations.

12

Plans or Proposals:
The Company intends to cancel the Original Warrants that are amended and exercised by the Eligible Holders thereof pursuant to the Offer to Amend and Exercise. Original Warrants that are not so amended and exercised will remain outstanding pursuant to their original terms.

No plans or proposals described in this Offer to Amend and Exercise or in any materials sent to Eligible Holders of Original Warrants in connection with this Offer to Amend and Exercise relate to or would result in the conditions or transactions described in Regulation M-A, Item 1006(c)(1) through (10), except as follows:

Any Eligible Holder of Original Warrants who elects to exercise such Holder’s Original Warrants will acquire additional shares of common stock of the Company as a result of such exercise. As of February 3, 2020, the Company had 41,324,976 shares of common stock outstanding. The Original Warrants are exercisable for an aggregate of 12,346,631 shares of common stock. Assuming all Original Warrants are exercised at the Revised Exercise Price, the Company’s outstanding shares of common stock would increase to 53,671,607 shares, with the shares issued upon exercise of the Original Warrants representing 23% of the then outstanding shares of common stock.

Taxes:
We recommend that you consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of the Offer to Amend and Exercise. See Section 19 “Material U.S. Federal Income Tax Consequences” below for a discussion of the material U.S. Federal Income Tax Consequences of participating in the Offer to Amend and Exercise.

Interests of Directors and Executive Officers:	No directors or executive officers beneficially hold Original Warrants. Please see Section 17 “Interests of Directors and Officers in the Offer to Amend and Exercise” below.

Historical and Pro Forma Financial Information and Other Financial Information:	Historical financial information of RDD, as well as pro forma financial information of the combined company, are attached to this Offer to Amend and Exercise.

13

Additional Information:
The Company has filed with the SEC a Tender Offer Statement on Schedule TO of which this Offer to Amend and Exercise is a part. This Offer to Amend and Exercise does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that Eligible Holders of the Original Warrants review the Schedule TO, including the exhibits, and the Company’s other materials that have been filed with the SEC before making a decision on whether to participate in the Offer to Amend and Exercise.

The Board of Directors of the Company recognizes that the decision to participate in the Offer to Amend and Exercise is an individual one that should be based on a variety of factors. Eligible Holders of Original Warrants should consult with their respective professional advisors if they have questions about their financial or tax situation. The information about this Offer to Amend and Exercise from the Company is limited to the Offering Materials.

The Company is subject to the information requirements of Section 15(d) of the Exchange Act, and in accordance therewith files and furnishes reports and other information with the SEC. All reports and other documents the Company has filed with the SEC, including the Schedule TO relating to the Offer to Amend and Exercise, or will file with the SEC in the future, can be accessed electronically on the SEC’s website at www.sec.gov.

Information Requests:
Please direct questions or requests for assistance regarding this Offer to Amend and Exercise, Election to Consent Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to the Company at the following address:

Innovate Biopharmaceuticals, Inc.
8480 Honeycutt Road, Suite 120
Raleigh, NC 27615
Tel: 919-275-1933
Attn: Chief Financial Officer

Please direct requests for additional copies of this Offer to Amend and Exercise, Election to Consent, Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to the Company — Innovate Biopharmaceuticals, Inc., 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, Attn: Chief Financial Officer, telephone number (919) 275-1933.

14

ABOUT THIS OFFER TO AMEND AND EXERCISE

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS OFFER TO AMEND AND EXERCISE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS OFFER TO AMEND AND EXERCISE AND, IF PROVIDED, SUCH INFORMATION MUST NOT BE RELIED UPON.

ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THE OFFER TO AMEND AND EXERCISE, NEITHER THE COMPANY, NOR ITS DIRECTORS, OFFICERS, ADVISORS OR AGENTS, INCLUDING THE WARRANT AGENT, MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD ACCEPT THE OFFER TO AMEND AND EXERCISE. YOU SHOULD NOT CONSIDER THE BOARD’S APPROVAL TO BE A RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE WARRANTS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO ACCEPT THE OFFER TO AMEND AND EXERCISE.

15

RISK FACTORS

AN INVESTMENT IN OUR SECURITIES IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. WE FACE A VARIETY OF RISKS THAT MAY AFFECT OUR OPERATIONS OR FINANCIAL RESULTS AND MANY OF THOSE RISKS ARE DRIVEN BY FACTORS THAT WE CANNOT CONTROL OR PREDICT. BEFORE YOU ELECT TO PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS, TOGETHER WITH THE FINANCIAL AND OTHER INFORMATION CONTAINED IN THIS OFFER TO AMEND AND EXERCISE. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK WOULD LIKELY DECLINE AND YOU MAY LOSE ALL OR A PART OF YOUR INVESTMENT. ONLY THOSE INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD CONSIDER AN INVESTMENT IN OUR SECURITIES.

THIS OFFER TO AMEND AND EXERCISE CONTAINS CERTAIN STATEMENTS RELATING TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF OUR COMPANY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, PROSPECTIVE INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THIS OFFER TO AMEND AND EXERCISE, INCLUDING THE MATTERS SET FORTH BELOW, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS.

Prospective investors should consider carefully whether an investment in the Company is suitable for them in light of the information contained in this Offer to Amend and Exercise and the financial resources available to them. The risks described below do not purport to be all of the risks to which the Company could be exposed. This section is a summary of certain risks and is not set out in any particular order of priority. They are the risks that we presently believe are material to the operations of the Company. Additional risks of which we are not presently aware or which we presently deem immaterial may also impair the Company’s business, financial condition or results of operations.

If the Merger is not completed for any other reason, Innovate will remain an independent public company, its common stock will continue to be listed and traded on NASDAQ (assuming the Company can meet all of NASDAQ’s continued listing standards) and registered under the Exchange Act and Innovate will continue to file periodic reports with the SEC. Please see the heading “Risk Factors” in Innovate’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q for a review of risk factors applicable to the historical Innovate business.

RISKS RELATED TO THE MERGER

The Merger is subject to conditions to closing that could result in the Merger being delayed or not consummated and can be terminated in certain circumstances, each of which could negatively impact the Company’s stock price and future business and operations.

The Merger is subject to conditions to closing as set forth in the Merger Agreement. In addition, each of the Company and RDD has the right, in certain circumstances, to terminate the Merger Agreement. If the Merger Agreement is terminated or any of the conditions to the Merger are not satisfied and, where permissible, not waived, the Merger will not be consummated. Failure to consummate the Merger or any delay in the consummation of the Merger or any uncertainty about the consummation of the Merger may adversely affect the Company’s stock price or have an adverse impact on the Company’s future business operations.

16

If the Merger is not completed, the Company’s ongoing business may be adversely affected and, without realizing any of the benefits of having completed the Merger, it would be subject to a number of risks, including the following:

•	negative reactions from the financial markets and from persons who have or may be considering business dealings with the Company;

•	financial difficulties that the Company may experience;

•	the Company will be required to pay certain costs relating to the Merger, whether or not the Merger is completed; and

•	the Company has agreed to pay a break-up fee if the Merger Agreement is terminated in certain circumstances.

In addition, the Company could be subject to litigation related to any failure to complete the Merger or related to any proceeding commenced against the Company seeking to require the Company to perform its obligations under the Merger Agreement.

The Merger will present challenges associated with integrating operations, personnel, and other aspects of the companies and assumption of liabilities that may exist at RDD and which may be known or unknown by the Company.

The results of the combined company following the Merger will depend in part upon the Company’s ability to integrate RDD’s business with the Company’s business in an efficient and effective manner. The Company’s attempt to integrate two companies that have previously operated independently may result in significant challenges, and the Company may be unable to accomplish the integration smoothly or successfully. In particular, the necessity of coordinating geographically dispersed organizations and addressing possible differences in corporate cultures and management philosophies may increase the difficulties of integration. The integration may require the dedication of significant management resources, which may temporarily distract management’s attention from the day-to-day operations of the businesses of the combined company. In addition, the combined company may adjust the way in which RDD or the Company has conducted its operations and utilized its assets, which may require retraining and development of new procedures and methodologies. The process of integrating operations and making such adjustments after the Merger could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company’s businesses and the loss of key personnel. Employee uncertainty, lack of focus, or turnover during the integration process may also disrupt the businesses of the combined company. Any inability of management to integrate the operations of the Company and RDD successfully could have a material adverse effect on the business and financial condition of the combined company.

In addition, the Merger will subject the Company to contractual or other obligations and liabilities of RDD, some of which may be unknown. Although the Company and its legal and financial advisors have conducted due diligence on RDD and its business, there can be no assurance that the Company is aware of all obligations and liabilities of RDD.

17

These liabilities, and any additional risks and uncertainties related to RDD’s business and to the Merger not currently known to the Company or that the Company may currently be aware of, but that prove to be more significant than assessed or estimated by the Company, could negatively impact the business, financial condition, and results of operations of the combined company following consummation of the Merger.

The pro forma financial statements are presented for illustrative purposes only and might not be an indication of the combined company’s financial condition or results of operations following the Merger.
The pro forma financial statements are presented for illustrative purposes only and might not be an indication of the combined company’s financial condition or results of operations following the Merger for several reasons. For example, the pro forma financial statements have been derived from the historical financial statements of the Company and RDD and certain adjustments and assumptions have been made regarding the combined company after giving effect to the Merger. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the Merger. For example, the impact of any incremental costs incurred in integrating the Company and RDD is not reflected in the pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information might not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the Merger. The Company’s stock price may be adversely affected if the actual results of the combined company fall short of the pro forma financial statements contained in this proxy statement. See the Unaudited Pro Forma Condensed Combined Financial Statements attached as Annex A hereto.

Completion of the Merger would result in the issuance of a significant number of additional shares of the Company’s common stock, which would reduce the voting power of the Company’s current stockholders and may depress the trading price of the Company’s common stock.

Completion of the Merger would result in the issuance of a significant number of shares of the Company’s common stock. As a result, the Company’s existing stockholders will not exert the same degree of voting power with respect to the combined company that they did before the consummation of the Merger. Further, the issuance of such a significant amount of common stock, and its potential sale in the public market from time to time, could depress the trading price of the Company’s common stock and you may lose all or a part of your investment.

The Company has incurred and will continue to incur significant transaction, combination-related and restructuring costs in connection with the Merger.

The Company has incurred and will continue to incur transaction fees and other expenses related to the Merger, including filing fees, legal and accounting fees, soliciting fees, regulatory fees, and printing and mailing costs. The Company also expects to incur significant costs associated with combining the operations of the two companies. It is difficult to predict the amount of these costs before we begin the integration process. The combined company may incur additional unanticipated costs as a consequence of difficulties arising from efforts to integrate the operations of the two companies. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, can offset incremental transaction, combination-related, and restructuring costs over time, we may not be able to achieve this net benefit in the near term, or at all. If the Merger is not completed, the Company would have to recognize these expenses without realizing the expected benefits of the Merger.

18

RISKS RELATED TO RDD’S BUSINESS

The combined company might not be able to successfully or timely complete its proposed acquisition of NAIA, which could materially impact the market price of the combined company’s common stock, financial condition, results of operations and cash flows.

On November 12, 2019, RDD entered into a nonbinding letter of intent with NAIA Rare Diseases (“NAIA”) to acquire all of the outstanding capital stock of privately-held NAIA in exchange for a combination of cash and shares of the combined company, as well as certain earn-out payments (the “NAIA Acquisition”). The terms of the NAIA Acquisition are subject to further negotiation and the transaction is currently expected to close following the Merger. The NAIA Acquisition might not be completed, or might not be completed in the timeframe, on the terms or in the manner currently anticipated. The completion of the NAIA Acquisition is subject to further negotiation of a binding agreement. There can be no assurance that the combined company will negotiate the NAIA Acquisition on satisfactory terms and enter into a binding agreement, or that other events will not intervene to delay or result in the failure to close the NAIA Acquisition. The non-binding letter of intent might be terminated by the parties for any reason prior to the execution of a definitive and binding agreement. If there are delays in negotiating a definitive and binding agreement or delays in closing the transaction, or a failure to close the transaction, the combined company’s ongoing business could be materially adversely affected, including without limitation, as follows:

•	the combined company might incur significant additional costs in connection with such delay or termination;

•	the combined company might experience negative reactions from financial markets and the stock price could decline;

•	the combined company might experience negative reactions from employees, suppliers or other third parties; and

•	the combined company’s management’s focus would have been diverted from pursuing other valuable opportunities.

Additionally, if the combined company is unable to consummate the transaction with NAIA, the combined company will have incurred significant due diligence, legal, accounting and other transaction costs in connection with the transaction without realizing the anticipated benefits.

If the Merger closes, and we are unable to successfully integrate the RDD and NAIA portfolio of products into our existing business operations, or if we do not realize the anticipated benefits of the Merger with RDD or NAIA, our business could be adversely affected.

We will need to successfully integrate RDD and NAIA’s pipeline of products (if the NAIA Acquisition is completed), which includes drug candidates for fecal incontinence (RDD-0315), pruritis ani (RDD-1609), radiation colitis (RDD-2007), pediatric short bowel syndrome (NB1001) and short bowel syndrome (NB1002), with our other business operations. Integrating the RDD products and NAIA products with our existing business will be a complex and time-consuming process. There might be substantial difficulties, costs and delays involved in any integration of these products. These might include:

•	distracting management and key functional areas from day-to-day operations;

19

•	difficulties with respect to the timing and results of ongoing and future clinical trials in the RDD or NAIA products; and

•	diversion of financial resources that would otherwise be available for the ongoing development or commercialization of our existing programs.

Any one or all of these factors might increase our operating costs and capital needs or lower our anticipated financial performance. Certain of these factors are outside of our control. Achieving the potential benefits underlying our reasons for the merger with RDD will depend on a successful, timely and efficient integration of RDD and NAIA’s pipeline of products.

Even if the integration of RDD and NAIA’s portfolio is successful, the Merger might fail to further our business strategy as anticipated or to achieve anticipated benefits and success. We have made assumptions relating to the impact of the RDD and NAIA pipelines on our financial results relating to numerous matters, including:

•	transaction and integration costs;

•	the cost of development and commercialization of RDD or NAIA products; and

•	the other financial and strategic risks related to the Merger.

Further, we might incur higher than expected operating, transaction and integration costs, and we might encounter general economic and business conditions that adversely affect us following the completion of the Merger. If one or more of our assumptions are incorrect, it could have an adverse effect on our business and operating results, and the benefits from the Merger might not be realized or be of the magnitude expected.

RDD does not have any products that are approved for commercial sale and therefore the combined company will remain subject to many of the same risks regarding the clinical, regulatory and commercial success of these product candidates as the Company was subject to prior to the closing of the Merger.

RDD currently does not have any therapeutic products approved for commercial sale. Provided that the anticipated Merger closes, the combined company would have ten product candidates at various phases of clinical drug development and will therefore remain subject to the same risks regarding the clinical, regulatory and commercial success of the combined company’s product candidates as the Company was subject to prior to the closing of the Merger. In addition, the combined company will have to determine how best to allocate limited financial resources between the ten therapeutic products, none of which currently generate revenue. The combined company will incur significant costs related to the clinical trials and regulatory approval of our existing therapeutic products, as well as the therapeutic products in RDD and NAIA’s pipelines. The combined company might not receive within the next several years, if at all, any revenues from the commercialization of any of our product candidates, even if a product candidate is approved. Additionally, in the event one or more of our product candidates is approved for commercial sale, the combined company will incur significant costs in connection with commercializing any approved product candidate and the combined company might not generate significant revenue from sales of such products, which would impact our ability to become profitable and maintain profitability.

Many of RDD’s products rely on patent and/or regulatory exclusivity and the combined company’s success will depend in part on obtaining and maintaining effective patent and other intellectual property protection for the product candidates and proprietary technology.

20

As with the Company’s current pipeline of products, the products in the RDD product portfolio rely on patent and regulatory exclusivity. The intellectual property rights protecting the RDD products might not afford the combined company with meaningful protection from third parties infringing on the proprietary rights of RDD. Competitors could also design around any of RDD’s intellectual property or otherwise design competitive products that do not infringe RDD’s intellectual property. If a product is approved for commercial sale and competitors are successful in such designs, it could have an adverse impact on the combined company’s revenue or results of operations.

If RDD or the combined company fails to comply with obligations under any license, collaboration or other agreements, the combined company could lose intellectual property rights that are necessary for developing and commercializing product candidates.

RDD’s intellectual property relating to the nifedipine capository for anal fissure program is licensed from Mor Research Applications Ltd. RDD’s intellectual property relating to the pregabalin for pruritus Ani program is licensed from Dr. Eli D. Ehrenpreis. RDD’s license agreements with Mor Research Applications Ltd. and Dr. Eli D. Ehrenpreis impose, and any future licenses or collaboration agreements the combined company might enter into are likely to impose, various development, commercialization, funding, milestone, royalty, diligence, sublicensing, patent prosecution and enforcement and other obligations. These type of agreements and related obligations are complex and subject to contractual disputes. If RDD (and the combined company following the closing of the Merger) breach any of these imposed obligations, or use the intellectual property licensed to RDD in an unauthorized manner, RDD (and the combined company following the closing of the Merger) might be required to pay damages or the licensor might have the right to terminate the license, which could result in the loss of the intellectual property rights and RDD (and the combined company following the closing of the Merger) being unable to develop, manufacture and sell drugs that are covered by the licensed technology.

Intense competition might render RDD’s GI products noncompetitive or obsolete.

Competition in the GI business is intense and characterized by extensive research efforts and rapid technological progress. Technological developments by competitors, regulatory approval for marketing competitive products, including potential generic or Over The Counter products, or superior marketing resources possessed by competitors could adversely affect the commercial potential of the combined company’s GI products and could have a material adverse effect on the combined company’s future revenue and results of operations. We believe that there are numerous pharmaceutical and biotechnology companies, as well as academic research groups throughout the world, engaged in research and development efforts with respect to pharmaceutical products targeted at GI diseases and conditions addressed by RDD’s product pipeline. In particular, we are aware of products in research or development by competitors that address the diseases being targeted by RDD’s products. Developments by others might render RDD’s product pipeline obsolete or noncompetitive. Competitors might be able to complete the development and regulatory approval process sooner and, therefore, market their GI products earlier than the combined company can.

Many of RDD’s current competitors have significant financial, marketing and personnel resources and development capabilities. For example, many large, well-capitalized companies already offer GI products in the United States and Europe that target the indications for: fecal incontinence including over-the-counter bulking agents such as psyllium or methylcellulose; antidiarrheals such as loperamide, diphenoxylate plus atropine, bismuth subsalicylate or bile acid binders such as cholestyramine; biofeedback involving cognitively retraining pelvic floor and abdominal wall musculature; injectable anal bulking agents such as dextranomer-hyaluronic acid (Solesta®); sacral nerve stimulation and anal sphincteroplasty surgery. For pruritis ani including barrier cream such as those containing zinc oxide in

21

conjunction with or without hydrocortisone cream; antihistamines such as diphenhydramine; topical capsaicin; anal tattooing with intradermal injection of methylene blue; topical formulations containing tacrolimus or other agents involving mechanisms believed to target pruritic mechanisms. For radiation colitis including short chain fatty acid enemas; sucralfate enemas; oral sulfasalazine with or without prednisolone enemas or other mesalamine enemas with or without glucocorticoids; argon plasma coagulation; cryoablation; bipolar electrocoagulation and heater probe; radiofrequency ablation; usage of formalin particularly in colitis with significant bleeding; band ligation; hyperbaric oxygen; hormonal therapy including estrogen with or without progesterone; antioxidants including vitamin E and C; vitamin A or retinoid formulations; stool softeners; metronidazole; pentosan polysulfate; aloe vera; and mesenchymal stem cell therapy. For short bowel syndrome including acid suppressive therapies such as H2 blockers or proton pump inhibitors; antidiarrheals such as loperamide; antibiotics to prevent small intestinal bacterial overgrowth; octrotide for patient with IV fluid requirements greater than 3 L per day; clonidine; GLP-1 analogues including exenatide with or without GLP-2 analogues such as teduglutide (Gattex®); human growth hormone or somatropin analogues (Zorptive®); bile acid binders such as cholestyramine or pancreatic enzymes to aid in digestion of nutrients. In addition, other GI products are in research or development by competitors that address the diseases and diagnostic procedures being targeted by RDD’s product pipeline.

RISKS RELATED TO THE OFFER TO AMEND AND EXERCISE.

Our Board of Directors makes no recommendation with regard to whether you should accept the Offer to Amend and Exercise.

Although our Board of Directors has approved the Offer to Amend and Exercise, it makes no recommendation as to whether Eligible Holders of Original Warrants should accept the Offer to Amend and Exercise. We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of Eligible Holders of Original Warrants for purposes of negotiating the terms of the Offer to Amend and Exercise. We cannot assure you that the value of the shares issued upon exercise of the Amended Warrants will in the future equal or exceed the exercise price per share of the Amended Warrants. We do not take a position as to whether you ought to participate in the Offer to Amend and Exercise.

If you choose to participate in the Offer to Amend and Exercise, you will be required to exercise your Amended Warrants for common stock, and will be subject to all of the risks associated with being a stockholder of the Company and give up the time value attributable to your Original Warrant.

If you choose to participate in the Offer to Amend and Exercise, you will be required to exercise your Amended Warrants prior to the effective date of the Merger. As a result, you will be subject to all the risks and uncertainties set forth in these risk factors as a holder of the Company’s common stock. In addition, you will be giving up the time value attributable to your Original Warrants by exercising the Original Warrants, as amended, prior to the original expiration date of your Original Warrant.

Income tax consequences of participation in the Offer to Amend and Exercise.

We have not obtained and do not intend to obtain a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of amending the Original Warrants and immediately exercising the Amended Warrants. You should consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of the Offer to Amend and Exercise. See Section 20 “Material U.S. Federal Income Tax Consequences” under “Description of the Offer to Amend and Exercise.”

22

We will have substantial discretion over the use of proceeds we receive from the exercise of Amended Warrants.

Our management will retain broad discretion over the use of proceeds from the Offer to Amend and Exercise. See Section 2 “Purposes of the Offer to Amend and Exercise and Use of Proceeds; Plans or Proposals” for a description of our present intentions with respect to the allocation of the proceeds resulting from exercise of the Amended Warrants. The amounts and timing of the expenditures may vary significantly depending on numerous factors. The occurrence of certain unforeseen events or changed business conditions, however, could result in the application of the proceeds resulting from the exercise of the Amended Warrants in a manner other than as described in this Offer to Amend and Exercise.

***

The risks above do not necessarily comprise all of those associated with an investment in the Company. This Offer to Amend and Exercise contains forward looking statements that involve unknown risks, uncertainties and other factors that may cause the actual results, financial condition, performance or achievements of the combined company and Innovate to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those set out above.

23

DESCRIPTION OF THE OFFER TO AMEND AND EXERCISE

Overview

Innovate Biopharmaceuticals, Inc., a Delaware corporation, is referred to in this Offer to Amend and Exercise as “we,” “us,” ”Innovate” or the “Company,” and a holder of outstanding warrants listed below is referred to as “Eligible Holder” or “you.”

The Company is offering to amend, upon the terms and subject to the conditions set forth herein, outstanding warrants to purchase an aggregate of 12,346,631 shares of common stock held by Eligible Holders (the “Offer to Amend and Exercise”), consisting of the following outstanding warrants:

Issue Date	Number of Warrants	Exercise Price	Expiration Date
1/29/2018	1,410,364	$3.18	1/29/2023
1/29/2018	349,555	$2.54	1/29/2023
3/18/2019	2,508,634	$2.56	3/18/2024
3/18/2019	4,181,068	$4.00	3/18/2020
5/17/2019	3,897,010	$2.13	5/17/2024

The above warrants are collectively referred to as the “Original Warrants”. The shares of common stock underlying the Original Warrants are known together as the “Warrant Shares”.

Pursuant to the Offer to Amend and Exercise, the Original Warrants of Eligible Holders who elect to participate in the Offer to Amend and Exercise will be amended (the “Amended Warrants”) to: (i) shorten the exercise period so that they expire concurrently with the expiration of the Warrant Offer at 5:00 p.m. (Eastern Time) on March 20, 2020, as may be extended by the Company in its sole discretion (the “Expiration Date”) and (ii) reduce the exercise price to $0.15 (the “Revised Exercise Price”).

Since the mailing of the offering materials on February 12, 2020, the Company held the Special Meeting. Proposal No. 2 was approved by Company stockholders at the Special Meeting and thus one of the two Expiration Conditions to the exercise of the Original Warrants has been satisfied

The exercise of the Original Warrants pursuant to this Offer to Amend and Exercise is expressly contingent on (i) the approval of Proposal No. 2 by Company stockholders at the Special Meeting and (ii) the satisfaction or waiver of the obligations of each party to the Merger Agreement (the “Expiration Conditions”).

The purpose of the Offer to Amend and Exercise is to encourage the amendment and exercise of the Original Warrants at a significantly reduced exercise price in order to provide funds to support the Company’s operations. Please see Section 2 “Purposes of the Offer to Amend and Exercise and Use of Proceeds; Plans or Proposals” below for a description of the purposes of the Offer to Amend and Exercise.

Eligible Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their Original Warrants. If you choose not to participate in the Offer to Amend and Exercise or the Expiration Conditions are not met, your Original Warrants will remain in full force and effect, as originally issued with the original exercise price per share.

24

The period during which Original Warrants may be amended and exercised in the Offer to Amend and Exercise will commence on February 13, 2020 (the date the materials relating to the Offer to Amend and Exercise are first sent to Eligible Holders) through the Expiration Date.

Proposed Merger

On October 6, 2019, we entered into an Agreement and Plan of Merger and Reorganization (as amended on December 17, 2019, the “Merger Agreement”) with INNT Merger Sub 1 Ltd., a company organized under the laws of Israel and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), RDD Pharma Ltd., a company organized under the laws of Israel (“RDD”) and Orbimed Israel Partners, Limited Partnership, as the Shareholder Representative.

The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into RDD (the “Merger”), with RDD continuing as the surviving corporation and a direct wholly-owned subsidiary of the Company.

At the effective time of the Merger (the “Effective Time”), and if the Merger Consideration Proposal is approved, all outstanding ordinary and preferred shares of RDD, nominal value of NIS 0.01 each, will be converted into the right to receive such number of validly issued, fully paid and non-assessable shares of common stock of the Company (“Company Common Shares”) as defined in the Merger Agreement (the “Consideration Allocation”).

Additionally, each outstanding RDD stock option will be converted into and become an option exercisable for Company Shares with the number and exercise price adjusted in a manner consistent with the Consideration Allocation. Each outstanding RDD warrant will be exercised or cancelled prior to the Effective Time. Following completion of the Merger and on an as-converted basis, the Innovate stockholders will own up to approximately 62.0% of the combined company’s capital stock and the former RDD stockholders will own approximately 38.0% of the combined company’s capital stock, each on a fully diluted basis (the “RDD Ownership Ratio”). The Merger Agreement also includes, as a closing condition, a minimum funding requirement of $10,000,000 (the “Financing”), which will dilute the Innovate stockholders and former RDD shareholders pro rata.

The combined company, led by RDD’s management team, is expected to be named “9 Meters Biopharma, Inc.” The combined company is expected to trade on the Nasdaq Capital Market under a new ticker symbol. At the closing, the combined company’s board of directors is expected to consist of six (6) directors and will be comprised of three (3) members designated by RDD and three (3) members designated by the Company. The Merger has been unanimously approved by the Board of Directors of each company.

The parties to the Merger Agreement have made representations and warranties to each other as of specific dates for the purpose of allocating risks and not for the purpose of establishing facts. In addition, the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties together with the Merger Agreement. While the Company does not believe that these schedules contain material information that the securities laws require it to publicly disclose, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts.

25

SECTION 1.       FORWARD LOOKING STATEMENTS

This Offer to Amend and Exercise contains forward-looking statements regarding, among other things, Innovate’s and RDD’s plans, strategies and prospects, both business and financial. Although Innovate and RDD believe that their plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, neither Innovate nor RDD can assure you that either will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under “Risk Factors” from time to time in Innovate’s filings with the SEC. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Many of the forward-looking statements contained in this presentation may be identified by the use of forward-looking words such as “believe”, “expect”, “anticipate”, “should”, “planned”, “will”, “may”, “intend”, “estimated”, “aim”, “on track”, “target”, “opportunity”, “tentative”, “positioning”, “designed”, “create”, “predict”, “project”, “seek”, “would”, “could”, “continue”, “ongoing”, “upside”, “increases” and “potential”, among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this presentation are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	the ability to obtain and/or maintain the listing of the combined company’s common stock on the NasdaqCM following the Merger;

•	changes adversely affecting the business in which Innovate is engaged;

•	management of growth;

•	general economic conditions;

•	RDD’s business strategy and plans;

•	the result of future financing efforts; and

•	the other factors summarized under the section entitled “Risk Factors”.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Offer to Amend and Exercise. All forward-looking statements included herein attributable to any of Innovate, RDD or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

For a discussion of the factors that may cause Innovate’s or RDD’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, see “Risk Factors” beginning on page 16.

26

If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the actual results of Innovate or RDD could differ materially from the forward-looking statements. All forward-looking statements in this Offer to Amend and Exercise are current only as of the date on which the statements were made. Innovate and RDD do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events.

SECTION 2.       PURPOSES OF THE OFFER TO AMEND AND EXERCISE AND USE OF PROCEEDS; PLANS OR PROPOSALS

The primary purpose of the Offer to Amend and Exercise is to raise funds to support the Company’s future operations and capital requirements by encouraging the participating Eligible Holders to exercise their Original Warrants at a significantly reduced exercise price during a shortened exercise period. The Company plans to use the net proceeds from the Offer to Amend and Exercise to fund its ongoing operations.

Plans or Proposals

The Company intends to cancel the Original Warrants that are amended and exercised by the Eligible Holders thereof pursuant to the Offer to Amend and Exercise. Original Warrants that are not so amended and exercised will remain outstanding pursuant to their original terms.

No plans or proposals described in this Offer to Amend and Exercise or in any materials sent to Eligible Holders of the Original Warrants in connection with this Offer to Amend and Exercise relate to or would result in the conditions or transactions described in Regulation M-A, Item 1006(c)(1) through (10), except as follows:

Any Eligible Holder of Original Warrants who elects to exercise such Holder’s Original Warrants will acquire additional shares of common stock of the Company as a result of such exercise. As of February 10, 2020, the Company had 41,324,976 shares of common stock outstanding. The Original Warrants are exercisable for an aggregate of 12,346,631 shares of common stock. Assuming all Original Warrants are exercised at the Revised Exercise Price, the Company’s outstanding shares of common stock would increase to 53,671,607 shares, with the shares issued upon exercise of the Original Warrants representing 23% of the then outstanding shares of common stock.

SECTION 3.       ELIGIBLE WARRANTS

The Company is offering to amend, upon the terms and subject to the conditions set forth herein, warrants held by Eligible Holders to purchase an aggregate of 12,346,631 shares of common stock (the “Offer to Amend and Exercise”), consisting of the following outstanding warrants:

Issue Date	Number of Warrants	Exercise Price	Expiration Date
1/29/2018	1,410,364	$3.18	1/29/2023
1/29/2018	349,555	$2.54	1/29/2023
3/18/2019	2,508,634	$2.56	3/18/2024
3/18/2019	4,181,068	$4.00	3/18/2020
5/17/2019	3,897,010	$2.13	5/17/2024

The above warrants are collectively referred to as the “Original Warrants”. The shares of common stock underlying the Original Warrants are known together as the “Warrant Shares”.

27

SECTION 4.       EXPIRATION DATE

The Offer to Amend and Exercise will be open through 5:00 p.m., Eastern Time on March 20, 2020, as may be extended by the Company in its sole discretion (the “Expiration Date”).

SECTION 5.       TERMS OF AMENDED WARRANTS

Pursuant to the Offer to Amend and Exercise, the Original Warrants of Eligible Holders who elect to participate in the Offer to Amend and Exercise will be amended as described below:

New Exercise Price:  The exercise price will be reduced to $0.15 per share.

New Termination Date:  The termination date of the Original Warrants is being shortened to run concurrently with the Expiration Date.

No Cashless Exercise:  The Amended Warrants must be exercised for cash, and any cashless exercise provisions in the Original Warrants will be inapplicable to the Amended Warrants.

Other Terms:  Except as set forth above, all other terms of the Amended Warrants will be the same as the terms of the Original Warrants. See the applicable form of amendment to Original Warrant as is applicable to the Original Warrants held by an Exercising Holder attached as Exhibit A to the Election to Consent, Participate and Amend Warrant.

Partial Participation Permitted: Eligible Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their Original Warrants. If an Eligible Holder of Original Warrants elects to participate in the Offer to Amend and Exercise with respect to less than all of such Holder’s Original Warrants, then the Company will issue a new Original Warrant with the original exercise price exercisable for that number of shares of common stock that such Eligible Holder elects to exclude from the Offer to Amend and Exercise.

SECTION 6.       CONDITIONS TO THE OFFER TO AMEND AND EXERCISE

The Offer to Amend and Exercise is subject to certain conditions, as described herein:

(i) As further described in the Proxy Statement, the Company’s stockholders are being asked to approve Proposal No. 2 at the Special Meeting which is to approve the potential issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to this Offer to Amend and Exercise which has the effect of a reduction in the exercise price of outstanding Original Warrants.

Since the mailing of the offering materials on February 12, 2020, the Company held the Special Meeting. Proposal No. 2 was approved by Company stockholders at the Special Meeting and thus one of the two Expiration Conditions to the exercise of the Original Warrants has been satisfied

(ii) This Offer to Amend and Exercise is subject to the satisfaction or waiver of the obligations of each party to the Merger Agreement.

The material obligations of each party under the Merger Agreement include,  among others, (i) that investors shall have committed to participate in a financing in an aggregate amount equal to at least $10,000,000, with such financing to be consummated concurrently with or immediately following the closing of the Merger, (ii) the absence of certain laws, orders, judgments and injunctions that restrain, enjoin or otherwise prohibit the consummation of the Merger, (iii) subject to certain exceptions, the accuracy of representations and warranties with respect to the businesses of the Company and RDD and compliance in all material respects by the Company, RDD and Merger Sub with their respective covenants contained in the Merger Agreement, (iv) the absence of a material adverse effect on the Company’s or RDD’s businesses, (v) the approval by NASDAQ to list the Company shares to be issued in the Merger, (vi) the expiration of statutory waiting periods required under Israeli law and (vii) the receipt of certain tax rulings from the Israeli Tax Authorities.

28

The exercise of the Original Warrants pursuant to this Offer to Amend and Exercise is expressly contingent on (i) the approval of Proposal No. 2 by Company stockholders at the Special Meeting and (ii) the satisfaction or waiver of the obligations of each party to the Merger Agreement (the “Expiration Conditions”).

(iii) As part of the Election to Participate and Exercise Warrant, the holders of the Original Warrants must complete an Accredited Investor Questionnaire. Although the Company requires that Eligible Holders of Original Warrants complete an accredited investor questionnaire, Eligible Holders of Original Warrants are not required to be accredited investors in order to participate in the Offer to Amend and Exercise. However, the Company will not accept any Election to Participate and Exercise Warrant from or on behalf of, any Original Warrant holders if the Company determines that a valid exemption from registration of all the securities to be issued pursuant to the Offer to Amend and Exercise is not available under the Securities Act and therefore the Company may not consummate the transactions contemplated by the Offer to Amend and Exercise in such case.

Original Warrants of holders that elect not to participate and exercise will remain outstanding pursuant to their original terms.

You may not elect to exercise your Original Warrants pursuant to this Offer to Amend and Exercise unless you both consent to (a) the amendment of your Original Warrants in the form of amendment to Original Warrant as is applicable to the Original Warrants held by an Exercising Holder attached as Exhibit A to the Election to Consent, Participate and Amend Warrant and (b) the exercise of your Amended Warrant, which will happen automatically on the Expiration Date if the Expiration Conditions have been satisfied, should you choose to participate in the Offer to Amend and Exercise.

SECTION 7.       EXTENSION OF OFFER TO AMEND AND EXERCISE PERIOD; TERMINATION; AMENDMENTS

The Company expressly reserves the right, in its sole discretion and at any time or from time to time, to extend the Expiration Date.

There can be no assurance, however, that the Company will exercise its right to extend the Offer to Amend and Exercise. Amendments to the Offer to Amend and Exercise will be made by written notice thereof to Eligible Holders of the Original Warrants. Material changes to information previously provided to Eligible Holders of the Original Warrants in this Offer to Amend and Exercise or in documents furnished subsequent thereto will be disseminated to Eligible Holders of Original Warrants. Also, should the Company, pursuant to the terms and conditions of the Offer to Amend and Exercise, materially amend the Offer to Amend and Exercise, the Company will ensure that the Offer to Amend and Exercise remains open long enough to comply with U.S. federal securities laws.

If the Company materially changes the terms of the Offer to Amend and Exercise or the information concerning the Offer to Amend and Exercise, or it waives a material condition of the Offer to Amend and Exercise, the Company will extend the Offer to Amend and Exercise to the extent required under applicable law. The minimum period during which an offer must remain open following any material change in the terms of the Offer to Amend and Exercise or information concerning the Offer to Amend and Exercise (other than a change in price, change in dealer’s soliciting fee or change in percentage of securities sought all of which require up to ten (10) additional business days) will depend on the facts and circumstances, including the relative materiality of such terms or information.

SECTION 8.       PROCEDURE FOR PARTICIPATING IN OFFER TO AMEND AND EXERCISE AND EXERCISING AMENDED WARRANTS

To participate in the Offer to Amend and Exercise and exercise an Amended Warrant and receive the number of shares of Company common stock issuable therefor, you must deliver to the Company before the Expiration Date all of the following: (i) a signed copy of the Election to Consent, Participate and Exercise Warrant, (ii) a signed copy of an Accredited Investor Questionnaire, (iii) the original copy of your Original Warrant (or an Affidavit of Loss and Indemnification Agreement), for cancellation, and (iv) cash in the amount equal to $0.15 per share multiplied by the

29

number of shares of common stock the Eligible Holder elects to purchase (collectively, the “Acceptance and Exercise Documents”). The cash must be tendered in the form of a check payable to “Corporate Stock Transfer as Escrow Agent for Innovate Biopharmaceuticals, Inc.”, or by wire transfer to the Company’s escrow account at Corporate Stock Transfer, Inc. which is acting as the Escrow Agent for the Company (the “Escrow Agent”), as set forth in the Election to Consent, Participate and Exercise Warrant, and the cash must be received before the Expiration Date. Each of the Acceptance and Exercise Documents must be properly delivered, before the Expiration Date to: Innovate Biopharmaceuticals, Inc., 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, Attn: Chief Financial Officer, telephone number (919) 275-1933 (or in the case of the cash exercise price, pursuant to the wire or check delivery instructions set forth in the Election to Consent, Participate and Exercise Warrant).

If you execute and deliver an Affidavit of Loss and Indemnification Agreement in lieu of delivering the original copy of your Original Warrant, your Original Warrant will be cancelled by the Company, and the Company will promptly following the Expiration Date issue to you a new Original Warrant with the original exercise price per share exercisable for that number of shares of common stock that such Eligible Holder elects to exclude from the Offer to Amend and Exercise.

SECTION 9.       MANNER OF ACCEPTANCE OF PAYMENT AND ISSUANCE OF SHARES

If you properly tender (and do not validly withdraw) your Original Warrants and the other Acceptance and Exercise Documents on or prior to the Expiration Date and if the Company stockholders approve Proposal No. 2 at the Special Meeting, promptly following the Expiration Date, we intend to notify our Escrow Agent and our transfer agent of our acceptance of your payment of the exercise price and your other Acceptance and Exercise Documents and issue and deliver to you the number of shares of Company common stock issuable under the Amended Warrant.

SECTION 10.    WITHDRAWAL RIGHTS

If you change your mind and do not want to participate in the Offer to Amend and Exercise, you may submit the Notice of Withdrawal to us. However, to be effective, the Notice of Withdrawal must be properly completed and must be returned, before the Expiration Date, to: Innovate Biopharmaceuticals, Inc., 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, Attn: Chief Financial Officer.

If you properly withdraw prior to the Expiration Date, we will promptly: (i) cancel your signed copy of the Election to Consent, Participate and Exercise Warrant, (ii) return the original copy of your Original Warrant or issue you a new Original Warrant if you submitted an Affidavit of Loss and Indemnification Agreement, and (iii) provide you with a check equal to the amount of cash you paid upon exercise of the Amended Warrant without interest thereon or deduction therefrom.

SECTION 11.    REGISTRATION OF WARRANT SHARES

Assuming the satisfactory completion of the Acceptance and Exercise Documents, shares issued in the Offer will be freely tradable. In light of the current trading volume of our Shares, if the holders of the Original Warrants were to sell a significant portion of the Shares obtained from the Offer to Amend and Exercise, such sales could have a negative impact on the trading price of our Shares.

SECTION 12.    TRADING MARKET AND PRICE RANGE OF COMMON STOCK

Our common stock is quoted on the Nasdaq Capital Market under the symbol “INNT.” There is no established market for any Original Warrants.

The following table sets forth the high and low last-bid prices for our common stock for the periods indicated, as reported by the Nasdaq Capital Market. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

30

	High	Low
Fiscal Year 2018
First quarter	$32.99	$3.43
Second quarter	$50.50	$9.15
Third quarter	$29.09	$4.20
Fourth quarter	$7.10	$2.12

Fiscal year 2019
First quarter	$4.32	$1.61
Second quarter	$2.40	$1.07
Third quarter	$1.29	$0.73
Fourth quarter	$1.14	$0.40

Fiscal year 2020
First quarter (through February 12, 2020)	$1.22	$0.52

SECTION 13.   SOURCE AND AMOUNT OF FUNDS

Because this transaction is solely an offer to Eligible Holders to amend their outstanding Original Warrants, there are no funds or other consideration being paid to participants. The Company will use its existing working capital to pay the fees and expenses associated with this Offer to Amend and Exercise.

SECTION 14.   TRANSACTIONS AND AGREEMENTS CONCERNING ORIGINAL WARRANTS

None of our directors or executive officers participated in any transaction involving the Original Warrants during the past 60 days.

SECTION 15.   INFORMATION REGARDING THE COMPANY AND RDD

Please see the heading “Business” in Innovate’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for a review of the historical Innovate business.

The following summary highlights selected information regarding RDD. Because it is a summary, it does not contain all of the information you should consider before making a decision to participate in the Offer to Amend and Exercise or exercise your Amended Warrant. Before making an investment decision, you should read the entire Offer to Amend and Exercise carefully, including the “Risk Factors” section above.

RDD is a privately held specialty pharmaceutical company focused on development and commercialization of orphan and innovative therapies for gastrointestinal disorders. RDD has exclusively developed drug candidates that are new therapeutic entities based on known or approved molecules with established safety and toxicology profiles. By choosing medications that are already approved for other indications and combining them with a proprietary drug-delivery technology, RDD benefits from a short regulatory route while maintaining patent protection.

RDD has three clinical-stage products which serve significant unmet needs in the anorectal region. RDD’s pipeline includes drug candidates for fecal incontinence in patients with spinal cord injury (RDD-0315), pruritis ani (RDD-1609), and radiation colitis (RDD-2007). RDD recently completed a successful Phase 2a study in Europe of RDD-0315 in fecal incontinence, which reached the primary endpoint (lowered frequency of incontinence events). Additionally, RDD-0315 has received Orphan Drug status in the E.U. and Fast Track designation in the U.S. There are no approved

31

therapies for this indication. RDD received IRB approval for Phase 2a clinical trials for RDD-1609 and expects the study to be complete in the second half of 2020.

In November 2019, RDD entered into a non-binding letter of intent to acquire NAIA Rare Diseases (“NAIA”), a privately held biopharmaceutical company developing drugs for Short Bowel Syndrome and other rare gastrointestinal diseases. Closing of the transaction is anticipated to occur after the consummation of the Merger. In exchange, it is anticipated that NAIA will receive a combination of cash and shares in the combined company, subject to closing of the Merger.

Through the transaction, the combined company would acquire NAIA’s investigational therapeutic, NB-1001, a long-acting glucagon-like peptide-1 (GLP-1) receptor agonist that combines exenatide with a proprietary extended half-life technology for treatment of short bowel syndrome. Long-acting NB-1001 extends the half-life of GLP-1 and allows for up to once-per-month dosing, considerably increasing administration convenience with a potentially improved safety profile versus other GLP-1 agonists secondary to lower overall exposure and dose required. The proposed acquisition includes a glucagon-like peptide 2 (GLP-2) analogue, NB-1002, with improved serum half-life compared with short-acting versions, which RDD intends to progress through a clinical and regulatory pathway in an undisclosed orphan and rare gastrointestinal indication.

NB-1001 has demonstrated efficacy and an extended half-life up to 30 days in a 70-patient clinical study and received orphan drug designation by the U.S. Food and Drug Administration. The companies, along with Cedars-Sinai Medical Center, plan to initiate a clinical program in short bowel syndrome in 2020, with the goal of developing a safer, more efficacious and convenient therapy.

RDD Pharma Ltd. was founded in Israel in 2008. RDD has two wholly-owned subsidiaries, RDD Pharma Limited, founded in England in 2015, and RDD Pharma Inc., founded in Delaware in 2013.

RDD’s executive offices are located at 31 Habarzel St., Ramat Hachayal, Tel-Aviv 69710 Israel, and its telephone number is +972-722419061. RDD’s Internet website is http://www.rddpharma.com/. The contents of RDD’s Internet site are not incorporated by reference herein and are not deemed to be part of this Offer to Amend and Exercise.
Employees

As of February 10, 2020, RDD had four (4) employees and approximately ten (10) consultants.

Legal Proceedings

RDD is not currently a party to any legal proceedings. From time to time, RDD may be involved in legal proceedings or subject to claims incident to the ordinary course of business. Regardless of the outcome, such proceedings or claims can have an adverse impact on RDD because of defense and settlement costs, diversion of resources and other factors, and there can be no assurances that favorable outcomes will be obtained.

SECTION 16. HISTORICAL AND PRO FORMA FINANCIAL INFORMATION AND OTHER FINANCIAL INFORMATION REGARDING THE COMPANY AND RDD

See Exhibit A attached hereto.

32

SECTION 17. INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE OFFER TO AMEND AND EXERCISE

The current executive officers and directors of the Company are:

Directors and Executive Officers:
Jay P. Madan, M.S.
Sandeep Laumas, M.D.
Patrick Griffin, M.D., F.A.C.P.
Edward J. Sitar
Lorin K. Johnson, Ph.D.
Anthony E. Maida III, Ph.D., M.A., M.B.A.
Roy Proujansky, M.D.
Saira Ramasastry, M.S., M. Phil.

As of February 12, 2020, there were outstanding Original Warrants to purchase an aggregate of 12,346,631 shares of common stock. None of the Company’s executive officers, directors or control persons hold Original Warrants.

SECTION 18. LEGAL MATTERS AND REGULATORY APPROVALS

We are not aware of any license or regulatory permit material to our business that might be adversely affected by the Offer to Amend and Exercise and the issuance of the shares of common stock upon the exercise of the Amended Warrants. Our obligations under the Offer to Amend and Exercise are subject to the conditions described in Section 6 “Conditions of the Offer to Amend and Exercise” above.

SECTION 19. MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material U.S. federal income tax consequences that we believe will be applicable to Eligible Holders of Original Warrants who participate in the Offer to Amend and Exercise. However, we have not requested, and will not request, a ruling from the IRS or any opinion of counsel with regard to the treatment of warrant holders participating in the exchange and there can be no assurance, as discussed below, that the IRS will not take a position inconsistent with our expectations.

This discussion does not address all aspects of federal income taxation that may be relevant to you in light of your particular circumstances, or to those Eligible Holders of Original Warrants who are subject to special rules, such as financial institutions and mutual funds; banks; insurance companies; investment companies; retirement plans; tax-exempt organizations; dealers or traders in securities; any person that holds their Original Warrants as part of a straddle or hedge arrangement; partnerships or other pass-through entities; persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts for U.S. federal income tax purposes or whose functional currency is not the U.S. dollar; or persons who are subject to the alternative minimum tax provisions of the Internal Revenue Code (the “Code”).

This discussion assumes that Eligible Holders of Original Warrants hold the Original Warrants as capital assets. In addition, the following discussion does not address the tax consequences of the participation in the Offer to Amend and Exercise under foreign, state or local tax laws. You are urged to consult your tax advisors as to the U.S. federal income tax consequences of participating in the Offer to Amend and Exercise and related reporting obligations, as well as the effects of state, local and non-U.S. tax laws and U.S. tax laws other than income tax laws.

33

Tax Treatment of Eligible Holders of Original Warrants Participating in the Offer to Amend and Exercise

Although not free from doubt, the Company intends to take the position that the amendment of your Original Warrants followed by an exercise of the Amended Warrants are treated as separate events for U.S. tax purposes and that the exchange of Original Warrants for Amended Warrants will therefore constitute a recapitalization within the meaning of Code Section 368(a)(1)(E) for U.S. federal income tax purposes, followed by the subsequent exercise of the Amended Warrants. Under this treatment, (i) the exchange of Original Warrants for Amended Warrants by an Eligible Holder of Original Warrants would not require recognition of gain or loss, (ii) such U.S. Holder’s tax basis in the shares of our common stock received upon exercise of the Amended Warrants would be equal to the U.S. Holder’s tax basis in the Original Warrants plus the amount of any cash paid to exercise the Amended Warrants, and (iii) the holding period of the common stock would begin on the day after the exercise of the Amended Warrants.

The foregoing tax discussion is based on current tax law, regulations and interpretive rulings as they exist at this time. The Internal Revenue Service has not made a determination, nor has the Company received any opinion of counsel, on the U.S. federal income tax consequences of the Offer to Amend or of an Eligible Holder’s participation in the Offer to Amend, and there is no published guidance directly on point. Because of the lack of authority dealing with transactions similar to the Offer to Amend, the U.S. federal income tax consequences of the Offer to Amend are unclear, and alternative characterizations are possible that could require you to recognize gain or loss or may impact your holding period. Therefore, we urge you to consult your tax advisor regarding the potential tax consequences of the Offer to Amend to you in your particular circumstances, including the consequences of possible alternative characterizations.

Distributions on Common Stock Received upon Exercise of Amended Warrants

After you exercise the Amended Warrant, any distributions you receive in respect of our common stock generally will be treated as a dividend, subject to tax as ordinary dividend income, to the extent payable out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a tax-free return of capital to the extent of your tax basis in the shares of our common stock, and thereafter as gain from the sale or exchange of the stock. Dividends received by a non-corporate Eligible Holder currently qualify for taxation at a reduced 15% rate if the Eligible Holder meets certain holding period and other applicable requirements. Dividends received by a corporate Eligible Holder will be eligible for the dividends-received deduction if the Holder meets certain holding period and other applicable requirements.

Sale or Other Taxable Disposition of Common Stock

You will generally recognize gain or loss upon the sale, exchange or other taxable disposition of shares of our common stock equal to the difference between (1) the amount of cash and the fair market value of any property received and (2) your adjusted tax basis in the shares of our common stock. Any gain or loss you recognize generally will be treated as a capital gain or loss. The capital gain or loss will be long-term if your holding period in the common stock is more than one year at the time of sale, exchange or other taxable disposition and will be short-term if your holding period is one year or less. Long-term capital gains of individuals and other non-corporate taxpayers are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Medicare Tax

Certain Eligible Holders that are individuals, estates or trusts will be subject to a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. You are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains arising from ownership and disposition of our common stock.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to certain Eligible Holders with respect to dividends paid on, or, under certain circumstances, the proceeds of a sale, exchange or other disposition of, common stock. Under the Code and applicable Treasury Regulations, an Eligible Holder of common stock may be subject to backup withholding

34

(currently at a rate of 24%) with respect to dividends paid on common stock, or the proceeds of a sale, exchange or disposition of common stock, unless such Eligible Holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact in the manner required, or (b) within a reasonable period of time, provides a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against an Eligible Holder’s U.S. federal income tax liability and may entitle such Eligible Holder to a refund, provided the required information is timely furnished to the IRS. You should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

SECTION 20. FEES AND EXPENSES

The Company has retained H.C. Wainwright & Co., LLC (“HCW”) to act as its financial advisor for the Offer to Amend and Exercise. HCW will receive an aggregate fee equal to $75,000. In addition, the Company has agreed to reimburse HCW for their legal fees and expenses in the aggregate amount of $20,000.

The Company may also use the services of its officers and employees to solicit Eligible Holders of the Original Warrants to participate in the Offer to Amend and Exercise without additional compensation.

SECTION 21. TRANSFERS

The terms of the Original Warrants provide that an Eligible Holder may transfer the Original Warrants to a third party if the transfer qualifies for an exemption from the registration requirements of the Securities Act to the reasonable satisfaction of the Company. Any Eligible Holder of an Original Warrant who desires to transfer an Original Warrant should contact the Company prior to such transfer to ensure that the planned transfer satisfies the transfer restrictions set forth in such Original Warrants.

SECTION 22. ADDITIONAL INFORMATION

The Company has filed with the SEC a Tender Offer Statement on Schedule TO of which this Offer to Amend and Exercise is a part. This Offer to Amend and Exercise does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that Eligible Holders of the Original Warrants review the Schedule TO, including the exhibits, and the Company’s other materials that have been filed with the SEC before making a decision on whether to participate in the Offer to Amend and Exercise.

The Board of Directors of the Company recognizes that the decision to participate in the Offer to Amend and Exercise is an individual one that should be based on a variety of factors. Eligible Holders of the Original Warrants should consult with their respective professional advisors if they have questions about their financial or tax situation. The information about this Offer to Amend and Exercise from the Company is limited to the Offering Materials.

The Company is subject to the information requirements of Section 15(d) of the Exchange Act, and in accordance therewith files and furnishes reports and other information with the SEC. All reports and other documents the Company has filed with the SEC, including the Schedule TO relating to the Offer to Amend and Exercise, or will file with the SEC in the future, can be accessed electronically on the SEC’s website at www.sec.gov.

SECTION 23. INFORMATION REQUESTS

Please direct questions or requests for assistance regarding this Offer to Amend and Exercise, Election to Consent, Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to the Company at the following address.

35

Innovate Biopharmaceuticals, Inc.
8480 Honeycutt Road, Suite 120
Raleigh, NC 27615
Tel: (919) 275-1933
Attn: Chief Financial Officer

You may direct requests for additional copies of this Offer to Amend and Exercise, Election to Consent, Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to the Company at:

8480 Honeycutt Road, Suite 120
Raleigh, NC 27615
Attention: Chief Financial Officer
(919) 275-1933

Sincerely,

/s/ Sandeep Laumas, M.D.
Sandeep Laumas, M.D.
Executive Chairman and Chief Executive Officer

36

EXHIBIT A

RDD PHARMA, LTD.
2018 ANNUAL REPORT

F-A-1

Report of Independent Auditors

To the board of directors and shareholders of RDD Pharma Ltd.

We have audited the accompanying consolidated financial statements of RDD Pharma Ltd. and its subsidiary, which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in capital deficiency and cash flows for the years then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RDD Pharma Ltd. and its subsidiary as of December 31, 2018 and 2017, and the results of its operations, changes in capital deficiency and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

F-A-2

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1d to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency and cash outflows from operating activities, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1d. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Tel-Aviv, Israel	Kesselman & Kesselman
December 19, 2019	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

RDD PHARMA LTD.
CONSOLIDATED BALANCE SHEETS

F-A-3

		December 31
	Note	2018	2017
		U.S. dollars in thousands
Assets
CURRENT ASSETS:
Cash and cash equivalents		$2,375	$3,344
Prepaid expense and other receivable	9a	26	45
TOTAL CURRENT ASSETS		2,401	3,389

NON-CURRENT ASSETS -
Property and equipment, net	3	49	19
TOTAL ASSETS		2,450	3,408

Liabilities net of capital deficiency
CURRENT LIABILITIES -
Accounts payable:
Trade		$107	$56
Other	9b	223	725
TOTAL CURRENT LIABILITIES		330	781
NON-CURRENT LIABILITIES -
Warrants liabilities	6	653	730
Liability for employees rights upon retirement		36	36
		689	766
COMMITMENTS AND CONTINGENCIES	5
TOTAL LIABILITIES		1,019	1,547

REDEEMABLE CONVERTIBLE PREFERRED SHARES	8	16,656	14,656

CAPITAL DEFICIENCY
Ordinary shares, par value NIS 0.01 per share, 615,241 shares authorized; 48,895 shares issued and outstanding at December 31, 2018 and 2017		*	*
Additional paid in capital		447	396
Accumulated deficit		(15,672)	(13,191)
TOTAL CAPITAL DEFICIENCY		(15,225)	(12,795)
TOTAL LIABILITIES NET OF CAPITAL DEFICIENCY		$2,450	$3,408

* Represents an amount of less than $1 thousand

The accompanying notes are an integral part of these consolidated financial statements.

RDD PHARMA LTD.

F-A-4

CONSOLIDATED STATEMENTS OF OPERATIONS

		Year ended December 31
	Note	2018	2017
		U.S. dollars in thousands
REVENUES	5c	$—	$100
COST OF REVENUES		—	3
GROSS PROFIT		—	97
OPERATING EXPENSES:
Research and development expenses, net	9c	1,929	3,178
General and administrative expenses	9d	632	503
OPERATING LOSS		2,561	3,584
FINANCIAL INCOME, NET	9e	(80)	(160)
NET LOSS		$2,481	$3,424

The accompanying notes are an integral part of these consolidated financial statements.

RDD PHARMA LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS

		Year ended December 31
	Note	2018	2017
		U.S. dollars in thousands
REVENUES	5c	$—	$100
COST OF REVENUES		—	3
GROSS PROFIT		—	97
OPERATING EXPENSES:
Research and development expenses, net	9c	1,929	3,178
General and administrative expenses	9d	632	503
OPERATING LOSS		2,561	3,584
FINANCIAL INCOME, NET	9e	(80)	(160)
NET LOSS		$2,481	$3,424

F-A-5

The accompanying notes are an integral part of these consolidated financial statements.

F-A-6

RDD PHARMA LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31
	2018	2017
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES -
Net loss	$(2,481)	$(3,424)
Adjustments required to reconcile net loss to net cash used in operating activities:
Share-based compensation	51	36
Fair value adjustment of warrants for preferred shares and convertible loans	(77)	(263)
Depreciation	5	5
	(2,502)	(3,646)
Changes in operating assets and liabilities:
Decrease (increase) in other receivables	19	(44)
Increase (decrease) in trade payables	51	(191)
Increase (decrease) in accounts payable – other	(502)	591
Increase in liability for employees rights upon retirement	—	4
	(432)	360
Net cash used in operating activities	(2,934)	(3,286)

CASH FLOWS FROM INVESTING ACTIVITIES -
Purchases of property and equipment	(35)	—
Net cash used in investing activities	(35)	—

CASH FLOWS FROM FINANCING ACTIVITIES -
Issuance of Preferred B Shares	2,000	3,312
Issuance of Preferred B-1 warrants	—	570
Convertible loan from shareholders	—	500
Net cash provided by financing activities	2,000	4,382

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(969)	1,096
CASH AND CASH EQUIVALENTS AT THE
BEGINNING OF THE YEAR	3,344	2,248
CASH AND CASH EQUIVALENTS AT THE END
OF THE YEAR	$2,375	$3,344

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES:
Non-cash transactions - Conversion of convertible loans into Preferred B Shares and Preferred B-1 Shares	—	(3,315)

The accompanying notes are an integral part of these consolidated financial statements

F-A-7

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

NOTE 1 - NATURE OF OPERATIONS:

a.	RDD Pharma Ltd. (hereinafter- the Company) commenced operations on March 1, 2008.

b.	The Company is engaged in the medical field, developing treatments for ano-rectal diseases.

c.
In February 2013, the Company established a wholly owned subsidiary in Delaware, USA, named RDD Pharma Inc. (hereinafter- RDD Inc), which started its business activities in April 2017. In July 2015, the Company established a wholly owned subsidiary in United Kingdom, named RDD Pharma Ltd. UK (hereinafter - RDD UK). As of December 31, 2018, RDD UK has not yet started any business activities.

d.	Liquidity

The Company has suffered recurring losses from operations and has a net capital deficiency and cash outflows from operating activities. The Company expects to continue incurring losses and negative cash flows from operations until its products reach commercial profitability. As a result of these expected losses and negative cash flows from operations, along with the Company’s current cash position, the Company does not have sufficient cash to meet its liquidity requirements for the following twelve months. Consequently, there is substantial doubt about the Company’s ability to continue as a going concern. These financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

Management’s plans are to raise additional funding from existing and new shareholders until profitable results are achieved, refer also to note 12. There are no assurances however, that the Company will be successful in obtaining the level of financing needed for its operations. If the Company is unsuccessful in commercializing its products and raising capital, it may need to reduce activities, curtail or cease operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The significant accounting policies applied on a consistent basis are as follows:

a.	Basis of preparation

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (‘U.S. GAAP’).

b.	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. Intercompany balances and transactions have been eliminated upon consolidation.

F-A-8

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

c.	Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results may differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to the fair value of share-based compensation and fair value of the warrants for preferred shares.

d.	Functional and presentation currency

The U.S. dollar (“dollar”) is the currency of the primary economic environment in which the operations of the Company and the Subsidiary are conducted. Almost all of the Company’s operational expenses are in dollars and the Company’s financings have been provided in dollars. Accordingly, the functional currency of the Company is the dollar.

Transactions and balances originally denominated in dollars are presented at their original amounts. Balances in non-dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions and other items in the statements of operations (indicated below), the following exchange rates are used: (i) for transactions — exchange rates at transaction dates or average rates; and (ii) for other items (derived from non-monetary balance sheet items such as depreciation) — historical exchange rates. Currency transaction gains and losses are presented in financial income or expenses, as appropriate.

e.	Cash and cash equivalents

The Company considers as cash equivalents all short-term, highly liquid investments, which include short-term bank deposits with original maturities of three months or less from the date of purchase that are not restricted as to withdrawal or use and are readily convertible to known amounts of cash

f.	Property and equipment

1)	Property and equipment are stated at cost, net of accumulated depreciation.

2)	The Company’s property and equipment are depreciated by the straight-line method on the basis of their estimated useful lives.

Annual rates of depreciation are as follows:

%
Computer	33
Electronic equipment	10
Office furniture	6

F-A-9

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

Leasehold improvements are depreciated by the straight-line method over the shorter of the expected lease term and the estimated useful life of the improvements.

g.	Impairment of long-lived assets

The Company tests long-lived assets, comprised of property and equipment and other assets, for impairment whenever events or circumstances present an indication of impairment. If the sum of expected future cash flows (undiscounted and without interest charges) of the assets is less than the carrying amount of such assets, an impairment loss would be recognized. The assets would be written down to their estimated fair values, calculated based on the present value of expected future cash flows (discounted cash flows), or some other fair value measure.

As of December 31, 2018, and 2017, the Company did not recognize an impairment loss for its long-lived assets.

h.	Financial instruments

When the Company issues preferred shares, it considers the provisions of ASC 480 in order to determine whether the preferred share should be classified as a liability. If the instrument is not within the scope of ASC 480, the Company further analyses the instrument’s characteristics in order to determine whether it should be classified within temporary equity (mezzanine) or within permanent equity in accordance with the provisions of ASC 480-10-S99. The Company’s redeemable convertible preferred shares are not mandatorily or currently redeemable. However, it includes, a liquidation or deemed liquidation events that would constitute a redemption event that is outside of the Company’s control. As such, all shares of redeemable preferred shares have been presented outside of permanent equity. The Company has not adjusted the carrying values of the redeemable preferred shares to the deemed liquidation values of such shares since a liquidation event was not probable at any of the balance sheet dates. Subsequent adjustments to increase or decrease the carrying values to the ultimate liquidation values will be made only if and when it becomes probable that such a liquidation event will occur.

When the Company issues other freestanding instruments, the Company first analyses the provisions of ASC 480 in order to determine whether the instrument should be classified as a liability, with subsequent changes in fair value recognized in the Statements of Operations in each period. If the instrument is not within the scope of ASC 480, the Company further analyses the provisions of ASC 815-10 in order to determine whether the instrument should be classified within equity or rather classified as an asset or liability, with subsequent changes in fair value recognized in the Statements of Operations in each period. See also notes 6 and 8.

According to ASC 480, a financial instrument that embodies an unconditional obligation, or a financial instrument other than an outstanding share that embodies a conditional obligation, that the issuer must or may settle by issuing a variable number of its equity shares shall be classified as a liability if, at inception, the monetary value of the obligation is based solely or predominantly on a fixed monetary amount known at inception. These liabilities are measured subsequently at fair value with

F-A-10

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

changes in fair value recognized in the Statements of Operations. The Company’s 2017 Convertible Loan meet the above criteria and accordingly is accounted for as a liability in accordance with ASC 480, and measured subsequently at fair value with changes in fair value recognized in the Statements of Operations. Any issuance costs incurred should be charged to the Statements of Operations. For 2016 Convertible Loan which did not meet the above ASC 480 criteria, the Company has elected to measure it at fair value, as permitted by ASC 825.

i.	Share-based Compensation

The Company accounts for share-based compensation in accordance with ASC 718, “Compensation-Stock Compensation” (“ASC 718”). ASC 718 requires companies to estimate the fair value of equity-based payment awards on the grant date. The grant date fair value of the award is recognized as an expense in the Company’s consolidated statements of operations based on the straight-line method over the related requisite service period, including employee award with graded vesting that is subject only to a service condition.

Effective January 1, 2018, the Company applies the requirements of Accounting Standards Update (ASU) 2018-07, Improvements to Nonemployee Share-Based Payment Accounting. Accordingly, share-based payment transactions with non-employees are accounted for similarly to employees accounted for under ASC 718.

The Company selected the Black-Scholes-Merton option pricing model as the most appropriate fair value method for its stock options awards. The Company’s option pricing model requires the input of highly subjective assumptions, including estimated fair value of ordinary share price, the expected share price volatility and expected term. Any changes in these highly subjective assumptions would significantly impact the share-based compensation expense.

The fair value of options granted to employees and non-employee is estimated at the date of grant using the following assumptions:

The risk-free interest rate assumption is the implied yield currently available on United States treasury zero-coupon issues with a remaining term equal to the expected life of the Company’s options. The dividend yield assumption is based on the Company’s historical experience and expectation of no future dividend payouts and may be subject to substantial changes in the future. The Company has historically not paid cash dividends and has no foreseeable plans to pay cash dividends in the future. The expected share price volatility is based on the historical volatility of the ordinary shares of comparable companies that are publicly traded. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The fair value of the Company’s ordinary shares underlying the share-based awards in 2018 were estimated using the hybrid method which takes into consideration a probability-weighted of a non-IPO scenario (which is based on the income approach). The Company has elected to recognize forfeitures as they occur.

j.	Research and development expenses, net

F-A-11

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

Research and development expenses include costs directly attributable to the conduct of research and development programs, including the cost of salaries, share-based compensation expenses, payroll taxes and other employee benefits, subcontractors and materials used for research and development activities, including clinical trials, manufacturing costs and professional services. All costs associated with research and developments are expensed as incurred.

Grants received by the Israel Innovation Authority, formerly known as the Office of the Chief Scientist of Israel’s Ministry of Industry, Trade and Labor (the “IIA”) or by the American government agency, are recognized when the grant becomes receivable, provided there is reasonable assurance that the Company or the Subsidiaries will comply with the conditions attached to the grant and there is reasonable assurance the grant will be received. The grant is deducted from the research and development expenses as the applicable costs are incurred, refer to note 9c.

Clinical trial expenses are charged to research and development expense as incurred. The Company accrues for expenses resulting from obligations under contracts with clinical research service providers. The financial terms of these contracts are subject to negotiations, which vary from contract to contract and may result in payment flows that do not match the periods over which materials or services are provided. The Company’s objective is to reflect the appropriate trial expense in the consolidated financial statements by matching the appropriate expenses with the period in which services and efforts are expended. In the event advance payments are made, the payments are recorded as other assets, which will be recognized as expenses as services are rendered.

k.	Income taxes:

Deferred taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is recognized to the extent that it is more likely than not that the deferred taxes will not be realized in the foreseeable future. The Company has provided a full valuation allowance with respect to its deferred tax assets.

l.	Fair value measurement

Fair value is based on the price that would be received from the sale of an asset or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described as follows:

Level 1:    Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

F-A-12

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

Level 2:    Observable prices that are based on inputs not quoted on active markets but corroborated by market data.

Level 3:    Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

The carrying amount of the cash and cash equivalents, other receivable and accrued expenses and other liabilities approximates their fair value.

m.	Concentration of credit risks

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents. The Company deposits cash and cash equivalents with highly rated financial institutions, and, as a matter of policy, limits the amounts of credit exposure to any single financial institution. The Company has not experienced any credit losses in these accounts and does not believe it is exposed to significant credit risk on these instruments.

n.	Comprehensive loss

There are no items of other comprehensive income or loss generated or incurred by the Company other than net loss. Thus, there are no differences between net loss and comprehensive loss.

o.	Recently adopted accounting pronouncement

1)
In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers” (Topic 606), (“ASU 2014-09”). ASU 2014-09 requires entities to recognize revenue that represents the transfer of promised goods or services to customers in an amount equivalent to the consideration to which the entity expects to be entitled to in exchange for those goods or services. The following steps should be applied to determine this amount: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. ASU 2014-09 supersedes the revenue recognition requirements in ASU 605, “Revenue Recognition,” and most industry-specific guidance in the Accounting Standards Codification. Effective January 1, 2018, the Company elected to adopt the ASU 2014-09, using the modified retrospective method. The adoption of this standard did not result in a significant change to the Company's historical revenue recognition and there were no significant adjustments that required a cumulative adjustment upon transition.

F-A-13

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

2)
In 2018, the Financial Accounting Standards Board (“FASB”) issued ASU 2018-07, “Compensation-Stock Compensation (Topic 718): Improvements to nonemployee Share-Based Payment Accounting” (“ASU 2018-07”). The Company early adopted ASU 2018-07 commencing on January 1, 2018, with no material impact on its consolidated financial statements. Prior to the adoption of ASU 2018-07, stock options issued to consultants and other non-employees, as compensation for services provided to the Company, were accounted for based upon the fair value of the options. The fair value of the options granted were measured on a final basis at the end of the related service period and were recognized over the related service period using the straight line method. After the adoption of ASU 2018-07, the measurement date for non-employee awards is the date of the grant. The compensation expense for non-employees is recognized, without changes in the fair value of the award, over the requisite service period, which is the vesting period of the respective award.

p.    Newly issued accounting pronouncements:

1)
In June 2016, the FASB issued Accounting Standards Update No. 2016-13 (ASU 2016-13) “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss model that requires the use of forward-looking information to calculate credit loss estimates. The Company will adopt ASU 2016-13 effective January 1, 2022. The Company is currently evaluating the effect of the adoption of ASU 2016-13 on our consolidated financial statements.

2)
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 supersedes existing guidance in Leases (Topic 840). The revised standard requires lessees to recognize the assets and liabilities arising from leases with lease terms greater than twelve months on the balance sheet, including those currently classified as operating leases, and to disclose key information about leasing arrangements. Lessees will be required to recognize a lease liability and a right-of-use asset on their balance sheets, while lessor accounting will remain largely unchanged. The guidance is effective for annual periods beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating the impact of ASU 2016-02 will have on its consolidated financial statements and related disclosures.

NOTE 3 - PROPERTY AND EQUIPMENT:

Composition of assets and the accumulated depreciation thereon, grouped by major classifications for 2018 and 2017 are as follows:

F-A-14

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

	December 31
	2018	2017
	U.S. dollars in thousands
Cost:
Computers	$13	$13
Electronic equipment	24	24
Office furniture	17	5
Leasehold improvements	23	—
	77	42
Accumulated depreciation:
Computers	(12)	(10)
Electronic equipment	(13)	(11)
Office furniture	(2)	(2)
Leasehold improvements	(1)	—
	(28)	(23)
Depreciated balance	$49	$19

Depreciation expense was $5 thousands and $5 thousands for the years ended December 31, 2018 and 2017, respectively.

NOTE 4 - EMPLOYEE SEVERANCE BENEFITS

The Company is required by Israeli law to make severance payments to Israeli employees upon dismissal or upon termination of employment in certain other circumstances.

The Company operates a number of post-employment defined contribution plans. A defined contribution plan is a program that benefits an employee after termination of employment, under which the Company regularly makes fixed payments to a separate and independent entity so that the Company has no legal or constructive obligation to pay additional contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods. The fund assets are not included in the Company’s financial position.

The Company operates pension and severance compensation plans subject to Section 14 of the Israeli Severance Pay Law. The plans are funded through payments to insurance companies or pension funds administered by trustees. In accordance with its terms, the plans meet the definition of a defined contribution plan, as defined above.

As of December 31, 2017 and 2018, all the Company’s employees in Israel are subject to Section 14. The liability for employees rights upon retirement presented in the balance sheet reflects obligation with respect to the services provided by employees up to the date the Company changes the plan to include all employees under Section 14.

F-A-15

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

NOTE 5 - COMMITMENTS AND CONTINGENCIES:

a.	Lease agreement

On October 16, 2012, the Company entered into an office lease agreement (hereafter – the Lease). The Lease was for a period of 12 months. After expiration of the Lease, the parties agreed to extend it, including granting an option to both parties to terminate the agreement by a 60-day advance notice. On March 28, 2018, the Company entered into a new office lease agreement for a period of 18 months (hereafter – the New Lease). In July 2018, the term of the New Lease was extended until September 2020. The annual rental costs are approximately $22 thousand.

b.	Grants from the IIA

In May 2013, the Company received an approval notice under a normal research and development program of the Israel Innovation Authority (IIA) (the- First and Second Programs, respectively). Under the First and the Second Programs, the Company is obligated to pay royalties to the government of Israel at a rate of 3%-4.5% revenues. The liability is up to the amount of the grants received. Until December 31, 2018, the Company received a total amount of approximately $ 280 thousands from the IIA.

c.	Commercial License Agreement

In October 2017 the Company entered into a Commercial License Agreement (hereinafter- “CLA”) with a Canadian company (hereinafter- the Licensee), pursuant to which the Company manufactures and delivers the product to the Licensee for resale by the Licensee in the territory as defined in the CLA. As of the balance sheet date, the Company has not completed the development. As stipulated in the CLA, the Licensee paid an execution fee of $100 thousands. In addition, the Licensee shall pay the Company additional milestone payments of up to approximately $700 thousands and tiered royalty payments as a percentage of the net sales of the licensed product all as stated in the agreement.

The four basic criteria of ASC 605 were met as of December 31, 2017: (1) persuasive evidence of an arrangement exists since the Company and  the Licensee engaged with a binding agreement; (2) delivery has occurred or services have been rendered since all documents and data the Licenser has requested relating to the Company’s know-how were provided before December 31, 2017 and the Licensee can use the license for its intended purposes without the  Company’s supply services (except for immaterial support services);  (3) the fee is fixed or determinable, as indicated in the license agreement; and (4) collectability is reasonably assured.

Therefore, as of December 31, 2017, the Company recorded the execution fee of $ 100 thousands as a revenue.

As described above, the Company is also entitled to milestone payments and royalties based on the Licensee’s revenue from its product, which are not considered fixed or determinable until their occurrence. Therefore, these amounts would only be recognized when they meet the revenue recognition criteria under Topic 606 as described in note 2o.

F-A-16

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

d.	Grants from a US government agency

In November 2017, RDD Inc. received an approval for a grant under a program of an US government agency for the product that is being developed by the Company (hereinafter - “the Program”). Under the Program, the Company will receive up to $1,286 thousands. The grant is recognized as a deduction from research and development expenses, as they incurred. As of December 31, 2018 and 2017 amounts of approximately $1,071 thousands and $179 thousands were received, respectively.

NOTE 6 - FINANCIAL LIABILITIES:

a.	Warrants for preferred shares:

1)
In July, 2012 the Company entered into a Series A Preferred Share Purchase Agreement (the “2012 SPA). As part of the 2012 SPA the Company issued warrants for preferred A shares (the “Preferred A warrants”) to a new investor (hereinafter - the Investor), see also note 8d.

The Preferred A warrants are exercisable into series A preferred shares with NIS 0.01 par value per share, for an exercise price of $35.98 per share commencing on the date of the issuance and until the earlier of an IPO, M&A event, as defined in the agreement, or four years. In April 2015 an extension was agreed upon, and the Preferred A warrants shall expire on the eighth anniversary starting on April 16, 2015. The Preferred A warrants may be exercised in consideration for cash representing the exercise price or net share basis.

The Preferred A warrants are classified as liabilities in accordance with ASC 480-10-35-5, as they are considered freestanding financial instruments, exercisable into Series A preferred shares, which are redeemable upon certain events that represent “Deemed Liquidation Events” (see also note 8d and 8g). Accordingly, the Preferred A warrants are measured at fair value in every reporting period, and changes in their fair value are recognized in the Statements of Operations within financial income (expense).

The fair value as of December 31, 2017 was measured and determined mainly based on the 2017 SPA price per share of Series B preferred shares at $27.18 and assumptions related to achieving the required milestone for additional investment that was determined in the SPA, risk-free interest rate of 1.73% and expected volatility at a rate of 88.14%.

The fair value as of December 31, 2018 was measured and determined mainly based on estimation of the Company’s equity value derived from Discounted Cash Flow (“DCF”) calculation and on assumption relating to future revenue forecast, clinical success probabilities, relevant discount at a rate of 19.5%, risk-free interest rate of 1.73% and expected volatility at a rate of 87.5%.

2)	In 2017, as part of 2017 SPA, the Company issued warrants for Series B-1 preferred shares (the “Preferred B-1 Warrants”), see note 8f.

F-A-17

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

The Preferred B-1 warrants are exercisable into Series B-1 preferred shares, of NIS 0.01 par value per share, for an exercise price of $27.18 per share commencing on the date of issuance and until the earlier of an IPO, M&A event or fifteen years. The Preferred B-1 Warrants may be exercised in consideration for cash representing the exercise price or net share basis.

The Preferred B-1 Warrants are classified as liabilities in accordance with ASC 480-10-35-5, as they are considered freestanding financial instruments, exercisable into Series B-1 preferred shares, which are redeemable upon certain events that represent “Deemed Liquidation Events” (see also note 8f and 8g). Accordingly, the Preferred B-1 Warrants are measured at fair value in every reporting period, and changes in their fair value are recognized in the statement of operations within financial income (expense).

The fair value as of December 31, 2017 was measured and determined mainly based on the SPA price per share of Series B preferred shares at $27.18 and assumptions related to achieving the required milestone for additional investment that was determined in the SPA, risk-free interest rate of 1.73% and expected volatility at a rate of 88.14%.

The fair value as of December 31, 2018 was measured and determined mainly based on estimation of the Company’s equity value derived from DCF calculation and on assumption relating to future revenue forecast, clinical success probabilities, relevant discount at a rate of 19.5%, risk-free interest rate of 1.73% and expected volatility at a rate of 87.5%.

b.	Convertible loans from shareholders:

1)
In July 2016, the Company entered into a convertible loan agreement with existing shareholders (hereafter – the “Lenders”) (the “2016 Convertible Loan”), under which the Company borrowed a total amount of $2,900 thousand. The convertible loan is convertible into Preferred B-1 Shares of NIS 0.01 par value each at a price of $ 55.35 per share. The loan bears interest of 3.41% per annum. According to the convertible loan agreement, the principal of the loan together with accrued interest are payable upon the earlier of: (i) the lapse of twelve months as of the effective date (“maturity date”, as defined in the agreement), (ii) the occurrence of an event of default, as defined in the agreement. In November 2017, all of the convertible loans were converted into 95,587 Preferred B-1 Shares of NIS 0.01 par value each (see also note 8f).

The fair value as of the conversion date, November 2017, was measured and determined mainly based on the 2017 SPA price per share of Series B preferred shares at $27.18 and assumptions related to achieving the required milestone for additional investment that was determined in the 2017 SPA, risk-free interest rate of 1.73% and expected volatility at a rate of 88.14%.

2)
In August 2017, the Company entered into a convertible loan agreement with existing shareholders (hereafter – the “Lenders”) (the - “2017 Convertible Loan”), under which the Company borrowed a total amount of $500 thousand. The convertible loan is convertible

F-A-18

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

into Preferred B Shares of NIS 0.01 par value per share. The loan bears interest of 3.41% per annum. According to the convertible loan agreement, in the event that within a period of three months from the date hereof the Company consummates a transaction or a series of related transactions in which the Company issues securities in consideration for investment in the Company of no less than $1,000 thousand, (the “Financing Transaction”, as defined in the agreement), the principal amount shall be automatically subject to the terms of such Financing Transaction. During November 2017, all of the convertible loans were converted into 18,525 Preferred B Shares of NIS 0.01 par value each (see also note 8f).

The fair value as of the conversion date, November 2017, was measured and determined mainly based on the 2017 SPA price per share of Series B preferred shares at $27.18 and assumptions related to achieving the required milestone for additional investment that was determined in the 2017 SPA, risk-free interest rate of 1.73% and expected volatility at a rate of 88.14%.

c.	The Company financial instruments measured in fair value and classified as Level 3

The table below sets forth a summary of the changes in the fair value of the warrants for preferred shares and the convertible loans classified as Level 3:

	Convertible loans from shareholders		Warrants liabilities
	December 31		December 31
	2018	2017	2018	2017
Balance at beginning of year	$—	$2,560	$730	$678
Issuance of warrants for preferred shares	—	—	—	570
Issuance of convertible loans	—	500	—	—
Changes in fair value	—	255	(77)	(518)
Conversion of convertible loans	—	(3,315)	—	—
Balance at end of year	$—	$—	$653	$730

Other than the conversion of the Convertible Loans in 2017 into redeemable convertible preferred shares, there were no transfers into or out of Level 3 measurement.

d.	As of December 31, 2018 and 2017 the fair value of all financial assets and liabilities, approximate their carrying amounts.

NOTE 7 - SHARE CAPITAL:

a.    The share capital as of December 31, 2018 and 2017 are composed as follows:

F-A-19

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

	Number of shares		Amount
	Authorized	Issued	Authorized	Issued
Ordinary shares
NIS 0.01 par value	615,241	48,895	6,152	489

b.	Share-based compensation:

In February 2009, the Company’s Board of Directors (the – “Board”) approved an employee and service providers share option plan (the – “Plan).
The Board selected the capital gains tax track for options granted to employees in accordance with Section 102 of the Israeli Tax Ordinance.

1)	Options granted to employees and directors

In 2018 and 2017, the Company granted 43,038 and 0 options of NIS 0.01 par values each, respectively, to employees and directors with an exercise price of $3.2 per share.

The fair value as of December 31, 2018 and 2017 of options granted to employees and directors in 2018 and 2017 was $164 thousands and $0, respectively.

The fair value of options granted to employees and directors on the date of grant was computed using the Black-Scholes model. The underlying data used for computing the fair value of the options are as follows:

2018
Value of ordinary shares	$4.91
Dividend yield	0%
Expected volatility	87.51%
Risk-free interest rate	2.90%
Expected term	5.54-5.57

2)	Options granted to consultants and other service providers

In 2018 and 2017, the Company granted 14,086 and 0 options, respectively, to consultants and service providers with an exercise price of $3.2 per share.

The fair value as of December 31, 2018 and 2017 of options granted to consultants and other service providers in 2018 and 2017 was $54 thousands and $0, respectively.

The fair value of options granted to consultants and other service providers as of December 31, 2018 and 2017 was computed using the Black-Scholes model. The underlying data used for computing the fair value of the options are as follows:

F-A-20

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

2018
Value of ordinary shares	$4.91
Dividend yield	0%
Expected volatility	87.51%
Risk-free interest rate	2.90%
Expected term	Contractual term

3)	The following table summarizes the number of options outstanding under the Plan for the years ended December 31, 2018 and 2017, and related information:

	Employees and directors		Consultants and service providers
	Number of options	Weighted average price per share	Number of options	Weighted average price per share
Outstanding at January 1, 2017	39,610	$8.08	6,802	$3.14
Outstanding at December 31, 2017	39,610	$8.08	6,802	$3.14
Granted	43,038	$3.20	14,086	$3.20
Forfeited	—	$—	(10,488)	$3.20
Outstanding at December 31, 2018	82,648	$5.54	10,400	$3.81

4)	The following tables summarize the outstanding and exercisable options as of December 31, 2018 for employees, directors, consultants and other service providers:

December 31, 2018
Options outstanding			Options exercisable
Exercise price per share	Number of options outstanding at end of year	Weighted average remaining contractual life	Number of options exercisable at end of year	Weighted average remaining contractual life
$0.00	4,970	3.81	4,970	3.81
$3.20	46,636	9.89		—
$8.00	30,732	3.62	29,645	3.62
$9.70	7,046	0.48	7,046	0.48
$11.63	1,832	4.21	1,832	4.21
$12.16	1,832	4.21	1,832	4.21

	93,048		45,325

The total unrecognized compensation cost of the options at December 31, 2018 is $152 thousands, which is expected to be recognized over a weighted average period of 3.43 years.

F-A-21

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

5)	The following table illustrates the effect of share-based compensation on the statements of operations:

	Year ended December 31
	2018	2017
	U.S. dollars in thousands
Research and development expenses, net	26	11
General and administrative expenses	25	25
	51	36

NOTE 8 - REDEEMABLE CONVERTIBLE PREFERRED SHARES:

a.	The Redeemable Convertible Preferred Shares as of December 31, 2018 are composed as follows:

	Number of shares		Amount
	Authorized	Issued	Authorized	Issued
Ordinary A shares
NIS 0.01 par value	92,089	92,089	921	921
Preferred A shares
NIS 0.01 par value	238,470	198,725	2,385	1,987
Preferred A1 shares
NIS 0.01 par value	54,200	54,200	542	542
Preferred B shares
NIS 0.01 par value	1,000,000	253,952	10,000	2,540
Preferred B1 shares
NIS 0.01 par value	114,983	95,587	1,150	956
	1,499,742	694,553	14,998	6,946

The Redeemable Convertible Preferred Shares as of December 31, 2017 are composed as follows:

F-A-22

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

	Number of shares		Amount
	Authorized	Issued	Authorized	Issued
Ordinary A shares
NIS 0.01 par value	92,089	92,089	921	921
Preferred A shares
NIS 0.01 par value	238,470	198,725	2,385	1,987
Preferred A1 shares
NIS 0.01 par value	54,200	54,200	542	542
Preferred B shares
NIS 0.01 par value	1,000,000	166,424	10,000	1,664
Preferred B1 shares
NIS 0.01 par value	114,983	95,587	1,150	956
	1,499,742	607,025	14,998	6,070

b.	Changes in the Redeemable Convertible Preferred Shares:

	Number of shares	Amount
		U.S. dollars in thousands
BALANCE AS OF JANUARY 1, 2017	345,014	8,798
CHANGES DURING 2017:
Issuance of Preferred B-1 Shares	95,587	2,083
Issuance of Preferred B Shares	166,424	3,775
BALANCE AS OF DECEMBER 31, 2017	607,025	14,656
CHANGES DURING 2018:
Issuance of Preferred B Shares	87,528	2,000
BALANCE AS OF DECEMBER 31, 2018	694,553	16,656

c.
In 2008 the Company entered into a share purchase agreement (hereafter - SPA), according to which the Company issued 62,449 Ordinary A of NIS 0.01 par value, for total consideration of $844 thousands. In addition, in October 2010 the Company entered into a convertible loan agreement with existing shareholders (hereafter – the “Lenders”) (the - “2010 Convertible Loan”), under which the Company borrowed a total amount of $343 thousands. In July 2012, the convertible loan was converted into 29,640 Ordinary A Share of NIS 0.01 par value each.

The Company analyzed the classification of the Ordinary A Share based, among others, the redemption obligation as agreed in the 2010 Convertible Loan. Based on ASC 480-10-S99-3A(f) the Company determined that since the redemption obligation is outside of its control, the Series Ordinary A Share is considered as contingently redeemable upon the occurrence of an event that is outside of its control and should be classified as a mezzanine equity. The Company concluded that it is not probable the instrument will become redeemable (e.g., it is not probable a contingency that triggers redemption will be met). Therefore, an adjustment of the initial carrying amount is not necessary until it is probable that the security will become redeemable. Accordingly, the amounts of $1,187 thousands were classified as “Redeemable Convertible Ordinary A Share” in the Consolidated Balance Sheet.

F-A-23

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

d.
As mentioned in note 6a(1) above, in accordance with the 2012 SPA, the Company issued to the Investor 115,344 Preferred A Shares of NIS 0.01 par value at a price per share of $35.9793, in total consideration of $4,150 thousands.

The Company analyzed the classification of the Preferred A Shares based, among others, the redemption obligation as agreed in the 2012 SPA. Based on ASC 480-10-S99-3A(f) the Company determined that since the redemption obligation is outside of its control, the Series Preferred A Shares is considered as contingently redeemable upon the occurrence of an event that is outside of its control and should be classified as a mezzanine equity. The Company concluded that it is not probable the instrument will become redeemable (e.g., it is not probable a contingency that triggers redemption will be met). Therefore, an adjustment of the initial carrying amount is not necessary until it is probable that the security will become redeemable. Accordingly, the amounts of $3,907 thousands were classified as “Redeemable Convertible Preferred A Shares” in the Consolidated Balance Sheet.

In addition, the Company granted the Investor warrants to purchase 39,745 Preferred A Shares, see also note 6a(1).

e.
In July 2015, the Company entered into a Series A-1 Preferred Share Purchase Agreement (hereafter – 2015 SPA), according to which the Company issued 54,200 Preferred A-1 Shares of NIS 0.01 par value each at a price of $55.35 per share for total gross consideration of $2,985 thousands.

The Company analyzed the classification of the Preferred A-1 Shares based, among others, the redemption obligation as agreed in the 2015 SPA. Based on ASC 480-10-S99-3A(f) the Company determined that since the redemption obligation is outside of its control, the Series Preferred A-1 Shares is considered as contingently redeemable upon the occurrence of an event that is outside of its control and should be classified as a mezzanine equity. The company concluded that it is not probable the instrument will become redeemable (e.g., it is not probable a contingency that triggers redemption will be met). Therefore, an adjustment of the initial carrying amount is not necessary until it is probable that the security will become redeemable. Accordingly, the amounts of $2,985 thousands were classified as “Redeemable Convertible Preferred A-1 Shares” in the Consolidated Balance Sheet.

f.
In November 2017, the Company entered into an investment agreement with existing and new investors (hereafter – 2017 SPA), according to which the Company issued 147,899 Preferred B Shares of NIS 0.01 par value each, for total consideration of $ 4,020 thousands.

In addition, all of the Convertible Loans were converted into 18,525 Preferred B Shares of NIS 0.01 par value each and 95,587 Preferred B-1 Shares of NIS 0.01 par value each.

The Company analyzed the classification of the Preferred B-1 Shares and Preferred B Shares based, among others, the redemption obligation as agreed in the 2017 SPA. Based on ASC 480-10-S99-3A(f) the Company determined that since the Redemption Obligation is outside of its control, the Series Preferred B Shares and Preferred B-1 shares is considered as contingently redeemable upon the occurrence of an event that is outside of its control and should be classified as a mezzanine equity. The company concluded that it is not probable the instrument will become redeemable (e.g., it is not probable a contingency that triggers redemption will be met). Therefore, an adjustment of the initial

F-A-24

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

carrying amount is not necessary until it is probable that the security will become redeemable. Accordingly, the amounts of$3,775 thousands and $2,083 thousands, were classified as “Redeemable Convertible Preferred B Shares” and “Redeemable Convertible Preferred B-1 Shares” in the Consolidated Balance Sheet, respectively.
In accordance with the 2017 SPA, the Company will receive a milestone payment of up to $2,000 thousands in consideration for issuance of 87,528 Preferred B Shares of NIS 0.01 par value each. In 2018 the milestone was achieved and the Company issued the additional Preferred B Shares. Accordingly, in 2018, at the payment date, the amount of $2,000 thousand was recorded as “Redeemable Convertible Preferred B Shares” in the consolidated balance sheet.

In addition, the Company granted the Investor warrants to purchase 19,396 of the Preferred B-1 Shares of NIS 0.01 par value each, see also note 6a(2).

g.	The rights, preferences and privileges with respect to the preferred shares are stipulated in the Company’s articles of association and a summary of significant provisions are as follows:

i.
Right of First Refusal: Until an IPO (as defined in the Company’s articles), each Preferred and Ordinary A shareholder have a right of first refusal with respect to a transfer, sell, assign or otherwise of all or any of the shares or other securities of the Company by any shareholder with certain specified exceptions.

ii.	Liquidation Preference: Until a qualified IPO, in the event of any liquidation or deemed liquidation, the assets shall be distributed among the shareholders as follows:

i.
The holders of Preferred B and B-1 Shares are entitled to receive from the distributable proceeds an amount that equals to (i) one-time (1x) the applicable original issue price of such Preferred B Share (adjusted for recapitalization events); plus (ii) an 8% annual interest on the applicable original issue price for such Preferred B Share, accrued daily and compounded annually from the date of the issuance of such Preferred B Share up to the date of distribution; plus (iii) an amount that equals to the declared but unpaid dividends on such Preferred B Share.

ii.
Second, and after payment in full of the Preferred B Preference Amounts, the holders of Preferred A and A-1 Shares are entitled to receive from the remaining distributable proceeds (if any) an amount that equals to (i) one-time (1x) the applicable Original Issue Price of such Preferred A Share (adjusted for Recapitalization Events); plus (ii) an 8% annual interest on the applicable Original Issue Price for such Preferred A Share, accrued daily and compounded annually from the date of the issuance of such Preferred A Share up to the date of distribution; plus (iii) an amount that equals to the declared but unpaid Dividends on such Preferred A Share.

iii.
Third, and after payment in full of the Preferred B Preference Amount and the Preferred A Preference Amount, the holders of Ordinary A Shares are entitled to receive from the distributable proceeds an amount that equals to (i) one-time (1x) the Original Issue Price of such Ordinary A Share (adjusted for Recapitalization

F-A-25

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

Events); plus (ii) an 8% annual interest on the Original Issue Price for such Ordinary A Share, accrued daily and compounded annually. From the date of the issuance of such Ordinary A Share up to the date of distribution; plus (iii) an amount equal to the declared but unpaid dividends on such Ordinary A Share.

iv.
Any remaining distributable proceeds available for distribution, if any, are to be distributed pro rata among all of the Company’s Shareholders based on their holdings of the Company’s issued share capital, calculated on an as-converted to Ordinary Shares basis.

iii.
Dividend preference: the preferred shareholders will be entitled to receive, at a dividend distribution, the amount calculated according to the order of preference and ratio specified in the liquidation reference section above.

iv.
Protective provisions: In addition, until a qualified IPO, the Preferred Majority will have certain protective provision in decisions with regard to the amendment of the Articles of Association of the Company, the recapitalization of its shares, effecting a liquidation event, declaring dividends, or performing a merger or IPO.

v.
Conversion and conversion price adjustment: Each holder of Preferred Shares and Ordinary A Shares has the right to convert any or all of its Preferred Shares or Ordinary A Shares, as applicable, into Ordinary Shares at any time, at the conversion rate applicable to such Preferred Shares or Ordinary A Shares, respectively, at the time of conversion, without the payment of additional consideration by such holder. The Conversion Price of a Preferred Share or an Ordinary A Share upon the issuance thereof is the Original Issue Price thereof, and thereafter the respective conversion price and consequent conversion rate of any Preferred Share or Ordinary A Share are subject to adjustment from time to time.

vi.
Automatic conversion: The Preferred B Shares shall automatically be converted into Ordinary Shares, at the then applicable conversion rate with respect to Preferred B Shares, upon the earlier of: (i) the election of the holders of the majority of the Preferred B Shares, or (ii) upon the closing of a firm commitment underwritten public offering of the Company’s Ordinary Shares with Company valuation of at least $75,000,000, resulting in aggregate proceeds to the Company (net of the underwriting discounts or commissions and offering expenses) of not less than $20,000,000 (a “QIPO”). The Preferred B-1 Shares shall automatically be converted into Ordinary Shares, at the then applicable conversion rate with respect to Preferred B-1 Shares, upon the earlier of: (i) the election of the holders of the majority of the Preferred B-1 Shares, or (ii) upon a QIPO. The Preferred A and Preferred A-1 Shares shall automatically be converted into Ordinary Shares, at the then applicable conversion rate with respect to the Preferred A Shares and the Preferred A-1 Shares, respectively, upon the earlier of: (i) the election of the holders of the majority of the Preferred Shares, or (ii) upon the closing of a QIPO. The Ordinary A Shares shall automatically be converted into Ordinary Shares, at the then applicable conversion rate with respect to Ordinary A Shares, upon the earlier of: (i) the election of a majority of the shareholders of the Company and the majority

F-A-26

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

of the Preferred Shareholders, or (ii) immediately prior to the closing of an IPO, or (iii) upon the conversion of all the Preferred Shares.

Upon conversion as specified above, all outstanding Ordinary A Shares and/or Preferred Shares, as applicable, shall be deemed to have been converted into Ordinary Shares and all additional rights, privileges and obligations attached to such shares (i.e., all such rights in excess to the rights attached to Ordinary Shares) will be abolished.

vii.
Voting rights: each of the Ordinary Shares entitle the holder thereof to one vote per Ordinary Share. Each of the Preferred B-1 Shares, Preferred B Shares, Preferred A-1 Shares, Preferred A Shares and Ordinary A Shares entitle the holder thereof to a number of votes that equals the number of Ordinary Shares then issuable upon conversion into Ordinary Shares.

NOTE 9 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION:

Balance sheet:

	December 31
	2018	2017
	U.S. dollars in thousands
a. Other receivable:
Prepaid expenses	$20	$45
Other	6	—
	26	45
b. Accounts payables - other:
Accrued expenses	53	499
Employees and employee institutions	170	151
Other	—	75
	$223	$725
Statements of operations:

	Year ended December 31
	2018	2017
	U.S. dollars in thousands
c. Research and development expenses, net:
Payroll and related expenses	$644	$642
Subcontractors and materials	1,950	2,558
Other	227	157
	2,821	3,357
Less - grants	(892)	(179)
	$1,929	$3,178

F-A-27

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

	Year ended December 31
	2018	2017
	U.S. dollars in thousands
d. General and administrative expenses:
Payroll and related expenses	$53	$34
Professional services	464	285
Registration of patents	104	93
Office, rent and maintenance	11	91
	$632	$503

e. Financial income, net:
Changes in fair value of warrants liabilities and convertible loans	$(77)	$(263)
Other finance expenses (income)	(3)	103
	$(80)	$(160)

NOTE 10 - RELATED PARTIES - TRANSACTIONS AND BALANCES:

Related parties include the Chairman of the Board of Directors, the board members and the Chief Executive Officer of the Company.

	December 31
	2018	2017
a. Transactions with related parties:	U.S. dollars in thousands
Payroll and related expenses	$252	$323
Professional services	143	93
	$395	$416
b. Balances with related parties:
Employees and employees Institutions	17	66
	$17	$66

NOTE 11 - TAXES ON INCOME:

a.	Tax rates

The income and capital gains of the Company are subject to the normal corporate tax rates in Israel, which is 23% in 2018 and thereafter.

The income of the U.S. subsidiary is subject to federal corporate tax rate, which is 21% in 2018.

b.	Tax assessments

All the tax assessments filed through 2013 are considered final.

F-A-28

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

c.	Carryforward losses

As of December 31, 2018, the Company had approximately $14 million of net carry forward tax losses available for reducing future taxable income without limitation of use.

d.	Deferred income taxes:

	December 31
	2018	2017
	U.S. dollars in thousands
In respect of:
Net operating carry forward loss	3,250	2,479
Research and development expenses	430	362
Other	24	26
Less - valuation allowance	(3,704)	(2,867)
Net deferred tax assets	—	—

The change in valuation allowance for the years ended December 31, 2018 and 2017 was as follows:

	2018	2017
Balance at the beginning of the year	(2,867)	(1,961)
Changes during the year	(837)	(906)
Balance at the end of the year	(3,704)	(2,867)

The main reconciling item between the statutory tax rate of the Company and the effective rate is the share-based compensation and provision for full valuation allowance in respect of tax benefits from carry forward tax losses due to the uncertainty of the realization of such tax benefits.

NOTE 12 - SUBSEQUENT EVENTS:

a.
In February 2019, the Company's appointed new chief executive officer (the "New CEO"), replacing the prior chief executive officer (the "Prior CEO") in this capacity. Concurrently, the New CEO was appointed as a member of the board of directors (the “Board”) and the Prior CEO resigned from the Board. In connection with the New CEO employment, he was granted 28,930 options exercisable into one ordinary share of the Company at an exercise price of $3.2 per share. The options vest annually in 4 increments over 4 years, with the first increment vesting on February 2020, conditioned upon continuous employment through each date of vesting. The grant date fair value of these options is approximately $ 97 thousands.

b.	On March 15, 2019 (the "Effective Date") the Prior CEO's employment with the Company was terminated. As part of his separation agreement, he entitled to a redemption of any unused accumulated

F-A-29

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

vacation days until the Effective Date in the total amount of approximately $ 28 thousands. In addition, all the fully vested options, as of the Effective Date, amounted to 15,822, purchase Ordinary shares of the Company, par value NIS 0.01 each, shall be exercisable for a period of two years from the Effective Date. The fair value of the extension period amounted to approximately $ 18 thousands and was recorded to the Statements of Operations. The unvested options, as of the Effective Date, granted to Prior the CEO were terminated and became null.

c.
On October 7, 2019 the Company entered into a Merger Agreement, as amended on December 17, 2019, with Innovate Biopharmaceuticals, Inc. a publicly traded company (Nasdaq: INNT) ("Innovate Biopharmaceuticals") (the "Merger Agreement"). Following the merger, the Company's stockholders will own, on a fully-diluted basis, approximately 38% of Innovate Biopharmaceuticals' shares. The exact percentage and the closing of the merger is subject to financing and several conditions as mentioned in the Merger Agreement.

d.
On November 13, 2019 the Company entered into a Non-Binding Letter (the "Non-Binding Letter") of intent to acquire Naia Rare Diseases (“Naia”), for an amount of $ 4.85 million combined of cash and shares and additional milestones payments as determined in the Non-Binding Letter. The acquisition is subject to the closing of the Merger Agreement (see also note 12c).

F-A-30

RDD PHARMA LTD.
UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2019

F-A-31

RDD PHARMA LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2019	2018
	U.S. dollars in thousands
Assets
CURRENT ASSETS:
Cash and cash equivalents	$668	$2,375
Prepaid expense and other receivable	23	26
TOTAL CURRENT ASSETS	691	2,401

NON-CURRENT ASSETS:
Property and equipment, net	44	49
TOTAL ASSETS	$735	$2,450

Liabilities net of capital deficiency
CURRENT LIABILITIES -
Accounts payables:
Trade	$172	$107
Other	468	223
TOTAL CURRENT LIABILITIES	640	330
NON-CURRENT LIABILITIES -
Warrants liabilities	651	653
Liability for employees rights upon retirement	36	36
	687	689
COMMITMENTS AND CONTINGENCIES
TOTAL LIABILITIES	1,327	1,019

REDEEMABLE CONVERTIBLE PREFERRED SHARES	25,941	16,656

CAPITAL DEFICIENCY
Ordinary shares, par value NIS 0.01 per share, 615,241 shares authorized; 48,895 shares issued and outstanding at September 30, 2019 and December 31, 2018	*	*
Additional paid in capital	-	447
Accumulated deficit	(26,533)	(15,672)
TOTAL CAPITAL DEFICIENCY	(26,533)	(15,225)
TOTAL LIABILITIES NET OF CAPITAL DEFICIENCY	$735	$2,450

* Represents an amount of less than $1 thousand

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-A-32

RDD PHARMA LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2019	2018	2019	2018
	U.S. dollars in thousands
OPERATING EXPENSES:
Research and development expenses, net	$882	$1,878	$264	$729
General and administrative expenses	1,149	384	644	121
OPERATING LOSS	2,031	2,262	908	850
FINANCIAL EXPENSES (INCOME), net	12	(37)	22	(28)
NET LOSS	2,043	2,225	930	822
ACCRETION OF REDEEMABLE CONVERTIBLE PREFERRED SHARES	9,285	-	9,285	-
NET LOSS ATTRIBUTABLE TO ORDINARY SHAREHOLDERS	$11,328	$2,225	$10,215	$822

* Represents an amount of less than $1 thousand

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-A-33

RDD PHARMA LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Unaudited)

	Ordinary Shares		Additional paid-in capital	Accumulated Deficit	Total
	Number of shares	Amounts	Amounts
	U.S. dollars in thousands
BALANCE AT JANUARY 1, 2018	48,895	*	$396	$(13,191)	$(12,795)
CHANGES IN THE NINE-MONTHS PERIOD ENDED SEPTEMBER 30, 2018:
Share-based compensation			34		34
Net loss				(2,225)	(2,225)
BALANCE AT SEPTEMBER 30, 2018	48,895	*	430	(15,416)	(14,986)

BALANCE AT JANUARY 1, 2019	48,895	*	447	(15,672)	(15,225)
CHANGES IN THE NINE-MONTHS PERIOD ENDED SEPTEMBER 30, 2019:
Share-based compensation			20		20
Accretion of redeemable convertible preferred shares			(467)	(8,818)	(9,285)
Net loss				(2,043)	(2,043)
BALANCE AT SEPTEMBER 30, 2019	48,895	*	$—	$(26,533)	$(26,533)

* Represents an amount of less than $1 thousand

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-A-34

RDD PHARMA LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Unaudited)

	Ordinary Shares		Additional paid-in capital	Accumulated Deficit	Total
	Number of shares	Amounts	Amounts
	U.S. dollars in thousands
BALANCE AT JULY 1, 2018	48,895	*	$413	$(14,594)	$(14,181)
CHANGES IN THE THREE-MONTHS PERIOD ENDED SEPTEMBER 30, 2018:
Share-based compensation			17		17
Net loss				(822)	(822)
BALANCE AT SEPTEMBER 30, 2018	48,895	*	430	(15,416)	(14,986)

BALANCE AT JULY 1, 2019	48,895	*	455	(16,785)	(16,330)
CHANGES IN THE THREE-MONTHS PERIOD ENDED SEPTEMBER 30, 2019:
Share-based compensation			12		12
Accretion of redeemable convertible preferred shares			(467)	(8,818)	(9,285)
Net loss				(930)	(930)
BALANCE AT SEPTEMBER 30, 2019	48,895	*	$—	$(26,533)	$(26,533)

* Represents an amount of less than $1 thousand

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-A-35

RDD PHARMA LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
	2019	2018
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,043)	$(2,225)
Adjustments required to reconcile net loss to net cash used in operating activities:
Share-based compensation	20	34
Fair value adjustment of warrants for preferred shares	(2)	(40)
Depreciation	5	3

Changes in operating assets and liabilities:
Decrease (increase) in other receivable	3	(2)
Increase in trade payable	65	120
Increase (decrease) in accounts payable – other	245	(328)
Net cash used in operating activities	(1,707)	(2,438)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	(32)
Net cash used in investing activities	—	(32)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Preferred B-1 warrants	—	2,000
Net cash provided by financing activities	—	2,000

DECREASE IN CASH AND CASH EQUIVALENTS	(1,707)	(470)
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	2,375	3,344
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$668	$2,874

Accretion of redeemable convertible preferred shares	$(9,285)	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-A-36

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS:

a.	RDD Pharma Ltd. (hereinafter- the Company) commenced operations on March 1, 2008.

b.	The Company is engaged in the medical field, developing treatments for ano-rectal diseases.

c.
In February 2013, the Company established a wholly owned subsidiary in Delaware, USA, named RDD Pharma Inc. (hereinafter- RDD Inc), which started its business activities on April 2017. In July 2015, the Company established a wholly owned subsidiary in United Kingdom, named RDD Pharma Ltd. UK (hereinafter- RDD UK). As of September 30, 2019 and December 31, 2018, RDD UK has not yet started any business activities.

d.	Liquidity
The Company has suffered recurring losses from operations and has a net capital deficiency and cash outflows from operating activities. The Company expects to continue incurring losses and negative cash flows from operations until its products reach commercial profitability. As a result of these expected losses and negative cash flows from operations, along with the Company’s current cash position, the Company does not have sufficient cash to meet its liquidity requirements for the following twelve months. Consequently, there is substantial doubt about the Company’s ability to continue as a going concern. These financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.
Management’s plans are to raise additional funding from existing and new shareholders until profitable results are achieved, refer also to note 8. There are no assurances however, that the Company will be successful in obtaining the level of financing needed for its operations. If the Company is unsuccessful in commercializing its products and raising capital, it may need to reduce activities, curtail or cease operations.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

a.	Basis of preparation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of the Company’s management, the accompanying condensed consolidated financial statements contain all adjustments (consisting of normal recurring accruals and adjustments) necessary to state fairly the financial position, results of operations and cash flows of the Company at the dates and for the periods indicated. Interim results are not necessarily indicative of results for the full fiscal year. The year-end condensed consolidated balance sheet data was derived from audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States.

F-A-37

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto contained in the Company’s Annual Report for the year ended December 31, 2018. The comparative balance sheet at December 31, 2018 has been derived from the audited financial statements at that date.

b.	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. Intercompany balances and transactions have been eliminated upon consolidation.

c.	Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. As applicable to the unaudited condensed consolidated financial statements, the most significant estimates and assumptions relate to the fair value of share-based compensation, fair value of the warrants for preferred shares and the likelihood that the redeemable convertible preferred shares will become redeemable.

d.	Financial instruments
When the Company issues preferred shares, it considers the provisions of ASC 480 in order to determine whether the preferred share should be classified as a liability. If the instrument is not within the scope of ASC 480, the Company further analyses the instrument’s characteristics in order to determine whether it should be classified within temporary equity (mezzanine) or within permanent equity in accordance with the provisions of ASC 480-10-S99. The Company’s redeemable convertible preferred shares are not mandatorily or currently redeemable. However, it includes, a liquidation or deemed liquidation events that would constitute a redemption event that is outside of the Company’s control. As such, all shares of redeemable convertible preferred shares have been presented outside of permanent equity.

As of December 31, 2018 the Company has not adjusted the carrying values of the redeemable convertible preferred shares to the deemed liquidation values of such shares since a liquidation event was not probable.

As of September 30, 2019 the Company has adjusted the carrying values of the redeemable convertible preferred shares to the deemed liquidation values of such shares since a deemed liquidation event has become probable, refer also to notes 5 and 8.

When the Company issues other freestanding instruments, the Company first analyses the provisions of ASC 480 in order to determine whether the instrument should be classified as a liability, with subsequent changes in fair value recognized in the Statements of Operations in each period. If the instrument is not within the scope of ASC

F-A-38

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

480, the Company further analyses the provisions of ASC 815-10 in order to determine whether the instrument should be classified within equity or rather classified as an asset or liability, with subsequent changes in fair value recognized in the Statements of Operations in each period. Refer also to note 3.

e.	Fair value measurement

Fair value is based on the price that would be received from the sale of an asset or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described as follows:

Fair value measurement (continued):

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.
Level 2: Observable prices that are based on inputs not quoted on active markets but corroborated by market data.
Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

The carrying amount of the cash and cash equivalents, other receivable and accrued expenses and other liabilities approximates their fair value.

f.	Newly issued accounting pronouncements:

1)
In June 2016, the FASB issued Accounting Standards Update No. 2016-13 (ASU 2016-13) “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss model that requires the use of forward-looking information to calculate credit loss estimates. The Company will adopt ASU 2016-13 effective January 1, 2022. The Company is currently evaluating the effect of the adoption of ASU 2016-13 on its consolidated financial statements.

2)
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 supersedes existing guidance in Leases (Topic 840). The revised standard requires lessees to recognize the assets and liabilities arising from leases with lease terms greater than twelve months on the balance

F-A-39

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

sheet, including those currently classified as operating leases, and to disclose key information about leasing arrangements. Lessees will be required to recognize a lease liability and a right-of-use asset on their balance sheets, while lessor accounting will remain largely unchanged. The guidance is effective for annual periods beginning after December 15, 2019, with early adoption permitted. The Company will adopt the new standard using the modified retrospective approach without adjusting the comparative periods. The Company is currently evaluating the impact the adoption of ASU 2016-02 will have on its consolidated financial statements.
NOTE 3 - FINANCIAL LIABILITIES:

a.	Warrants for preferred shares:

In 2012 and in 2017, the Company issued warrants for preferred A shares (the “Preferred A warrants”) and warrants for preferred B-1 shares (the “Preferred B-1 warrants”), respectively (together - the Warrants).
The Preferred A warrants are exercisable into series A preferred shares, nominal value of NIS 0.01 per share, for an exercise price of $35.98 per share commencing on the date of the issuance and until the earlier of an IPO, M&A event, as defined in the agreement, or four years. In April, 2015 an extension was agreed, the Preferred A warrants shall expire on the eighth anniversary starting on April 16, 2015.
The Preferred B-1 warrants are exercisable into series B-1 preferred shares, nominal value NIS 0.01 per share, for an exercise price of $27.18 per share commencing on the date of the issuance and until the earlier of an IPO, M&A event or fifteen years.
The Warrants may be exercised in consideration for cash representing the exercise price or net share basis.
The Warrants are classified as liabilities in accordance with ASC 480-10-35-5, as they are considered freestanding financial instruments, exercisable into series preferred A shares, which are redeemable upon certain events that represent “Deemed Liquidation Events”. Accordingly, the Warrants are measured at fair value in every reporting period, and changes in their fair value are recognized in the Statements of Operations within financial expense (income).
The fair value as of September 30, 2019 was measured and determined mainly based on the hybrid method which takes into consideration a probability-weighted value across multiple scenarios but using the Option Pricing Model (OPM) to estimate the allocation of value within one or more of those scenarios.
In addition, it takes into consideration several assumptions relating to the Company’s future revenue forecast, clinical success probabilities, relevant discount at a rate of 19.5%, risk-free interest rate of 1.75% and expected volatility at a rate of 85.4%.

b.	The Company financial instruments measured in fair value and classified as Level 3
The table below sets forth a summary of the changes in the fair value of the warrants for preferred shares as Level 3:

F-A-40

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Warrants liabilities
	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	U.S. dollars in thousands
Balance at beginning of period	$653	$730	$637	$718
Changes in fair value	—	(40)	16	(28)
Balance at end of period	$653	$690	$653	$690

c.	As of September 30, 2019 and December 31, 2018 the fair value of all financial assets and liabilities, approximate their carrying amounts.
NOTE 4 - SHARE-BASED COMPENSATION

a.
In January 2019, the Company’s Board of Directors approved grant of 11,572 options to the chairman of the board of directors. Each option is exercisable into one ordinary share of the Company’s shares at an exercise price of $3.2 per share. Twenty five percent (25%) of the options shall vest upon the completion of a full twelve months of continuous services; the rest shall vest in 12 equal quarterly tranches and expire 10 years from grant date. The grant date fair value of these options is approximately $ 38 thousands.

b.
In March 2019, the Company’s Board of Directors approved grant of 28,930 options to the New CEO the Company, as defined in note 7a. Each option is exercisable into one ordinary share of the Company’s shares at an exercise price of $3.2 per share. The options vest annually in 4 increments over 4 years, with the first increment vesting on February 2020, conditioned upon continuous employment through each date of vesting. The grant date fair value of these options is approximately $ 97 thousands.

c.	The following table illustrates the effect of share-based compensation on the statements of operations:

	Nine Months Ended September 30,		Three Months Ended September 30,
	2019	2018	2019	2018
	U.S. dollars in thousands
Research and development expenses, net	$19	$8	$11	$10
General and administrative expenses	1	26	1	7
	$20	$34	$12	$17

NOTE 5 - REDEEMABLE CONVERTIBLE PREFERRED SHARES:

a.	Changes in the Redeemable Convertible Preferred Shares:

F-A-41

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Number of shares	Amount
		U.S. dollars in thousands
BALANCE AT JANUARY 1, 2018	607,025	14,656
CHANGES IN THE NINE-MONTHS PERIOD ENDED SEPTEMBER 30, 2018:
Issuance of Preferred B Shares	87,528	2,000
BALANCE AT SEPTEMBER 30, 2018	694,553	16,656

BALANCE AT JANUARY 1, 2019	694,553	16,656
CHANGES IN THE NINE-MONTHS PERIOD ENDED SEPTEMBER 30, 2019:
Accretion of redeemable convertible preferred shares	-	9,285
BALANCE AT SEPTEMBER 30, 2019	694,553	25,941

BALANCE AT JULY 1, 2018	694,553	16,656
CHANGES IN THE THREE-MONTHS PERIOD ENDED SEPTEMBER 30, 2018:
	-	-
BALANCE AT SEPTEMBER 30, 2018	694,553	16,656

BALANCE AT JULY 1, 2019	694,553	16,656
CHANGES IN THE THREE-MONTHS PERIOD ENDED SEPTEMBER 30, 2019:
Accretion of redeemable convertible preferred shares	-	9,285
BALANCE AT SEPTEMBER 30, 2019	694,553	25,941

b.
The Ordinary A shares, Preferred A shares, Preferred A1 shares, Preferred B shares and Preferred B1 shares (hereafter – the Preferred Shares) were all classified as a mezzanine equity as “Redeemable Convertible Preferred Shares” in the Consolidated Balance Sheet.

Based on ASC 480-10-S99-3A(f) the Company determined that since the redemption obligation is outside of its control, the Preferred Shares is considered as contingently redeemable upon the occurrence of an event that is outside of its control and should be classified as a mezzanine equity. The Company concluded as of September 30, 2018, December 31, 2018 and July 30, 2019 that it is not probable the instrument will become redeemable (e.g., it is not probable a contingency that triggers redemption will be met). Therefore, an adjustment of the initial carrying amount is not necessary until it is probable that the security will become redeemable.
As of September 30, 2019 the Company adjusted the carrying values of the redeemable convertible Preferred Shares to the deemed liquidation values of such shares since a deemed liquidation event has become probable, refer also to note 8. The difference between the initial carrying amount to the deemed liquidation values is being accreted using the effective interest method. The accreted amounts are recorded to “Additional paid-in capital” and to “Accumulated deficit”.

NOTE 6 - TAXES ON INCOME:

F-A-42

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company and its subsidiary are taxed under the domestic tax laws of the jurisdiction of incorporation of each entity (United States and Israel).
As of September 30, 2019, the Company continues to maintain a full valuation allowance against deferred tax assets for all jurisdictions since the realization of any future benefit from these net operating losses cannot be sufficiently assured at September 30, 2019.

NOTE 7 - RELATED PARTIES:

a.
In February 2019, the Company's appointed new chief executive officer (the "New CEO"), replacing the prior chief executive officer (the "Prior CEO") in this capacity. Concurrently, the New CEO was appointed as a member of the board of directors (the “Board”) and the Prior CEO resigned from the Board. In connection with the New CEO employment, he was granted options as mentioned in note 4b.

b.
On March 15, 2019 (the "Effective Date") the Prior CEO's employment with the Company was terminated. As part of his separation agreement, he entitled to a redemption of any unused accumulated vacation days until the Effective Date in the total amount of approximately $ 28 thousands. In addition, all the fully vested options, as of the Effective Date, amounted to 15,822, purchase Ordinary shares of the Company, par value NIS 0.01 each, shall be exercisable for a period of two years from the Effective Date. The fair value of the extension period amounted to approximately $ 18 thousands and was recorded to the Statements of Operations. The unvested options, as of the Effective Date, granted to Prior the CEO were terminated and became null.

NOTE 8 - OTHER FINANCIAL INFORMATION

Balance sheet -

	September 30, 2019	December 31, 2018
	U.S. dollars in thousands
a. Accounts payables - other:
Accrued expenses	$361	$53
Employees and employee institutions	107	170
	$468	$223

Statements of operations -

F-A-43

RDD PHARMA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Nine Months Ended September 30,		Three Months Ended September 30,
	2019	2018	2019	2018
	U.S. dollars in thousands
b. Research and development expenses, net:
Payroll and related expenses	$427	$460	$147	$172
Subcontractors and materials	587	1,732	202	667
Other	65	50	25	14
Less - grants	(197)	(364)	(110)	(124)
	$882	$1,878	$264	$729

NOTE 9 - SUBSEQUENT EVENTS:

a.
On October 7, 2019 the Company entered into a Merger Agreement, as amended on December 17, 2019, with Innovate Biopharmaceuticals, Inc. a publicly traded company (Nasdaq: INNT) ("Innovate Biopharmaceuticals") (the "Merger Agreement"). Following the merger, the Company's stockholders will own, on a fully-diluted basis, approximately 38% of Innovate Biopharmaceutical's shares. The exact percentage and the closing of the merger is subject to financing and several conditions as mentioned in the Merger Agreement. The Merger Agreement is considered a deemed liquidation event under the Company's articles of association.

b.
On November 13, 2019 the Company entered into a Non-Binding Letter (the "Non-Binding Letter") of intent to acquire Naia Rare Diseases (“Naia”), for an amount of $ 4.85 million combined of cash and shares and additional milestones payments as determined in the Non-Binding Letter. The acquisition is subject to the closing of the Merger Agreement (see also note 9a).

F-A-44

INNOVATE BIOPHARMACEUTICALS, INC.
QUARTERLY REPORT ON FORM 10-Q

For the quarterly period ended September 30, 2019

TABLE OF CONTENTS

INNOVATE FINANCIAL STATEMENTS

Unaudited Condensed Balance Sheets as of September 30, 2019 and December 31, 2018	F-B-2

Unaudited Condensed Statements of Operations and Comprehensive Loss for the Three and Nine Months Ended September 30, 2019 and 2018	F-B-3

Unaudited Condensed Statements of Stockholders’ Equity (Deficit) for the Three and Nine Months Ended September 30, 2019 and 2018	F-B-4

Unaudited Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2019 and 2018	F-B-6

Notes to Unaudited Condensed Financial Statements	F-B-8

F-B-1

INNOVATE BIOPHARMACEUTICALS, INC.

Condensed Balance Sheets

	September 30, 2019	December 31, 2018
Assets	(Unaudited)

Current assets:
Cash and cash equivalents	$8,863,796	$5,728,900
Restricted deposit	75,000	75,000
Prepaid expenses and other current assets	781,092	504,907
Deferred offering costs	—	104,706
Total current assets	9,719,888	6,413,513

Property and equipment, net	28,466	35,095
Right-of-use asset	56,275	—
Other assets	5,580	5,580
Total assets	$9,810,209	$6,454,188

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$3,056,902	$3,618,634
Accrued expenses	1,863,225	826,327
Convertible note payable, net	3,875,709	5,196,667
Derivative liability	770,000	370,000
Warrant liabilities	3,188,300	—
Accrued interest	314,721	101,624
Lease liability, current portion	56,275	—
Total current liabilities	13,125,132	10,113,252

Commitments and contingencies (Note 8)

Stockholders’ deficit:
Preferred stock $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2019 and December 31, 2018	—	—
Common stock - $0.0001 par value, 350,000,000 shares authorized; 35,883,953 and 26,088,820 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	3,589	2,609
Additional paid-in capital	58,341,695	39,854,297
Accumulated deficit	(61,660,207)	(43,515,970)
Total stockholders’ deficit	(3,314,923)	(3,659,064)

Total liabilities and stockholders’ deficit	$9,810,209	$6,454,188
See accompanying notes to these condensed financial statements.

F-B-2

INNOVATE BIOPHARMACEUTICALS, INC.

Condensed Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating expenses:
Research and development	$3,943,420	$(1,785,645)	$8,215,079	$5,815,580
General and administrative	2,564,508	1,565,992	8,728,714	8,669,455
Total operating expenses, net	6,507,928	(219,653)	16,943,793	14,485,035

Income (loss) from operations	(6,507,928)	219,653	(16,943,793)	(14,485,035)

Other income (expense):
Interest income	57,848	42,431	156,945	127,560
Interest expense	(472,052)	(1,038,014)	(1,330,923)	(5,593,751)
Loss on extinguishment of convertible note payable	—	—	(1,049,166)	—
Change in fair value of derivative liability and extinguishment of derivative liability	229,000	—	881,000	—
Change in fair value of warrant liabilities	(2,528,100)	—	141,700	—
Total other income (expense), net	(2,713,304)	(995,583)	(1,200,444)	(5,466,191)

Loss before income taxes	(9,221,232)	(775,930)	(18,144,237)	(19,951,226)
Benefit from income taxes	—	—	—	—

Net loss	$(9,221,232)	$(775,930)	$(18,144,237)	$(19,951,226)

Net loss per common share, basic and diluted	$(0.26)	$(0.03)	$(0.56)	$(0.82)

Weighted-average common shares, basic and diluted	35,883,953	25,818,495	32,401,624	24,269,266

See accompanying notes to these condensed financial statements.

F-B-3

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Stockholders’ Equity (Deficit)

Nine Months Ended September 30, 2019
	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Total
Balance as of December 31, 2018	26,088,820	$2,609	$39,854,297	$(43,515,970)	$(3,659,064)
Issuance of common stock and warrants	4,886,782	489	11,474,766	—	11,475,255
Allocation of warrants to liabilities	—	—	(1,970,000)	—	(1,970,000)
Stock issuance costs	—	—	(319,819)	—	(319,819)
Share-based compensation	—	—	526,000	—	526,000
Issuance of RSUs	90,000	9	(9)	—	—
Net loss	—	—	—	(4,434,765)	(4,434,765)
Balance as of March 31, 2019	31,065,602	3,107	49,565,235	(47,950,735)	1,617,607
Issuance of common stock and warrants	4,318,272	432	8,744,069	—	8,744,501
Allocation of warrants to liabilities	—	—	(1,360,000)	—	(1,360,000)
Stock issuance costs	—	—	(389,623)	—	(389,623)
Share-based compensation	—	—	852,000	—	852,000
Exercise of stock options	100,079	10	30,054	—	30,064
Issuance of RSUs	400,000	40	(40)	—	—
Net loss	—	—	—	(4,488,240)	(4,488,240)
Balance as of June 30, 2019	35,883,953	3,589	57,441,695	(52,438,975)	5,006,309
Share-based compensation	—	—	900,000	—	900,000
Net loss	—	—	—	(9,221,232)	(9,221,232)
Balance as of September 30, 2019	35,883,953	$3,589	$58,341,695	$(61,660,207)	$(3,314,923)

See accompanying notes to these condensed financial statements.

F-B-4

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Stockholders’ Equity (Deficit)

Nine Months Ended September 30, 2018
	Common Stock Shares*	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Total
Balance as of December 31, 2017	11,888,240	$11,888	$7,167,189	$(19,353,691)	$(12,174,614)
Change in par value from $0.001 to $0.0001	—	(10,699)	10,699	—	—
Issuance of shares as a result of reverse recapitalization	1,864,808	186	(978,860)	—	(978,674)
Issuance of common stock	7,111,631	711	16,136,950	—	16,137,661
Warrants issued with common stock	—	—	1,995,000	—	1,995,000
Warrants issued to placement agents	—	—	913,000	—	913,000
Stock issuance costs	—	—	(2,568,079)	—	(2,568,079)
Conversion of convertible debt and accrued interest	4,827,001	483	9,229,336	—	9,229,819
Beneficial conversion feature	—	—	3,077,887	—	3,077,887
Share-based compensation	—	—	7,174,000	—	7,174,000
Net loss	—	—	—	(14,959,744)	(14,959,744)
Balance as of March 31, 2018	25,691,680	$2,569	$42,157,122	$(34,313,435)	$7,846,256
Exercise of warrants, net of commissions	3,922	1	12,471	—	12,472
Share-based compensation	—	—	(184,000)	—	(184,000)
Net loss	—	—	—	(4,215,552)	(4,215,552)
Balance as of June 30, 2018	25,695,602	$2,570	$41,985,593	$(38,528,987)	$3,459,176
Exercise of warrants, net of commissions	287,936	28	828,526	—	828,554
Share-based compensation	—	—	(3,131,000)	—	(3,131,000)
Net loss	—	—	—	(775,930)	(775,930)
Balance as of September 30, 2018	25,983,538	$2,598	$39,683,119	$(39,304,917)	$380,800

* Common shares adjusted for the exchange ratio from the reverse recapitalization

See accompanying notes to these condensed financial statements.

F-B-5

INNOVATE BIOPHARMACEUTICALS, INC.
Unaudited Condensed Statements of Cash Flows

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities
Net loss	$(18,144,237)	$(19,951,226)
Adjustments to reconcile net loss to net cash used in operating activities:		—
Share-based compensation	2,278,000	3,859,000
Write-off of deferred offering costs	100,056	—
Accrued interest on convertible notes	314,721	175,578
Amortization of debt discount	713,709	2,060,000
Depreciation	16,104	14,417
Beneficial conversion feature	—	3,077,887
Change in fair value of derivative liability	(511,000)	—
Change in fair value of warrant liability	(141,700)	—
Extinguishment of derivative liability	(370,000)	—
Loss on extinguishment of debt	1,049,166	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(276,185)	(363,738)
Accounts payable	(708,219)	(754,435)
Accrued expenses	1,036,898	(878,181)
Accrued interest	(101,624)	—
Net cash used in operating activities	(14,744,311)	(12,760,698)

Cash flows from investing activities
Purchase of property and equipment	(9,475)	(13,943)
Loan payments from related party	—	75,000
Net cash (used in) provided by investing activities	(9,475)	61,057

Cash flows from financing activities
Borrowings from convertible notes	5,000,000	3,345,000
Payments of convertible notes	(6,745,833)	(275,000)
Payments of debt issuance costs	(57,000)	(20,000)
Proceeds from the exercise of stock options	30,064	—
Proceeds from issuance of common stock and warrants	20,706,919	18,132,661
Payment of deferred offering costs	(1,045,468)	(1,655,079)
Proceeds from exercise of warrants	—	928,178
Net cash provided by financing activities	17,888,682	20,455,760
Net increase in cash and cash equivalents	3,134,896	7,756,119
Cash and cash equivalents as of beginning of period	5,728,900	355,563

Cash and cash equivalents as of end of period	$8,863,796	$8,111,682

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$418,927	$280,287
Supplemental disclosure of non-cash financing activities
Conversion of convertible notes and accrued interest to common stock	$—	$9,229,819
Assumption of liabilities from reverse recapitalization transaction	$—	$978,674
Warrants issued to placement agents	$—	$913,000
Commissions payable in connection with exercise of warrants	$—	$87,152
Non-cash addition of derivative liability	$1,281,000	$—
Non-cash addition of deferred offering costs	$151,137	$—

F-B-6

See accompanying notes to these condensed financial statements.

F-B-7

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description

Innovate Biopharmaceuticals, Inc. (the “Company” or “Innovate”) is a clinical-stage biopharmaceutical company developing novel medicines for autoimmune and inflammatory diseases with unmet medical needs. The Company’s pipeline includes drug candidates for celiac disease, nonalcoholic steatohepatitis (NASH), alcoholic steatohepatitis (ASH), Crohn’s disease, and ulcerative colitis.

On January 29, 2018, Monster Digital, Inc. (“Monster”) and privately held Innovate Biopharmaceuticals Inc. (“Private Innovate”) completed a reverse recapitalization in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated July 3, 2017, as amended (the “Merger Agreement”), by and among Monster, Monster Merger Sub, Inc. (“Merger Sub”) and Private Innovate. In connection with the transaction, Private Innovate changed its name to IB Pharmaceuticals Inc. (“IB Pharmaceuticals”). Pursuant to the Merger Agreement, Merger Sub merged with and into IB Pharmaceuticals with IB Pharmaceuticals surviving as the wholly owned subsidiary of Monster (the “Merger”). Immediately following the Merger, Monster changed its name to Innovate Biopharmaceuticals, Inc. (“Innovate”). On March 29, 2018, IB Pharmaceuticals was merged into Innovate and ceased to exist.

Monster, a Delaware corporation (formed in November 2010), and its subsidiary SDJ Technologies, Inc. (“SDJ”), was an importer of high-end memory storage products, flash memory and action sports cameras marketed and sold under the Monster Digital brand name acquired under a long-term licensing agreement with Monster, Inc. In September 2017, Monster incorporated MD Holding Co, Inc. (“MDH”), a Delaware corporation, and transferred all of the businesses and assets of Monster, including all shares of SDJ and those liabilities of Monster not assumed by Innovate pursuant to the Merger to MDH. In January 2018, the name of MDH was changed to NLM Holding Co., Inc.

On January 29, 2018, prior to the Merger, Private Innovate completed an equity financing (the “Equity Issuance”). See Note 3—Merger and Financing.

Basis of Presentation

The unaudited condensed interim financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting. These financial statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary for a fair statement of the balance sheets, operating results, and cash flows for the periods presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Operating results for the three and nine months ended September 30, 2019 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2019. Certain information and footnote disclosure normally included in the annual financial statements prepared in accordance with U.S. GAAP have been omitted in accordance with the SEC’s rules and regulations for interim reporting. The Company’s financial position, results of operations and cash flows are presented in U.S. Dollars.

Upon the closing of the Merger, the outstanding shares of Private Innovate were exchanged for shares of common stock of Monster at an exchange ratio of one share of Private Innovate common stock to 0.37686604 shares of Monster common stock (the “Exchange Ratio”). All common share amounts and per share amounts have been adjusted to reflect this Exchange Ratio, which was effected upon the Merger.

The Merger has been accounted for as a reverse recapitalization. Prior to the Merger, Monster spun-out all of its pre-merger business assets and liabilities before it acquired Private Innovate. The owners and management of Private Innovate have actual or effective voting and operating control of the combined company. In the Merger transaction, Monster is the accounting acquiree and Private Innovate is the accounting acquirer. A reverse recapitalization is equivalent to the issuance of stock by the private operating company for the net monetary assets of the accounting acquiree accompanied by a recapitalization with accounting similar to that resulting from a reverse acquisition, except that no goodwill or intangible assets are recorded.

F-B-8

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Immediately prior to the effective time of the Merger, Monster effected a reverse stock split at a ratio of one new share for every ten shares of its common stock outstanding. In connection with the Merger, 1,864,808 shares of the Company’s common stock were transferred to the existing Monster stockholders and the Company assumed approximately $1.0 million in liabilities from Monster for certain transaction costs and tail insurance coverage for its directors and officers, which were recorded as a reduction of additional paid-in capital. In addition, warrants to purchase up to 154,403 shares of the Company’s common stock remained outstanding after completion of the Merger. These warrants have a weighted-average exercise price of $55.31 per share and expire in 2021 and 2022.

The accompanying unaudited financial statements and related notes reflect the historical results of Private Innovate prior to the Merger and of the combined company following the Merger, and do not include the historical results of Monster prior to the completion of the Merger. These financial statements and related notes should be read in conjunction with the audited financial statements and related notes thereto for the year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 18, 2019.

Except as noted below under the section entitled “Recently Issued Accounting Standards—Accounting Pronouncements Adopted,” there have been no material changes to the Company’s significant accounting policies during the three and nine months ended September 30, 2019, as compared to the significant accounting policies disclosed in Note 1 of the Company’s financial statements for the years ended December 31, 2018 and 2017. However, the following accounting policies are the most critical in fully understanding the Company’s financial condition and results of operations.

Shelf Registration Filing

On March 15, 2018, the Company filed a shelf registration statement that was declared effective on July 13, 2018. Under the shelf registration statement, the Company may, from time to time, sell its common stock in one or more offerings up to an aggregate dollar amount of $175 million (of which up to an aggregate of $40 million may be sold in an “at-the-market” offering as defined in Rule 415 of the Securities Act; the use of this facility was suspended on June 24, 2019). In addition, the selling stockholders included in the shelf registration statement may from time to time sell up to an aggregate amount of 13,990,403 shares of the Company’s common stock (including up to 2,051,771 shares issuable upon exercise of warrants) in one or more offerings.

March 2019 Offering

On March 17, 2019, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with SDS Capital Partners II, LLC and certain other accredited investors, pursuant to which the Company sold, on March 18, 2019, 4,181,068 shares of common stock and issued short-term warrants (the “Short-Term Warrants”) to purchase up to 4,181,068 shares of common stock, and long-term warrants (the “March Long-Term Warrants”) to purchase up to 2,508,634 shares of common stock. Pursuant to the Purchase Agreement, the Company issued the common stock and warrants at a purchase price of $2.33 per share for aggregate proceeds of approximately $9.7 million.

The March Long-Term Warrants issued will be exercisable for five years commencing on the six-month anniversary of March 18, 2019, have an initial exercise price of $2.56, subject to certain adjustments, and have an expiration date of March 18, 2024. Any March Long-Term Warrant that has not been exercised by the expiration date shall be automatically exercised via cashless exercise. The Short-Term Warrants are exercisable for a period of one year from March 18, 2019, have an expiration date of March 18, 2020 and have an initial exercise price of $4.00, subject to certain adjustments. If at any time after March 18, 2019, the weighted-average price of the Company’s common stock exceeds $5.25 for ten consecutive trading days, the Company may call the outstanding Short-Term Warrants and require that they be exercised in cash, except to the extent that such exercise would surpass the beneficial ownership limitations, as specified in the Purchase Agreement. If not previously exercised in full, at the expiration of their applicable terms, the warrants shall be automatically exercised via cashless exercise. The Short-Term Warrants and March Long-Term Warrants are classified as warrant liabilities on the accompanying condensed balance sheet.

F-B-9

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Additional Issuance of Warrants

On April 25, 2019, the Company entered into an amendment (the “Amendment”) to the Purchase Agreement dated as of March 17, 2019, between the Company and each purchaser party thereto. The Amendment (i) deleted Section 4.12 of the Purchase Agreement, which generally prohibited the Company from issuing, entering into agreements to issue, announcing proposed issuances, selling or granting certain securities between the date of the Purchase Agreement and the date that was 45 days following the closing date thereunder and (ii) gave each purchaser the right to purchase, for $0.125 per underlying share, an additional warrant to purchase shares of the Company’s common stock having an exercise price per share of $2.13 and otherwise having the terms of the March Long-Term Warrants (collectively, the “New Warrants”) pursuant to a securities purchase agreement to be entered into among the Company and each purchaser that desires to purchase the New Warrants. On May 17, 2019, the Company and each purchaser entered into such Securities Purchase Agreement (the “New Agreement”), and the Company issued New Warrants exercisable for an aggregate of 3,897,010 shares of the Company’s common stock.

The New Warrants are exercisable for five years beginning on the six-month anniversary of the date of issuance until the five-year anniversary of their date of issuance. The New Warrants have an initial exercise price equal to $2.13 per share, subject to certain adjustments. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to the Company, provided that any increase in such percentage shall not be effective until 61 days after such notice. If not previously exercised in full, at the expiration of their applicable terms, the New Warrants will be automatically exercised via cashless exercise, in which case the holder would receive upon such exercise the net number of shares, if any, of common stock determined according to the formula set forth in the New Warrants. The New Warrants are classified as warrant liabilities on the accompanying condensed balance sheet.

April 2019 Offering

On April 29, 2019, the Company entered into a Securities Purchase Agreement (the “April Purchase Agreement”) with certain institutional and accredited investors providing for the sale by the Company of up to 4,318,272 shares of its common stock at a purchase price of $2.025 per share.

Pursuant to the April Purchase Agreement, the Company agreed to issue unregistered warrants (the “April Warrants”) to purchase up to 4,318,272 shares of common stock. Subject to certain ownership limitations, the April Warrants are exercisable beginning on the date of their issuance until the five-and-a-half-year anniversary of their date of issuance at an initial exercise price of $2.13. The exercise price of the April Warrants is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the April Warrants. The April Warrants may be exercisable on a “cashless” basis while there is no effective registration statement or current prospectus available for the shares of common stock issuable upon exercise of the April Warrants. A holder will not have the right to exercise any portion of the April Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the April Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to the Company, provided that any increase in such percentage shall not be effective until 61 days after such notice. If not previously exercised in full, at the expiration of their terms, the April Warrants will be automatically exercised via cashless exercise.

The net proceeds from the offering and the private placement were approximately $7.9 million, after deducting commissions and estimated offering costs. The Company granted the placement agent warrants to purchase up to 215,914 shares of common stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the April Warrants, except that the Placement Agent Warrants have an exercise price of $2.53 and have a term of 5 years from the effective date of the offering. The Company also paid the placement agent a reimbursement for non-accountable expenses in the amount of $35,000 and a reimbursement for legal fees and expenses of the placement agent in the amount of $25,000. The April Warrants and Placement Agent Warrants are classified as warrant liabilities on the accompanying condensed balance sheet. The March Long-term Warrants, the New Warrants, the April Warrants and the Placement Agent Warrants are referred to collectively as the “Long-term Warrants.”

F-B-10

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Business Risks

The Company faces risks associated with biopharmaceutical companies whose products are in various stages of development. These risks include, among others, the Company’s need for additional financing to achieve key development milestones, the need to defend intellectual property rights, and the dependence on key members of management.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Areas of the financial statements where estimates may have the most significant effect include accrued expenses, share-based compensation, valuation of the derivative liability and warrant liabilities, valuation allowance for income tax assets and management’s assessment of the Company’s ability to continue as a going concern. Changes in the facts or circumstances underlying these estimates could result in material changes and actual results could differ from these estimates.

Accrued Expenses

The Company incurs periodic expenses such as research and development, licensing fees, salaries and benefits, and professional fees. The Company is required to estimate its expenses resulting from obligations under contracts with clinical research organizations, vendors and consulting agreements that have been incurred by the Company prior to being invoiced. This process involves reviewing quotations and contracts, identifying services that have been performed on the Company’s behalf and estimating the level of service performed and the associated cost incurred for the service when the Company has not yet been invoiced or otherwise notified of the actual cost. The majority of the Company’s service providers invoice monthly in arrears for services performed or when contractual milestones are met. The Company estimates accrued expenses as of each balance sheet date based on facts and circumstances known at that time.

Accrued expenses consisted of the following:

	September 30, 2019	December 31, 2018
Accrued compensation and benefits	$542,214	$697,334
Accrued clinical expenses	1,268,132	58,151
Other accrued expenses	52,879	70,842
Total	$1,863,225	$826,327

Derivative Liability

The Company accounts for derivative instruments in accordance with Accounting Standards Codification (“ASC”) 815, Derivative and Hedging, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value. The Company’s derivative financial instrument consists of an embedded option in the Company’s convertible debt. The embedded derivative includes provisions that provide the noteholder with certain conversion and put rights at various conversion or redemption values as well as certain call options for the Company. See Note 4—Debt for further details.

Warrant Liabilities
The warrants the Company issued during 2019 are freestanding financial instruments that contain net settlement options and may require the Company to settle these warrants in cash under certain circumstances. As such, the Company has classified these warrants as liabilities on the accompanying condensed balance sheets. The warrant liabilities are initially recorded at fair value on the date of issuance and will be subsequently re-measured to fair value at each balance

F-B-11

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

sheet date until the warrant liabilities are settled. Changes in the fair value of the warrants are recognized as a non-cash component of other income and expense in the accompanying condensed statements of operations and comprehensive loss.
Research and Development

Research and development expenses consist of costs incurred to further the Company’s research and development activities and include salaries and related employee benefits, manufacturing of pharmaceutical active ingredients and drug products, costs associated with clinical trials, nonclinical activities, regulatory activities, research-related overhead expenses and fees paid to expert consultants, external service providers and contract research organizations which conduct certain research and development activities on behalf of the Company. Costs incurred in the research and development of products are charged to research and development expense as incurred.

Costs for preclinical studies and clinical trial activities are recognized based on an evaluation of the vendors’ progress towards completion of specific tasks, using data such as patient enrollment, clinical site activations or information provided by vendors regarding their actual costs incurred. Payments for these activities are based on the terms of individual contracts and payment timing may differ significantly from the period in which the services were performed. The Company determines accrual estimates through reports from and discussions with applicable personnel and outside service providers as to the progress or state of completion of trials, or the services completed. The estimates of accrued expenses as of each balance sheet date are based on the facts and circumstances known at the time. Although the Company does not expect its estimates to be materially different from amounts incurred, the Company’s estimates and assumptions for clinical trial costs could differ significantly from actual costs incurred, which could result in increases or decreases in research and development expenses in future periods when actual results are known.

Nonrefundable advance payments for goods and services that will be used in future research and development activities are expensed when the goods have been received or when the activity is performed, rather than when payment is made.

Share-Based Compensation

The Company recognizes share-based compensation expense for grants of stock options to employees and non-employee members of the Company’s board of directors based on the grant-date fair value of those awards using the Black-Scholes option-pricing model. Share-based compensation expense is generally recognized on a straight-line basis over the requisite service period for awards expected to vest.

Prior to adoption of Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Non-employee Share-Based Payment Accounting, share-based compensation expense related to stock options granted to non-employees, other than non-employee directors, was adjusted each reporting period for changes in the fair value of the Company’s stock until the measurement date. The measurement date was generally considered to be the date when all services had been rendered or the date that options were fully vested. Effective January 1, 2019, the Company adopted ASU 2018-07, which no longer requires the re-measurement of the fair value for stock options awarded to non-employees. ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from non-employees.

Share-based compensation expense for both employees and non-employees includes an estimate, which is made at the time of grant, of the number of awards that are expected to be forfeited. This estimate is revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Under the Black-Scholes option-pricing model, fair value is calculated based on assumptions with respect to:

•	Expected dividend yield. The expected dividend yield is assumed to be zero as the Company has never paid dividends and has no current plans to pay any dividends on the Company’s common stock.

•
Expected stock-price volatility.  Due to limited trading history as a public company, the expected volatility is derived from the average historical volatilities of publicly traded companies within the Company’s industry that the Company considers to be comparable to the Company’s business over a period approximately equal to the

F-B-12

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

expected term. In evaluating comparable companies, the Company considers factors such as industry, stage of life cycle, financial leverage, size and risk profile.

•
Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant for zero coupon U.S. Treasury notes with maturities approximately equal to the expected term.

•
Expected term. The expected term represents the period that the stock-based awards are expected to be outstanding. Due to limited history of stock option exercises, the Company estimates the expected term of employee stock options based on the simplified method, which calculates the expected term as the average of the time-to-vesting and the contractual life of the options. Pursuant to ASU-2018-07, the Company has elected to use the contractual life of the option as the expected term for non-employee options.

Periodically, the board may approve the grant of restricted stock units (“RSUs”) pursuant to the Innovate Biopharmaceuticals, Inc. 2012 Omnibus Incentive Plan, as amended, which represent the right to receive shares of the Company’s common stock based on terms of the agreement. The fair value of RSUs is recognized as share-based compensation expense generally on a straight-line basis over the service period, net of estimated forfeitures. The grant date fair value of an RSU represents the closing price of the Company’s common stock on the date of grant.

Share-based Compensation Adjustment to Prior Period Results

In preparing the Company’s financial statements for the year ended December 31, 2018, the Company determined that an immaterial error was made in the amount of share-based compensation expense recorded in the Company’s Quarterly Report on Form 10-Q for March 31, 2018, which was filed with the SEC on May 15, 2018. The error resulted in an overstatement of share-based compensation expense of approximately $1.2 million for the first quarter of 2018 and the subsequent year-to-date periods through September 30, 2018. The Company disclosed this error in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 18, 2019. The Company has revised its previously reported financial results for the nine months ending September 30, 2018 to correct the error. The Company concluded that this correction did not have a material impact on its previously issued quarterly financial statements or the audited financial statements for the year ended December 31, 2018. The financial results for the nine months ended September 30, 2018 included within this Quarterly Report on Form 10-Q reflect the adjustment to the prior period.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Financial instruments recorded in the accompanying condensed balance sheets are categorized based on the inputs to valuation techniques as follows:

•Level 1 - defined as observable inputs based on unadjusted quoted prices for identical instruments in active markets;

•Level 2 - defined as inputs other than Level 1 that are either directly or indirectly observable in the marketplace for identical or similar instruments in markets that are not active; and

•Level 3 - defined as unobservable inputs in which little or no market data exists where valuations are derived from techniques in which one or more significant inputs are unobservable.

The fair value of the embedded derivative issued in connection with the Senior Convertible Note and the Unsecured Convertible Note, further described in Note 4—Debt, was determined by using a Monte Carlo simulation technique (“MCS”) to value the embedded derivative associated with each note. As part of the MCS valuation, a discounted cash flow (“DCF”) model is used to value the debt on a stand-alone basis and determine the discount rate to utilize in both the DCF and MCS models. The significant estimates used in the DCF model include the time to maturity of the

F-B-13

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

convertible debt and calculated discount rate, which includes an estimate of the Company’s specific risk premium. The MCS methodology calculates the theoretical value of an option based on certain parameters, including: (i) the threshold of exercising the option, (ii) the price of the underlying security, (iii) the time to expiration, or expected term, (iv) the expected volatility of the underlying security, (v) the risk-free rate and (vi) the number of paths.

These valuation techniques involve management’s estimates and judgment based on unobservable inputs and are classified in Level 3. The table below summarizes the valuation inputs into the MCS model for the derivative liability associated with the Senior Convertible Note as of December 31, 2018 and for the derivative liability associated with the Unsecured Convertible Note as of March 8, 2019 and September 30, 2019.

	Derivative Liability
	September 30,	March 8,	December 31,
	2019	2019	2018
Expected dividend yield
Discount rate	29.5%	29.3%	13.6%
Expected stock price volatility	108.3%	101.1%	105.6%
Risk-free interest rate	1.7%	2.5%	2.5%
Expected term	17 months	24 months	21 months
Price of the underlying common stock	$1.07	$1.99	$2.31

The fair values of the warrants at their respective dates of issuance further described above in the sections entitled “March 2019 Offering,” “Additional Issuance of Warrants,” and “April 2019 Offering” were determined through the use of an MCS model. The MCS methodology calculates the theoretical value of an option based on certain parameters, including (i) the threshold of exercising the option, (ii) the price of the underlying security, (iii) the time to expiration, or expected term, (iv) the expected volatility of the underlying security, (v) the risk-free interest rate and (vi) the number of paths. Given the high level of the selected volatilities, the methodology selected simulates the Company’s market value of invested capital (“MVIC”) through the maturity date of the respective warrants (ranging from one year to five-and-a-half years). Further, the estimated future stock price of the Company is calculated by subtracting the debt plus accrued interest from the MVIC. The significant estimates used in the MCS model include management’s estimated probability of future financing and liquidation events.

Upon a fundamental transaction (as defined in the applicable warrant agreement), each holder of Short-Term Warrants and Long-Term Warrants can elect to require the Company or a successor entity to purchase such holder’s outstanding, unexercised warrants for a cash payment (or under certain circumstances other consideration) equal to the Black-Scholes value of the warrants on the date of consummation of the fundamental transaction, calculated in accordance with the terms and using the assumptions specified in the applicable warrant agreement. Due to a proposed merger, described further in Note 9-Subsequent Events, management has assumed that warrant holders would elect to receive cash payments under the applicable warrant agreements following completion of the transaction. As such, the fair value of the warrants as of September 30, 2019, was determined, for financial reporting purposes, through the use of the Black-Scholes model, which resulted in a significant change in the fair value estimate compared to prior periods. The estimates underlying the assumptions used in both the MCS model and Black-Scholes model are subject to risks and uncertainties and may change over time, and the assumptions used in both the MCS model and the Black-Scholes model for financial reporting purposes generally differ from the assumptions that would be applied in determining a payout under the applicable warrant agreements. These valuation techniques involve management’s estimates and judgment based on unobservable inputs and are classified in Level 3.

The table below summarizes the valuation inputs into the MCS model for the warrant liabilities at their respective dates of issuance.

F-B-14

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Short-Term Warrants	Long-Term Warrants
	March 18, 2019	March 18, 2019	May 1, 2019	May 17, 2019
Conversion price	$4.00	$2.56	$ 2.13 - $ 2.53	$2.13
Expected stock price volatility	122.0%	85.2%	84.1%	83.4%
Risk-free interest rate	2.5%	2.2%	2.2%	2.2%
Expected term	1 year	5 years	5 - 5.5 years	5 years
Price of the underlying common stock	$2.48	$2.48	$1.54	$1.58

The table below summarizes the range of valuation inputs into the Black-Scholes model for the warrant liabilities as of September 30, 2019.

	Short-Term Warrants	Long-Term Warrants
	September 30, 2019
Conversion price	$4.00	$2.13 - $2.56
Expected stock price volatility	77.9%	83.1% - 83.5%
Risk-free interest rate	1.8%	1.6%
Expected term	6 months	4.5 - 5.1 years
Price of the underlying common stock	$1.07	1.07

The following table summarizes the fair value hierarchy of financial liabilities measured at fair value as of September 30, 2019 and December 31, 2018.

	September 30, 2019
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Derivative liability	$—	$—	$770,000	$770,000
Warrant liabilities	—	—	3,188,300	3,188,300
Total liabilities at fair value	$—	$—	$3,958,300	$3,958,300

	December 31, 2018
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Derivative liability	$—	$—	$370,000	$370,000
Warrant liabilities	—	—	—	—
Total liabilities at fair value	$—	$—	$370,000	$370,000

F-B-15

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the changes in fair value of the derivative liability and warrant liabilities classified in Level 3. Gains and losses reported in this table include changes in fair value that are attributable to unobservable inputs.

Nine Months Ended September 30, 2019
Beginning balance as of December 31, 2018	$370,000
Issuance of warrant liabilities	3,330,000
Extinguishment of derivative liability (the Senior Convertible Note)	(370,000)
Issuance of derivative liability (the Unsecured Convertible Note)	1,281,000
Change in fair value of warrant liabilities	(141,700)
Change in fair value of derivative liability	(511,000)
Ending balance as of September 30, 2019	$3,958,300

The amount of total gain for the period included in earnings attributable to the change in unrealized gains relating to the fair value liabilities still held at the reporting date	$652,700

There were no gains or losses included in earnings attributable to changes in unrealized gains or losses for fair value assets or liabilities during the three and nine months ended September 30, 2018.

The cumulative unrealized gain relating to the change in fair value of the derivative liability and warrant liabilities of $652,700 and the extinguishment of derivative liability of $370,000 for the nine months ended September 30, 2019 is included in other income (expense) in the condensed statements of operations and comprehensive loss.

ASC 820, Fair Value Measurement and Disclosures requires all entities to disclose the fair value of financial instruments, both assets and liabilities, for which it is practicable to estimate fair value. As of September 30, 2019 and December 31, 2018, the recorded values of cash and cash equivalents, restricted deposit, accounts payable, accrued expenses and convertible promissory notes approximate their fair values due to the short-term nature of the instruments.

Deferred Offering Costs

Deferred offering costs consist principally of legal, accounting and underwriters’ fees related to offerings or the Company’s shelf registration. Offering costs incurred prior to an offering are initially capitalized and then subsequently reclassified to additional paid-in capital upon completion of the offering. Deferred offering costs associated with the shelf registration will be charged to additional paid-in capital on a pro-rata basis in the event the Company completes an offering under the shelf registration. Due to the voluntary suspension of the “at-the-market” (“ATM”) facility effective June 24, 2019, deferred offering costs associated with the ATM facility were written off during the nine months ended September 30, 2019.

Patent Costs

Costs associated with the submission of patent applications are expensed as incurred given the uncertainty of the future economic benefits of the patents. Patent and patent related legal and administrative costs included in general and administrative expenses were approximately $103,000 and $89,000 for the three months ended September 30, 2019 and 2018, respectively, and $390,000 and $398,000 for the nine months ended September 30, 2019 and 2018, respectively.

Net Loss Per Share

F-B-16

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company calculates net loss per share as a measurement of the Company’s performance while giving effect to all potentially dilutive shares that were outstanding during the reporting period. Because the Company had a net loss for all periods presented, the inclusion of common stock options or other similar instruments would be anti-dilutive. Therefore, the weighted average shares outstanding used to calculate both basic and diluted net loss per share are the same. For the three and nine months ended September 30, 2019 and 2018, 25.6 million and 9.5 million potentially dilutive securities related to warrants and stock options issued and outstanding have been excluded from the computation of diluted weighted average shares outstanding because the effect would be anti-dilutive. The potentially dilutive securities consisted of the following:

	Nine Months Ended September 30,
	2019	2018
Options outstanding under the Private Innovate Plan	6,240,792	6,428,577
Options outstanding under the Amended Omnibus Plan	2,295,921	1,202,843
Warrants issued at a weighted-average exercise price of $55.31	154,403	154,403
Warrants issued at an exercise price of $2.54	349,555	349,555
Warrants issued at an exercise price of $3.18	1,410,358	1,410,358
Short-term warrants issued at an exercise price of $4.00	4,181,068	—
Long-term warrants issued at a weighted-average exercise price of $2.24	10,939,830	—
Total	25,571,927	9,545,736

Segments

Operating segments are defined as components of an enterprise engaging in business activities for which discrete financial information is available and regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates and manages its business as one operating segment and all of the Company’s operations are in North America.

Recently Issued Accounting Standards

Accounting Pronouncements Adopted

The Company adopted ASU No. 2016-02, Leases (Topic 842), as amended, as of January 1, 2019 using the modified retrospective approach at the beginning of the period of adoption. Under this approach, the reporting for comparative periods presented in the financial statements are presented in accordance with the legacy lease standard. In addition, the Company elected the available practical expedients permitted under the transition guidance within the new lease standard.
Under the new leases standard, the Company recognizes a right-of-use (“ROU”) asset and lease liability upon commencement of a lease. The ROU asset represents the Company’s right to use an underlying asset for the lease term and is included in right-of-use asset on the accompanying condensed balance sheet. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease and are included in current and non-current lease liability on the accompanying condensed balance sheet. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. In the absence of an implicit rate, the Company uses their incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. All leases with a term of less than 12 months are not recognized on the balance sheet. Adoption of the new leases standard resulted in the Company recognizing a ROU asset and lease liability of less than $0.1 million as of January 1, 2019. The adoption of ASU 2016-02 did not result in a cumulative adjustment to accumulated deficit.

F-B-17

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In June 2018, the Financial Accounting Standards Board (“FASB”) issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Non-employee Share-Based Payment Accounting. ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from non-employees. The Company adopted this standard effective January 1, 2019. Effective January 1, 2019, the date of adoption, the Company changed its expense recognition for share-based payments to non-employees to an amount determined at the grant or modification date instead of a variable amount to be re-measured each reporting period. The Company calculated the fair value of its non-employee grants as of the adoption date and determined that there was no impact to the Company’s accumulated deficit or other components of equity upon adoption of ASU 2018-07. The unamortized expense for non-employee grants will be recognized on a straight-line basis over the remaining contractual term of the respective non-employee option agreements. The adoption of ASU 2018-07 did not have a material impact on the Company’s financial statements.

Accounting Pronouncements Being Evaluated

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement. This standard no longer requires public companies to disclose transfers between level 1 and 2 of the fair value hierarchy and adds additional disclosure requirements about the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. The guidance is effective for fiscal years beginning after December 15, 2019, and for interim periods within those fiscal years. Early adoption is permitted and the Company is currently evaluating the impact this standard will have on the Company’s financial statements.

NOTE 2: LIQUIDITY AND GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has concluded that the prevailing conditions and ongoing liquidity risks faced by the Company raise substantial doubt about the Company’s ability to continue as a going concern for at least 12 months following the date these financial statements are issued. Management’s near-term plans include a potential business combination with RDD Pharma, Ltd. (“RDD”) and a concurrent financing further described in Note 9—Subsequent Events. In addition, the Company may consider entering into strategic partnerships or licensing arrangements or seeking additional debt or equity financing arrangements or a combination of these activities. Based on the Company’s limited operating history, recurring operating losses, current plans and available resources, the Company will need substantial additional funding to support its planned and future operating activities, including progression of research and development programs. There can be no assurance that the Company will be able to complete the transaction with RDD or obtain additional capital on terms acceptable to the Company, on a timely basis or at all. The failure to complete the transaction with RDD, obtain additional funding or enter into strategic partnerships could adversely affect the Company’s ability to achieve its business objectives and product development timelines and could have a material adverse effect on the Company’s results of operations. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 3: MERGER AND FINANCING

As noted above, on January 29, 2018, Private Innovate and Monster completed the Merger in accordance with the terms of the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub merged with and into IB Pharmaceuticals, with IB Pharmaceuticals surviving as the wholly owned subsidiary of Monster. Immediately following the Merger, Monster changed its name to Innovate Biopharmaceuticals, Inc. On March 29, 2018, IB Pharmaceuticals was merged into Innovate and ceased to exist.

Immediately prior to the closing of the Merger, accredited investors purchased shares of common stock of Private Innovate in a private placement for gross proceeds of approximately $18.1 million, or $16.5 million, net of approximately $1.6 million in placement agent fees and expenses (the “Equity Issuance”). Additionally, Private Innovate issued five-year warrants to each cash purchaser of common stock, or an aggregate of approximately 1.4 million warrants, with an exercise price of $3.18 after giving effect to the Exchange Ratio. The Company calculated the fair value of the

F-B-18

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

warrants issued utilizing the Black-Scholes option pricing model with the following assumptions: expected dividend yield of 0.0%, expected stock price volatility of 84.8%, risk free rate of 2.5%, and term of 5.0 years. The proceeds were allocated between common stock and warrants utilizing the relative fair value method with the allocated warrant value of approximately $2.0 million recorded as additional paid-in capital.

Private Innovate also issued 349,555 five-year warrants with an exercise price of $2.54 and 279,862 five-year warrants with an exercise price of $3.18 (after giving effect to the Exchange Ratio) to the respective placement agents and their affiliates. The Company calculated the fair value of the warrants issued utilizing the Black-Scholes option pricing model with the following assumptions: expected dividend yield of 0.0%, expected stock price volatility of 84.8%, risk free rate of 2.5%, and term of 5.0 years. The total value for these warrants approximated $913,000 and was recorded as stock issuance costs and additional paid-in capital.

Concurrently with the Equity Issuance, convertible promissory notes issued by Private Innovate in the aggregate principal amount of approximately $8.6 million plus accrued interest of $582,000 were converted into shares of Private Innovate common stock at a price per share of $0.72, prior to the Exchange Ratio (the “Conversion”), which reflected a 25% discount relative to the shares issued pursuant to the Equity Issuance (the “Conversion Discount”). The Conversion Discount represented a beneficial conversion feature of approximately $3.1 million which was recorded as a charge to interest expense and a credit to additional paid-in capital.

NOTE 4: DEBT

Senior Convertible Note

On January 29, 2018, the Company entered into a Note Purchase Agreement and Senior Note Payable (the “Note”) with a lender. The principal amount of the Note was $4.8 million (“Original Principal”). The Note was issued at a discount of $1.8 million and net of $20,000 for financing costs, for total proceeds of $3.0 million. The discount and additional repayment premium were amortized to interest expense using the effective interest method through the scheduled maturity date of September 30, 2018 (the “Maturity Date”). Interest on the Note accrued from January 29, 2018, at a rate of 12.5% per annum and quarterly payments of interest only were due beginning on March 30, 2018 and compounded quarterly. The Company entered into a Waiver Agreement with the noteholder that extended the Maturity Date until October 4, 2018. On October 4, 2018, the Company entered into an Amendment and Exchange Agreement (“Exchange Agreement”) with the noteholder exchanging the Note for a new Senior Convertible Note (the “Senior Convertible Note”).

The principal amount of the Senior Convertible Note was $5.2 million and bore interest at a rate of eight percent (8%) per annum payable quarterly in cash, with a scheduled maturity date of October 4, 2020. The interest rate would automatically increase to 18% per annum if there was an event of default during the period. The Company evaluated the Exchange Agreement and the Senior Convertible Note and determined that the amendment to the Note constituted an extinguishment of debt, in accordance with authoritative guidance. The Company determined that there was no difference between the reacquisition price of the new debt and the net carrying amount of the extinguished debt and thus there was no gain or loss from the extinguishment. The Company incurred approximately $30,000 of legal fees associated with the Senior Convertible Note, which were recorded as debt issuance costs and are included in the amortization of debt discount discussed below.

The various conversion and redemption features contained in the Senior Convertible Note are embedded derivative instruments, which were recorded as a debt discount and derivative liability at their estimated fair value. See Note 1—Summary of Significant Accounting Policies for details regarding the fair value of derivative liability. During 2018, the volume weighted-average price (“VWAP”) of the Company’s common stock was lower than the Floor Price for more than ten consecutive days. As such, the noteholder had the right to require the Company to redeem the Senior Convertible Note prior to December 31, 2018, at its option. Therefore, the Company has amortized the entire debt discount to interest expense through the triggering of the redemption option, which occurred in 2018. Based on the conversion features, redemption features and subjective acceleration clauses contained in the Senior Convertible Note, the Company recorded the Senior Convertible Note as a short-term obligation as of December 31, 2018.

F-B-19

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During January 2019, the noteholder issued a redemption notice to the Company requiring the Company to repay the noteholder $1,049,167 of principal and $1,399 of accrued interest. On January 7, 2019, the Company entered into an Option to Purchase Senior Convertible Note (the “Option Agreement”) with the noteholder. The Company paid the noteholder $250,000 in consideration for the noteholder entering into the Option Agreement with the Company, which was recorded as interest expense in the accompanying statements of operations and comprehensive loss. The Option Agreement provided the Company with the ability to repay (purchase) the outstanding principal and accrued interest of the Senior Convertible Note any time from January 7, 2019 until March 31, 2019 (the “Option Period”).

During March 2019, the Company exercised its repurchase rights from the Option Agreement and paid the noteholder of the Senior Convertible Note approximately $5,200,000 in principal and $60,000 in interest, which was the full purchase amount of the Senior Convertible Note pursuant to the terms of the Option Agreement. There are no further amounts outstanding under the Senior Convertible Note and the Senior Convertible Note has been canceled. The Company accounted for the repayment of the Senior Convertible Note as a liability extinguishment in accordance with ASC 405, Extinguishments of Liabilities, which resulted in the Company recording a loss on extinguishment of debt of approximately $1.0 million in the accompanying statements of operations and comprehensive loss for the nine months ended September 30, 2019.

Amortization of debt discount for the Note and Senior Convertible Note recorded as interest expense was approximately $0.9 million and $2.1 million for the three and nine months ended September 30, 2018, respectively. There was no such expense for the Note and Senior Convertible Note during the three and nine months ended September 30, 2019.

Unsecured Convertible Promissory Note

On March 8, 2019, the Company entered into a Securities Purchase Agreement (the “Note Purchase Agreement”) with a purchaser (the “Convertible Noteholder”). Pursuant to the Note Purchase Agreement, the Company issued the Convertible Noteholder an unsecured Convertible Promissory Note (the “Unsecured Convertible Note”) in the principal amount of $5,500,000. The Convertible Noteholder may elect to convert all or a portion of the Unsecured Convertible Note at any time and from time to time into the Company’s common stock at a conversion price of $3.25 per share, subject to adjustment for stock splits, dividends, combinations and similar events. The Company may prepay all or a portion of the Unsecured Convertible Note at any time for an amount equal to 115% of then outstanding obligations or the portion of the obligations the Company is prepaying. The purchase price of the Unsecured Convertible Note was $5,000,000, and the Unsecured Convertible Note carries an original issuance discount (“OID”) of $500,000, which is included in the principal amount of the Unsecured Convertible Note. In addition, the Company agreed to pay $20,000 of transaction expenses, which were netted out of the purchase price of the Unsecured Convertible Note. The Company also incurred additional transaction costs of approximately $37,000, which were recorded as debt issuance costs. As a result of the redemption features of the Unsecured Convertible Note, further described below, the Company is amortizing the debt issuance costs and accreting the OID to interest expense over the estimated redemption period of 15 months, using the effective interest method.

The various conversion and redemption features contained in the Unsecured Convertible Note are embedded derivative instruments, which were recorded as a debt discount and derivative liability at the issuance date at their estimated fair value of $1.3 million. Amortization of debt discount and accretion of the OID for the Unsecured Convertible Note recorded as interest expense was approximately $0.3 million and $0.7 million for the three and nine months ended September 30, 2019, respectively.

The Unsecured Convertible Note consists of the following:

F-B-20

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019
Convertible Note	$5,500,000
Less: principal payments of debt	(500,000)
Less: unamortized debt discount and OID accretion	(1,124,291)
Total	$3,875,709

The Unsecured Convertible Note bears interest at the rate of 10% (which will increase to 18% upon and during the continuance of an event of default) per annum, compounding on a daily basis. All principal and accrued interest on the Unsecured Convertible Note is due on the second-year anniversary of the Unsecured Convertible Note’s issuance. During the three and nine months ended September 30, 2019, the Company made principal payments of $500,000 on the Unsecured Convertible Note.

At any time after the six-month anniversary of the issuance of the Unsecured Convertible Note, (i) if the average volume weighted average price over twenty trading dates exceeds $10.00 per share, the Company may generally require that the Unsecured Convertible Note convert into shares of its common stock at the $3.25 (as adjusted) conversion price, and (ii) the Convertible Noteholder may elect to require all or a portion of the Unsecured Convertible Note be redeemed by the Company. If the Convertible Noteholder requires a redemption, the Company, at its discretion, may pay the redeemed portion of the Unsecured Convertible Note in cash or in the Company’s common stock at a conversion rate equal to the lesser of (i) the $3.25 (as adjusted) conversion rate or (ii) 80% of the average of the five lowest volume weighted average price of the Company’s Common Stock over the preceding twenty trading days. The Convertible Noteholder may not redeem more than $500,000 per calendar month during the period between the six-month anniversary of the date of issuance until the first-year anniversary of the date of issuance and $750,000 per calendar month thereafter. The obligation or right of the Company to deliver its shares upon the conversion or redemption of the Unsecured Convertible Note is subject to a 19.99% cap and subject to a floor price trading price of $3.25 (unless waived by the Company). Any amounts redeemed or converted once the cap is reached or if the market price is less than the $3.25 floor price must be paid in cash.

If there is an Event of Default under the Unsecured Convertible Note, the Convertible Noteholder may accelerate the Company’s obligations or elect to increase the outstanding obligations under the Unsecured Convertible Note. The amount of the increase ranges from 5% to 15% depending on the type of default (as defined in the Unsecured Convertible Note). In addition, the Unsecured Convertible Note obligations will be increased if there are delays in the Company’s delivery requirements for the shares or cash issuable upon the conversion or redemption of the Unsecured Convertible Note in certain circumstances.

If the Company issues convertible debt in the future with any terms, including conversion terms, that are more favorable to the terms of the Unsecured Convertible Note, the Convertible Noteholder may elect to incorporate the more favorable terms into the Unsecured Convertible Note.

NOTE 5: LICENSE AGREEMENTS

During 2016, the Company entered into a license agreement (the “Alba License”) with Alba Therapeutics Corporation (“Alba”) to obtain the rights to certain intellectual property relating to larazotide acetate and related compounds. The Company’s initial area of focus for these assets relates to the treatment of celiac disease. These assets are now referred to as INN-202 by the Company.

Upon execution of the Alba License, the Company paid Alba a non-refundable license fee of $0.5 million. In addition, the Company is required to make milestone payments to Alba upon the achievement of certain clinical and regulatory milestones totaling up to $1.5 million and payments upon regulatory approval and commercial sales of a licensed product totaling up to $150 million, which is based on sales ranging from $100 million to $1.5 billion.

Upon the Company paying Alba $2.5 million for the first commercial sale of a licensed product, the Alba License becomes perpetual and irrevocable. Upon the achievement of net sales in a year exceeding $1.5 billion, the Alba License

F-B-21

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

also becomes free of milestone fees. The Alba License provides Alba with certain termination rights, including failure of the Company to use Commercially Reasonable Efforts to develop the licensed products.

During 2013, the Company entered into an exclusive license agreement with Seachaid Pharmaceuticals, Inc. (the “Seachaid Agreement”) to further develop and commercialize the licensed product, the compound known as APAZA. This product is now referred to as INN-108 by the Company. The agreement shall continue in effect on a country-by-country basis, unless terminated sooner in accordance with the termination provisions of the agreement, until the expiration of the royalty term for such product and such country. The royalty term for each such product and such country shall continue until the earlier of the expiration of certain patent rights (as defined in the agreement) or the date that the sales for one or more generic equivalents makes up a certain percentage of sales in an applicable country during a calendar year.

The Company was required to make an initial, non-refundable payment under the Seachaid Agreement in the amount of $0.2 million. The agreement also calls for milestone payments totaling up to $6.0 million to be paid when certain clinical and regulatory milestones are met. There are also commercialization milestone payments ranging from $1.0 million to $2.5 million depending on net sales of the products in a single calendar year, followed by royalty payments in the single digits based on net product sales.

During 2014, the Company entered into an Asset Purchase Agreement with Repligen Corporation (“Repligen”) to acquire Repligen’s RG-1068 program for the development of Secretin for the Pancreatic Imaging Market and Magnetic Resonance Cholangiopancreatography. This program is now referred to as INN-329 by the Company. As consideration for the Asset Purchase Agreement, the Company agreed to make a non-refundable cash payment on the date of the agreement and future royalty payments consisting of a percentage between five and fifteen of annual net sales, with the royalty payment percentage increasing as annual net sales increase. The royalty payments are made on a product-by-product and country-by-country basis and the obligation to make the payments expires with respect to each country upon the later of (i) the expiration of regulatory exclusivity for the product in that country or (ii) 10 years after the first commercial sale in that country. The royalty amount is subject to reduction in certain situations, such as the entry of generic competition in the market.

The Company incurred milestone fees of approximately $0.3 million during the three and nine months ended September 30, 2019. There were no milestone or royalty fees incurred during the three and nine months ended September 30, 2018.

NOTE 6: STOCKHOLDERS’ DEFICIT

The Company’s authorized capital stock consists of 360 million shares of capital stock, par value $0.0001 per share, of which 350 million shares are designated as common stock and 10 million shares are designated as preferred stock.

The holders of the Company’s common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Company’s board of directors; (ii) are entitled to share in all the Company’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the Company’s affairs; (iii) do not have preemptive, subscription or conversion rights (and there are no redemption or sinking fund provisions or rights); and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The Company had reserved shares of common stock for future issuance as follows:

F-B-22

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	September 30,	December 31,
	2019	2018
Outstanding stock options	8,536,713	7,117,002
Warrants to purchase common stock	17,035,214	1,914,316
Shares issuable upon conversion of convertible debt	1,635,299	1,720,224
For possible future issuance under the Amended Omnibus Plan	1,524,708	2,230,057
Total common shares reserved for future issuance	28,731,934	12,981,599

 During the nine months ended September 30, 2019, the Company sold 8,499,340 shares of common stock and issued Short-Term Warrants and Long-Term Warrants to purchase up to 15,120,898 shares of common stock. For further details, see Note 1—Summary of Significant Accounting Policies.

On October 26, 2018, the Company entered into a common stock sales agreement with H.C. Wainwright & Co., LLC and Ladenburg Thalmann & Co., Inc. and filed a prospectus with the SEC to such offering. The Company previously filed a Form S-3 that became effective July 13, 2018 that included the registration of $40 million of its shares of common stock in connection with a potential ATM offering. Pursuant to the sales agreement, the Company may issue and sell shares having an aggregate gross sales price of up to $40 million. The Company is required to pay the sales agents commissions of 3% of the gross sales price per share sold. During the nine months ended September 30, 2019, the Company sold 705,714 shares under the ATM for total net proceeds of approximately $1,675,000. All proceeds were received as of September 30, 2019. The Company voluntarily suspended the ATM facility as of June 24, 2019. Due to suspension of the ATM facility, deferred offering costs of approximately $0.1 million were written off during the nine months ended September 30, 2019.

NOTE 7: SHARE-BASED COMPENSATION

Upon consummation of the Merger, the Company had two stock option plans in existence: the Monster Digital, Inc. 2012 Omnibus Incentive Plan (the “Omnibus Plan”) and the Innovate 2015 Stock Incentive Plan (the “Private Innovate Plan”). During 2018, the Company’s board of directors approved an amendment to the Omnibus Plan to, among other things, formally change the name of the Omnibus Plan to the Innovate Biopharmaceuticals, Inc. 2012 Omnibus Incentive Plan (the “Amended Omnibus Plan”) and increase the number of shares authorized for issuance under the Amended Omnibus Plan to provide for an additional 3,000,000 shares. In addition, the shares reserved for issuance under the Amended Omnibus Plan will automatically increase on the first day of each calendar year beginning in 2019 and ending in 2022 by an amount equal to the lesser of (i) five percent of the number of shares of common stock outstanding as of December 31st of the immediately preceding calendar year or (ii) such lesser number of shares of common stock as determined by the board of directors (the “Evergreen Provision”). On January 1, 2019, the number of shares of common stock available under the Amended Omnibus Plan automatically increased by 1,304,441 shares pursuant to the Evergreen Provision.

The terms of the option agreements are determined by the Company’s board of directors. The Company’s stock options vest based on the terms in the stock option agreements and typically vest over a period of three to four years. These stock options typically have a maximum term of ten years.

Private Innovate Plan

As of September 30, 2019, there were 6,240,792 stock options outstanding under the Private Innovate Plan. Following completion of the Merger, the Company has not issued, and does not intend to issue, any additional awards from the Private Innovate Plan.

The range of assumptions used in estimating the fair value of the options granted or re-measured under the Private Innovate Plan using the Black-Scholes option pricing model for the periods presented were as follows:

F-B-23

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Expected dividend yield	0%	0%	0%	0%
Expected stock-price volatility	—%	66% - 68%	67%	66% - 72%
Risk-free interest rate	—%	2.8% - 3.0%	2.6%	2.7% - 3.0%
Expected term of options	0	8.5 - 9.1	8.2 - 8.7	8.5 - 9.5

The following table summarizes stock option activity under the Private Innovate Plan:

	Number of Shares	Weighted-Average Exercise Price	Aggregate Intrinsic Value	Weighted-Average Remaining Contractual Life (in years)
Outstanding at December 31, 2018	6,340,871	$1.53	$4,978,205	7.7
Options granted	—	—	—
Options forfeited	—	—	—
Options exercised	(100,079)	0.30	—
Outstanding at September 30, 2019	6,240,792	1.55	1,488,775	5.5
Exercisable at September 30, 2019	5,754,913	1.50	1,488,775	5.3
Vested and expected to vest at September 30, 2019	6,223,897	$1.54	$1,488,775	5.5

There were no options granted under the Private Innovate Plan during the three and nine months ended September 30, 2019 and 2018. The total intrinsic value of options exercised was approximately $81,000 during the nine months ended September 30, 2019.

The total fair value of stock option awards vested during the nine months ended September 30, 2019 under the Private Innovate Plan was approximately $434,000. As of September 30, 2019, there was approximately $0.6 million of total unrecognized compensation cost related to unvested stock-based compensation arrangements under the Private Innovate Plan, which is expected to be recognized over a weighted average period of 1.6 years.

The Private Innovate Plan provides for accelerated vesting under certain change-of-control transactions, if approved by the Company’s board of directors.

Amended Omnibus Plan

As of September 30, 2019, there were options to purchase 2,295,921 shares of Innovate common stock outstanding under the Amended Omnibus Plan and 1,524,708 shares available for future grants under the Amended Omnibus Plan.

The range of assumptions used in estimating the fair value of the options granted or re-measured under the Amended Omnibus Plan using the Black-Scholes option pricing model for the periods presented were as follows:

F-B-24

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Expected dividend yield	0%	0%	0%	0%
Expected stock-price volatility	67 - 69%	65% - 73%	67% – 72%	65% - 73%
Risk-free interest rate	1.5% – 1.9%	2.8% - 3.1%	1.5% – 2.7%	2.8% - 3.1%
Expected term of options	5.0 – 10.0	5.0 - 10.0	5.0 – 10.0	5.0 - 10.0

The following table summarizes stock option activity under the Amended Omnibus Plan:

	Number of Shares	Weighted-Average Exercise Price	Aggregate Intrinsic Value	Weighted-Average Remaining Contractual Life (in years)
Outstanding at December 31, 2018	776,131	$5.79	$—	7.4
Options granted	1,872,500	1.23	—
Options forfeited	(352,710)	6.02	—
Options exercised	—	—	—
Outstanding at September 30, 2019	2,295,921	2.00	—	9.2
Exercisable at September 30, 2019	908,547	2.57	—	8.6
Vested and expected to vest at September 30, 2019	2,181,286	$2.03	$—	9.2

The weighted-average grant date fair value of options granted under the Amended Omnibus Plan was $0.62 and $0.76 during the three and nine months ended September 30, 2019, respectively. The weighted-average grant date fair value of options granted under the Amended Omnibus Plan was $4.06 during the three and nine months ended September 30, 2018.

The total fair value of stock option awards vested under the Amended Omnibus Plan was approximately $849,000 during the nine months ended September 30, 2019. As of September 30, 2019, there was approximately $1.3 million of total unrecognized compensation cost related to unvested stock-based compensation arrangements under the Amended Omnibus Plan. This cost is expected to be recognized over a weighted average period of 3.0 years.

The Amended Omnibus Plan provides for accelerated vesting under certain change-of-control transactions, if approved by the Company’s board of directors.

During the nine months ended September 30, 2019, the board approved grants of 490,000 RSUs. 390,000 of the RSUs vested immediately on the date of grant; the remaining 100,000 RSUs vest 50% on the date of grant and the remainder pro-rata over six months following the date of grant. The weighted-average fair value of RSUs granted during the nine months ended September 30, 2019 was $1.44 and the Company recognized share-based compensation expense for the RSUs of approximately $31,000 and $670,000 during the three and nine months ended September 30, 2019, respectively. There were no RSUs granted during the three months ended September 30, 2019 or the three and nine months ended September 30, 2018.

Total share-based compensation expense recognized in the accompanying statements of operations was as follows:

F-B-25

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Research and development	$320,000	$(2,950,000)	$763,000	$2,467,000
General and administrative	580,000	(181,000)	1,515,000	1,392,000
Total share-based compensation	$900,000	$(3,131,000)	$2,278,000	$3,859,000

NOTE 8: COMMITMENTS AND CONTINGENCIES

Clinical Trial Agreement

From time to time, the Company enters into agreements with contract research organizations and other service providers. In August 2018, the Company entered into such an agreement for its planned Phase 3 trial for the treatment of celiac disease. Under this agreement, the Company expects to pay approximately $1.1 million for data management over the course of the Phase 3 celiac disease trial for data management and biostatistics services.

Employment Agreements

Prior to March 11, 2018, the Company was party to employment agreements with certain executives of the Company. Under the terms of these agreements, the Company agreed to pay the executives certain payments upon the achievement of financial milestone events. These milestone events were based on total debt or equity funding received by the Company. During the nine months ended September 30, 2018, financial milestone events were achieved through the Merger and Equity Issuance events and the Company paid these executives approximately $1.1 million in accordance with the agreements.

On March 11, 2018, the Company entered into amended and restated executive employment agreements with the executives and new executive employment agreements with certain new executives (the “Executive Agreements”). The Executive Agreements provide an annual base salary and the opportunity to participate in the Company’s equity compensation, employee benefit and bonus plans once they are established and approved by the Company’s board of directors. The Executive Agreements contain severance provisions if the executives are terminated under certain conditions that would provide the executive with 12 months of their base salary and up to 12 months of continuation of health insurance benefits.

In November 2018 and February 2019, the Company entered into separation and general release agreements with two former executives of the Company that included separation benefits consistent with each former executives’ employment agreement. The Company recognized severance expense totaling $0.3 million during the nine months ended September 30, 2019, which is being paid in equal installments over 12 months beginning February 2019. There was no severance expense recognized during the three months ended September 30, 2019. The remaining accrued severance obligation in respect of the two former executives is $0.2 million as of September 30, 2019, which is included in accrued expenses on the accompanying condensed balance sheet.

Office Lease

In October 2017, the Company entered into a three-year lease for office space that expires on September 30, 2020. Base annual rent is $60,000, or $5,000 per month. Monthly payments of $5,000 are due and payable over the 24-month term. A security deposit of $5,000 was paid in October 2017. The lease contains a two-year renewal option.

Effective January 1, 2019, the Company adopted ASC 842 using the transition approach described in Note 1—Summary of Significant Accounting Policies. On the adoption date, the Company estimated the present value of the lease payments over the remaining term of the lease using a discount rate of 12%, which represented the Company’s

F-B-26

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

estimated incremental borrowing rate. The two-year renewal option was excluded from the lease payments as the Company concluded the exercise of this option was not considered reasonably certain.
Operating lease cost under ASC 842 was approximately $15,000 and $45,000 for the three and nine months ended September 30, 2019 and is included in general and administrative expenses on the accompanying condensed statement of operations and comprehensive loss. Lease expense under ASC 840 was $15,000 and $45,000 for the three and nine months ended September 30, 2018 and is included in general and administrative expenses on the accompanying condensed statements of operations and comprehensive loss. The total cash paid for amounts included in the measurement of the operating lease liability and reported within operating activities was less than $0.1 million during the nine months ended September 30, 2019.
Future minimum payments under the Company’s lease liability were as follows:

Year ended December 31,	Operating Leases
2019	$15,000
2020	45,000
Total lease payment	60,000
Less: imputed interest	(3,725)
Total	$56,275
Legal

In prior filings, the Company reported a claim filed in the Superior Court of the State of Delaware regarding a former consultant of the Company who was compensated in cash and stock options for his services, demanding damages of up to approximately $3.6 million plus punitive damages in connection with a delay in such consultant’s ability and timing to exercise options and sell shares of the Company’s common stock related to past consulting services. As previously disclosed, the Company strongly denies any wrongdoing alleged in the threatened litigation and firmly believes the allegations in the complaint are entirely without merit and intends to defend against them vigorously. On October 15, 2019, the court granted the Company’s motion to dismiss and concluded the plaintiff failed to sufficiently assert claims. On November 6, 2019, the plaintiff filed a notice of appeal to the Delaware Supreme Court. The Company is unable to estimate the amount of a potential loss or range of potential loss, if any.

From time to time, the Company could become involved in disputes and various litigation matters that arise in the normal course of business. These may include disputes and lawsuits related to intellectual property, licensing, contract law and employee relations matters. Periodically, the Company reviews the status of significant matters, if any exist, and assesses its potential financial exposure. If the potential loss from any claim or legal claim is considered probable and the amount can be estimated, the Company accrues a liability for the estimated loss. Legal proceedings are subject to uncertainties, and the outcomes are difficult to predict; therefore, accruals are based on the best information available at the time. As additional information becomes available, the Company reassesses the potential liability related to pending claims and litigation.

Note 9: Subsequent Events

Agreement and Plan of Merger and Reorganization with RDD Pharma, Ltd.

On October 6, 2019, the Company entered into an Agreement and Plan of Merger and Reorganization pursuant to which the Company agreed to acquire all of the outstanding capital stock of privately-held RDD Pharma, Ltd., an Israel corporation (“RDD”), in exchange for a combination of common and preferred shares to be issued by the Company to the existing RDD shareholders (the “RDD Merger”). The RDD Merger includes a concurrent capital raise led by OrbiMed Advisors LLC, with a minimum funding requirement of $10 million (the “RDD Merger Financing”). Following completion of the RDD Merger and the RDD Merger Financing, on an as-converted, fully diluted basis, the current Innovate stockholders will own approximately 58.5% of the combined company’s capital stock and the current RDD stockholders will own approximately 41.5% of the combined company’s capital stock. The final allocation is subject

F-B-27

INNOVATE BIOPHARMACEUTICALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

to adjustment based on the final capital invested in the RDD Merger Financing. At the effective time of the RDD Merger, the Company intends to file an amendment to its certificate of incorporation to change its name from Innovate Biopharmaceuticals, Inc. to 9 Meters Biopharma, Inc. The closing of the RDD Merger is subject to customary closing conditions.
No assurance can be given that the RDD Merger and the RDD Merger Financing will be consummated at all or, if consummated, will be consummated on the terms and conditions set forth herein.

F-B-28

ANNEX A
PRO-FORMA FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 6, 2019, the Company entered into an Agreement and Plan of Merger and Reorganization pursuant to which the Company (or “Innovate”) agreed to acquire all of the outstanding capital stock of privately-held RDD Pharma, Ltd., an Israel corporation (“RDD”), in exchange for common shares to be issued by the Company to the existing RDD shareholders (the “RDD Merger”). On December 17, 2019, the parties entered into a First Amendment to the Merger Agreement. The RDD Merger includes a concurrent capital raise led by OrbiMed Advisors LLC, with a minimum funding commitment of $10 million (the “Financing”). The Financing will dilute the Company’s stockholders and former RDD shareholders pro rata as the result of the issuance of additional Company Common Shares. Following completion of the RDD Merger and the Financing, on an as-converted, fully diluted basis, it is expected that the current Innovate stockholders will own approximately 55.7% of the combined company’s capital stock. The final allocation is subject to adjustment based on the final capital invested in, and the final terms of, the Financing. At the effective time of the RDD Merger, the Company intends to file an amendment to its certificate of incorporation to change its name from Innovate Biopharmaceuticals, Inc. to 9 Meters Biopharma, Inc.

On April 29, 2019 the “Company entered into a securities purchase agreement (the “SPA”) with certain purchasers (the “Purchasers”), whereby the Company, among other things, issued to the Purchasers warrants (the “Purchaser Warrants”) to purchase shares of the Company’s common stock (“Common Stock”). On May 1, 2019, 4,534,186 Purchaser Warrants were outstanding. On December 19, 2019, the Company and each of the Purchasers entered into separate exchange agreements (the “Exchange Agreements”), pursuant to which the Company agreed to issue to the Purchasers an aggregate of 5,441,023 shares of Common Stock (the “Exchange Shares”), at a ratio of 1.2 Exchange Shares for each Purchaser Warrant, in exchange for the cancellation and termination of all of the 4,534,186 outstanding Purchaser Warrants (the “Exchange”).

The Company has begun discussions with its other warrant holders regarding a similar exchange or conversion at a reduced strike price. While there can be no assurances these transactions will be consummated, for purpose of these pro forma financial statements the Company has assumed an exchange of one Exchange Shares for each Warrants. This assumption is subject to significant revision.

The following unaudited pro forma condensed combined financial statements give effect to the proposed merger between the Company and RDD assuming the merger was completed on January 1, 2018 and January 1, 2019. The merger will be accounted for as an asset acquisition in accordance with ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”). Under ASU 2017-01, for the purpose of these unaudited pro forma condensed combined financial statements, management of the Company has estimated a preliminary estimated purchase price, further described in Note 2 to these unaudited pro forma condensed combined financial statements. The net tangible and intangible assets acquired, and liabilities assumed in connection with the transaction are recorded at their estimated acquisition date fair values. Any excess of purchase price over fair value of identified assets acquired and liabilities assumed will be expensed as in-process research and development. A final determination of these estimated fair values will be based on the actual net tangible and intangible assets of RDD that exist as of the date of completion of the transaction.

A-1

Pro Forma Information

The unaudited pro forma condensed combined balance sheets as of December 31, 2018 and September 30, 2019, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 are based on the historical consolidated results of operations of the Company and RDD. The unaudited pro forma condensed combined balance sheet as of December 31, 2018 assumes that the merger took place on December 31, 2018 and combines the historical balance sheets of the Company and RDD as of December 31, 2018. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 assumes that the merger took place on January 1, 2018. The unaudited pro forma condensed combined balance sheet as of September 30, 2019 assumes that the merger took place on September 30, 2019 and combines the historical balance sheets of the Company and RDD as of September 30, 2019. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 assumes that the merger took place on January 1, 2019 and combines the historical results of the Company and RDD. The historical financial statements of RDD are provided elsewhere in this proxy statement.

The unaudited pro forma condensed combined financial statements are based on the assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma condensed combined financial statements and pro forma adjustments have been prepared based on preliminary estimates of fair value of assets acquired and liabilities assumed. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of the actual capital raised in the Financing, the amount of cash used by either company’s operations between the signing of the Merger Agreement and the closing of the merger, the timing of closing of the merger and other changes in both companies’ assets and liabilities that occur prior to the completion of the merger.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the acquisition. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Innovate and RDD been a combined company during the specified periods. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the audited financial statements of the Company and RDD for the year ended December 31, 2018 and the unaudited condensed financial statements of the Company and RDD for the nine months ended September 30, 2019 as included elsewhere in this proxy statement or the accompanying Innovate Annual Report on Form 10-K.

A-2

Unaudited Pro Forma Condensed Combined Balance Sheets
September 30, 2019

	Historical Innovate	Historical RDD	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$8,863,796	$668,000	$10,000,000	C	$21,383,790
			1,851,994	D
Restricted deposit	75,000	—	—		75,000
Prepaid expenses and other current assets	781,092	23,000	—		804,092
Total current assets	9,719,888	691,000	11,851,994		22,262,882

Property and equipment, net	28,466	44,000	—		72,466
Right-of-use asset	56,275	—	—		56,275
Other assets	5,580	—	—		5,580
Total assets	$9,810,209	$735,000	$11,851,994		$22,397,203

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$3,056,902	$172,000	$—		$3,228,902
Accrued expenses	1,863,225	468,000	2,800,000	E	5,281,725
			150,500	E
Convertible note payable, net	3,875,709	—	—		3,875,709
Derivative liability	770,000	—	—		770,000
Warrant liabilities	3,188,300	651,000	(3,188,300)	D	—
			(651,000)	A
Accrued interest	314,721	—	—		314,721
Lease liability, current portion	56,275	—	—		56,275
Liability for employees rights upon retirement	—	36,000	—		36,000
Total current liabilities	13,125,132	1,327,000	(888,800)		13,563,332

Commitments and contingencies
Redeemable convertible preferred stock	—	25,941,000	(25,941,000)	A	—

Stockholders’ deficit:
Preferred stock	—	—	—		—
Common stock	3,589	—	1,779	D	5,368
Additional paid-in capital	58,341,695	—	10,000,000	C	119,369,110
			48,407,415	D
			59,000	A
			2,561,000	E
Accumulated deficit	(61,660,207)	(26,533,000)	(43,368,900)	D	(110,540,607)
			(2,800,000)	E
			26,533,000	A
			(150,500)	E
			(2,561,000)	E
Total stockholders’ deficit	(3,314,923)	(26,533,000)	38,681,794		8,833,871
Total liabilities and stockholders’ deficit	$9,810,209	$735,000	$11,851,994		$22,397,203

A-3

Unaudited Pro Forma Condensed Combined Statements of Operations
Nine Months Ended September 30, 2019

	Historical Innovate	Historical RDD	Pro Forma Adjustments		Pro Forma Combined
Operating expenses:
Research and development	$8,215,079	$882,000	$22,800,996	B	$31,898,075
General and administrative	8,728,714	1,149,000	(254,308)	F	9,623,406
Total operating expenses	16,943,793	2,031,000	22,546,688		41,521,481

Loss from operations	(16,943,793)	(2,031,000)	(22,546,688)		(41,521,481)

Other income (expense):
Interest income	$156,945	$—	$—		$156,945
Interest expense	(1,330,923)	(14,000)	—		(1,344,923)
Loss on extinguishment of convertible note payable	(1,049,166)	—	—		(1,049,166)
Change in fair value of derivative liability and extinguishment of derivative liability	881,000	—	—		881,000
Change in fair value of warrant liabilities	141,700	2,000	—		143,700
Warrant inducement expense	—	—	(43,368,900)	D	(43,368,900)
Total other income (expense), net	(1,200,444)	(12,000)	(43,368,900)		(44,581,344)

Net loss	(18,144,237)	(2,043,000)	(65,915,588)		(86,102,825)
Accretion of redeemable convertible preferred shares	—	(9,285,000)	—		(9,285,000)
Net loss attributable to ordinary shareholders	$(18,144,237)	$(11,328,000)	$(65,915,588)		$(95,387,825)

A-4

Unaudited Pro Forma Condensed Combined Balance Sheets
December 31, 2018

	Historical Innovate	Historical RDD	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$5,728,900	$2,375,000	$10,000,000	C	$19,955,894
			1,851,994	D
Restricted deposit	75,000	—	—		75,000
Prepaid expenses and other current assets	609,613	26,000			635,613
Total current assets	6,413,513	2,401,000	11,851,994		20,666,507

Property and equipment, net	35,095	49,000	—		84,095
Right-of-use asset	—	—	—		—
Other assets	5,580	—	—		5,580
Total assets	$6,454,188	$2,450,000	$11,851,994		$20,756,182

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$3,618,634	$107,000	—		3,725,634
Accrued expenses	826,327	223,000	2,800,000	E	4,254,135
			150,500	E
			254,308	F
Convertible note payable, net	5,196,667	—	—		5,196,667
Derivative liability	370,000	—	—		370,000
Warrant liabilities	—	653,000	(653,000)	A	—
Liability for employees rights upon retirement		36,000	—		36,000
Accrued interest	101,624	—	—		101,624
Total current liabilities	10,113,252	1,019,000	2,551,808		13,684,060

Commitments and contingencies
Redeemable convertible preferred stock	$—	$16,656,000	(16,656,000)	A	—
Stockholders’ deficit:
Preferred stock	—	—	—		—
Common stock	2,609	—	1,779	D	4,388
Additional paid-in capital	39,854,297	447,000	10,000,000	C	100,345,712
			48,407,415	D
			1,637,000	A
Accumulated deficit	(43,515,970)	(15,672,000)	(46,557,200)	D	(93,277,978)
			(2,800,000)	E
			15,672,000	A
			(150,500)	E
			(254,308)	F
Total stockholders’ equity (deficit)	(3,659,064)	(15,225,000)	25,956,186		7,072,122
Total liabilities and stockholders’ deficit	$6,454,188	$2,450,000	$11,851,994		$20,756,182

A-5

Unaudited Pro Forma Condensed Combined Statements of Operations
Year Ended December 31, 2018

	Historical Innovate	Historical RDD	Pro Forma Adjustments		Pro Form Combined
Operating expenses:
Research and development	$7,559,077	$1,929,000	$22,800,996	B	$32,289,073
General and administrative	10,664,991	632,000	—		11,296,991
Total operating expenses	18,224,068	2,561,000	22,800,996		43,586,064

Loss from operations	(18,224,068)	(2,561,000)	(22,800,996)		(43,586,064)

Other income (expense):
Interest income	163,832	—	—		163,832
Interest expense	(6,152,043)	3,000	—		(6,149,043)
Loss on extinguishment of convertible note payable	—	—	—		—
Change in fair value of derivative liability and extinguishment of derivative liability	50,000	—	—		50,000
Change in fair value of warrant liabilities	—	77,000	—		77,000
Warrant inducement expense	—	—	(46,557,200)		(46,557,200)
Total other income (expense), net	(5,938,211)	80,000	(46,557,200)		(52,415,411)

Net loss	(24,162,279)	(2,481,000)	(69,358,196)		(96,001,475)
Accretion of redeemable convertible preferred shares	—	—	—		—
Net loss attributable to ordinary shareholders	(24,162,279)	(2,481,000)	(69,358,196)		(96,001,475)

A-6

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of Transaction and Basis of Presentation
Description of Transaction
On October 6, 2019, the Company entered into an Agreement and Plan of Merger and Reorganization pursuant to which the Company agreed to acquire all of the outstanding capital stock of privately-held RDD, in exchange for common shares to be issued by the Company to the existing RDD shareholders (the “RDD Merger”). On December 17, 2019, the parties entered into a First Amendment to the Merger Agreement. The RDD Merger includes a concurrent capital raise led by OrbiMed Advisors LLC, with a minimum funding commitment of $10 million (the “Financing”). The Financing will dilute the Company’s stockholders and former RDD shareholders pro rata as the result of the issuance of additional Company Common Shares. Following completion of the RDD Merger and the Financing, on an as-converted, fully diluted basis, it is expected that the current Innovate stockholders will own approximately 55.7% of the combined company’s capital stock. The final allocation is subject to adjustment based on the final capital invested in, and the final terms of, the Financing. At the effective time of the RDD Merger, the Company intends to file an amendment to its certificate of incorporation to change its name from Innovate Biopharmaceuticals, Inc. to 9 Meters Biopharma, Inc. The closing of the RDD Merger is subject to customary closing conditions.
The closing of the RDD Merger is subject to customary closing conditions. The Company is targeting completion of the RDD Merger and the Financing in early 2020; however, no assurance can be given that the RDD Merger and the Financing will be consummated at all or, if consummated, will be consummated on the terms and conditions set forth herein.
On April 29, 2019 the “Company entered into a securities purchase agreement (the “SPA”) with certain purchasers (the “Purchasers”), whereby the Company, among other things, issued to the Purchasers warrants (the “Purchaser Warrants”) to purchase shares of the Company’s common stock (“Common Stock”) on May 1, 2019 4,534,186 Purchaser Warrants were outstanding. On December 19, 2019, the Company and each of the Purchasers entered into separate exchange agreements (the “Exchange Agreements”), pursuant to which the Company agreed to issue to the Purchasers an aggregate of 5,441,023 shares of Common Stock (the “Exchange Shares”), at a ratio of 1.2 Exchange Shares for each Purchaser Warrants, in exchange for the cancellation and termination of all of the 4,534,186 outstanding Purchaser Warrants (the “Exchange”).
The Company has begun discussions with its other warrant holders regarding a similar exchange or conversion at a reduced strike price. While there can be no assurances these transactions will be consummated for purpose of these pro forma financial statements the Company has assumed an exchange of one share of common stock for each warrant tendered. This assumption is subject to significant revision.

Basis of Presentation
The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission (the “SEC”). The unaudited pro forma condensed combined balance sheets as of December 31, 2018 and September 30, 2019 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019

A-7

are based on the historical consolidated results of operations of the Company and RDD. The unaudited pro forma condensed combined balance sheet as of December 31, 2018 assumes that the merger took place on December 31, 2018 and combines the historical balance sheets of the Company and RDD as of December 31, 2018. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 assumes that the merger took place as of January 1, 2018. The unaudited pro forma condensed combined balance sheet as of September 30, 2019 assumes that the merger took place on September 30, 2019 and combines the historical balance sheets of the Company and RDD as of September 30, 2019. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 assumes that the merger took place on January 1, 2019 and combines the historical results of the Company and RDD.

The merger will be accounted for as an asset acquisition under US GAAP. For the purpose of these unaudited pro forma condensed combined financial statements, management of the Company has estimated a preliminary estimated purchase price, further described in Note 2-Preliminary Purchase Price to these unaudited pro forma condensed combined financial statements. The net tangible and intangible assets acquired, and liabilities assumed in connection with the transaction are recorded at their estimated acquisition date fair values. Any excess of purchase price over fair value of identified assets acquired and liabilities assumed will be expensed as in-process research and development. A final determination of these estimated fair values will be based on the actual net tangible and intangible assets of RDD that exist as of the date of completion of the transaction.

To the extent there are significant changes to the business following completion of the merger, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial statements could change significantly. Accordingly, the pro forma purchase price adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the merger. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.

2.	Preliminary Purchase Price
The preliminary estimated purchase price of the merger is $22.7 million using the Company’s share price for its common stock and its common shares outstanding as of the close of business on November 30, 2019. The estimated fair value of the net assets acquired is $.7 million.

Management of the Company has preliminarily concluded the proposed merger is a business combination and will apply the acquisition method of accounting. Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of RDD based on their estimated fair values as of the proposed merger closing date. The excess of the purchase price over the fair value of assets acquired and liabilities assumed will be expensed as in-process research and development. To the extent the actual purchase price varies from the estimated purchase price used in these unaudited pro forma condensed combined financial statements, the impact will be an increase in in-process research and development.

The preliminary allocation of the estimated total purchase price of the proposed merger is as follows (in thousands):

A-8

Fair value of RDD net assets	$700
In-process research and development (expense)	22,000
Total purchase consideration	$22,700

The preliminary estimated fair values of the acquired assets and assumed liabilities of RDD as of September 30, 2019 is as follows (in thousands):

Net tangible assets	$700
Estimated fair value of net assets acquired	$700

Assuming the merger occurred on September 30, 2019, the purchase price allocation reflects positive net tangible assets; however, RDD will continue to fund its operations through the close of the merger with cash on hand. As such, the Company does not expect to acquire any substantive amount of cash or net tangible assets upon consummation of the merger. The allocation of the estimated purchase price is preliminary because the proposed merger has not yet been completed. The purchase price allocation will remain preliminary until the Company determines the fair values of assets acquired and liabilities assumed. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the merger and will be based on the fair values of the assets acquired and liabilities assumed as of the merger closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

3.	Pro Forma Adjustments
Pro forma adjustments are necessary to reflect the acquisition consideration exchanged and to adjust amounts related to the tangible assets and liabilities of RDD to reflect the preliminary estimate of their fair values, and to reflect the impact on the balance sheets and statements of operations of the merger as if the companies had been combined during the periods presented therein. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

A.
To reflect the elimination of RDD’s historical stockholders’ equity balances, including accumulated deficit and warrant liabilities (which will be cancelled upon closing of the merger) and the conversion of RDD’s redeemable convertible preferred stock.

B.
To reflect the issuance of Company shares to existing shareholders of RDD and acquisition of new drug compounds associated with assets acquired that have not achieved regulatory approval and have no alternative future use without significant future development. These amounts are expensed as in-process research and development expense.

C.	To reflect minimum of $10 million in cash expected to be received and equity issued upon the close of the Financing.

D.	To reflect the conversion of the Company’s warrants (including inducement costs) for the nine months ended September 30, 2019 and the year ended December 31, 2018.

A-9

E.
To record $5.5 million of estimated transaction costs that were not incurred as of December 31, 2018 or September 30, 2019. These costs include approximately $2.0 million of severance liabilities in relation to termination of Innovate employees upon consummation of the merger and $2.6 million in non-cash stock compensation expense in relation to acceleration of employee and board options upon consummation of the merger.

F.	To eliminate non-recurring transaction costs incurred during the nine months ended September 30, 2019.

A-10